As filed with the Securities and Exchange Commission on October 15, 2014

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

____________________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________

OMAGINE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	9995	20-2876380
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, Suite 4815-17

New York, New York 10118

(212) 563-4141

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Frank J. Drohan, Chief Executive Officer and Chief Financial Officer

Omagine, Inc.

350 Fifth Avenue, Suite 4815-17

New York, New York 10118

(212) 563-4141

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael Ference, Esq.

David Manno, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

(212) 930-9700

(212) 930-9725 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

i

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	3,085,822	(1)	$2.77	(2)	$8,547,727	$1,101

(1)	Represents Common Shares offered by the Selling Stockholder. Includes an indeterminable number of additional Common Shares, pursuant to Rule 416 under the Securities Act, that may be issued to prevent dilution from stock splits, stock dividends or similar transaction that could affect the Common Shares to be offered by Selling Stockholder.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCQB marketplace on October 14, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities & Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus (“Prospectus”) is not complete and may be changed. The Selling Stockholder may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED OCTOBER 15, 2014

OMAGINE, INC.

3,085,822 Shares of Common Stock

This Prospectus relates to the public offering of up to 3,085,822 shares of Omagine, Inc.’s $0.001 par value per share common stock (the "Common Stock" or “Common Shares”) by YA Global Master SPV Ltd (“YA”) or any of YA’s pledgees, assignees or successors-in-interest (each a “Selling Stockholder”). The Securities and Exchange Commission (“SEC”) may take the view that, under certain circumstances, any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. YA has informed us that it is an “underwriter” within the meaning of the Securities Act. The Selling Stockholder may sell Common Shares from time to time in the principal market on which the Registrant’s Common Stock is quoted and traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of those Common Shares being sold by the Selling Stockholder. We will pay the expenses of registering these Common Shares.

The Common Stock is quoted on the over-the-counter market on the OTCQB and trades under the symbol “OMAG”. The last reported sale price of the Common Stock on the OTCQB on October 14, 2014 was $2.94 per Common Share.

The Selling Stockholder is offering these Common Shares. The Selling Stockholder may sell all or a portion of these Common Shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Stockholder will receive all proceeds from such sales of the Common Shares. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

Ignoring any caps on the number of Common Shares that the Selling Stockholder may own at any time and based on the $2.94 closing market price for a Common Share on October 14, 2014 and applying the 5% discount as provided for in the 2014 SEDA and adding the 85,822 Common Shares beneficially owned by YA prior to the date of this Prospectus, the Selling Stockholder may sell 1,876,012 Common Shares under this Prospectus. We will file a new registration statement to cover the resale of any additional shares in the event that the number of shares actually sold to YA under the 2014 SEDA exceeds 3,000,000 shares.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

In their opinion on our 2013 audited financial statements contained in this Prospectus, our auditors have expressed substantial doubt about our ability to continue as a going concern. Although we have entered into the 2014 SEDA and have recently raised additional capital via private placements of restricted Common Shares, we estimate that, absent our obtaining any additional working capital, we can continue as a going concern for approximately between eleven and fifteen months from the date of this Prospectus (See: “Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations”).

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October , 2014.

iii

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this Prospectus or that we have referred you to via this Prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us except for the information contained in this Prospectus. The information contained in this Prospectus is complete and accurate only as of the date on the front cover page of this Prospectus regardless of when the time of delivery of this Prospectus or the sale of any Common Stock occurs. Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus or that the information contained herein this Prospectus by reference thereto is correct as of any time after its date.

The Selling Stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission (“Registration Statement”) is effective. This Prospectus is not an offer to sell nor is it a solicitation of an offer to buy Common Shares in any jurisdiction in which such offer or sale is not permitted.

iv

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus and in the documents incorporated by reference into this Prospectus. This summary does not contain all the information you should consider before investing in the Common Stock. Before making an investment decision, you should carefully read the entire Prospectus and the documents incorporated by reference into this Prospectus, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this Registration Statement and Prospectus, the term "Registrant" refers to Omagine, Inc. and the terms "Company", "we," "us," or "our" refer to Omagine, Inc. and its consolidated subsidiaries unless the context otherwise requires.

General

Omagine, Inc. (“Omagine” or the “Registrant”) was incorporated in Delaware in October 2004 and is a holding company which conducts substantially all its operations through its 60% owned subsidiary Omagine LLC, an Omani limited liability corporation (“LLC”) and its wholly-owned subsidiary Journey of Light, Inc., a New York corporation (“JOL”). Omagine, JOL and LLC are collectively referred to herein as the "Company". The Company is a development stage entity (“DSE”) as defined in ASC 915 issued by the Financial Accounting Standards Board (“FASB”) and is focused on entertainment, hospitality and real-estate development opportunities in the Middle East and North Africa (the “MENA Region”) and on the design and development of unique tourism destinations.

JOL was acquired by Omagine in October 2005. In November 2009, Omagine and JOL organized LLC as a limited liability company under the laws of the Sultanate of Oman ("Oman") to design, develop, own and operate our initial project – a mixed-use tourism and real-estate development project in Oman named the “Omagine Project”.

The contract between the Government of Oman (the “Government”) and LLC that governs the design, development, construction, management and ownership of the Omagine Project, the use and sale by LLC of the land within the Omagine Project, and the Government’s and LLC’s rights and obligations with respect to the Omagine Project, is the “Development Agreement” (or, the “DA”). LLC and the Minister of Tourism of Oman on behalf of the Government signed the Development Agreement on October 2, 2014. (See: Exhibits 10.24 and 10.25). The DA will now also be signed and ratified by the Ministry of Finance of Oman (“MOF”), which signature and ratification is expected to occur within thirty days from the date hereof.

The Omagine Project will be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat and approximately six miles from Muscat International Airport (the "Omagine Site").

The contracts between the Government and LLC governing the land constituting the Omagine Site are the DA and the “Usufruct Agreement” (the “UA”) .. The UA is also an exhibit to the DA and is incorporated by reference into the DA. In the event of any conflict between the terms of the UA and the terms of the DA, the terms of the DA control. The UA is expected to be signed by the Minister of Tourism within seven days from the date hereof after which the UA will be officially transmitted by the Ministry of Tourism (“MOT”) to the Ministry of Housing (“MOH”) for signature by the Minister of Housing. After signature by the Minister of Housing, the MOH will contact LLC to arrange for a representative of LLC to come to MOH and counter-sign the UA and to register it with MOH and pay the appropriate registration fee.

The foregoing processes are routine but not automatic and they are expected to be completed within thirty days from the date hereof. No assurance however can be given at this time about when or if these processes of ratification of the DA by MOF or registration of the UA by MOH will be completed until they are actually completed.

The Omagine Project is planned to be an integration of cultural, heritage, educational, entertainment and residential components, including: hotels, commercial buildings, retail establishments and more than two thousand residences to be developed for sale.

Omagine and JOL initially capitalized LLC at 20,000 Omani Rials [$52,000] (the “OMAG Initial Equity Investment”) and Omagine’s 100% ownership of LLC was later reduced to 60% pursuant to a shareholders’ agreement (the “Shareholder Agreement”) signed in May 2011 by Omagine, JOL and three new LLC minority investors (the “New Shareholders”). The New Shareholders are the office of Royal Court Affairs (“RCA”) and two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”).

1

Pursuant to the provisions of the Shareholder Agreement, LLC sold newly issued shares of its capital stock to Omagine and the New Shareholders for an aggregate cash investment amount of 26,968,125 Omani Rials [$70,117,125] (the “New Investment”), plus a non-cash payment-in-kind investment of the land constituting the Omagine Site (the “PIK”).

The 26,968,125 Omani Rial [$70,117,125] aggregate cash New Investment was or will be invested in two stages.

The first stage was invested before the DA was signed.

The second stage will be invested by Omagine and each of the New Shareholders (each investment, a “Deferred Cash Investment”) after the date hereof and in the amounts - and subject to the satisfaction of the conditions precedent for each such Deferred Cash Investment - as specified below.

The first stage of the New Investment into LLC consisting of an aggregate of 130,000 Omani Rials [$338,000] was made by Omagine and the New Shareholders before the DA was signed, as follows:

i.	Omagine invested an additional 70,000 Omani Rials [$182,000] into LLC for a total investment to date by Omagine of 90,000 Omani Rials [$234,000], and
ii.	The New Shareholders invested an aggregate of 60,000 Omani Rials [$156,000] into LLC.

LLC is presently capitalized at 150,000 Omani Rials [$390,000] and, as of the date hereof, Omagine has also advanced LLC an additional 70,000 Omani Rials [$182,000].

Each of Omagine and the New Shareholders has also agreed in the Shareholder Agreement to make a Deferred Cash Investment into LLC subject to the satisfaction of certain conditions precedent.

The aggregate Deferred Cash Investment portion of the New Investment consisting of 26,838,125 Omani Rials [$69,779,125] will be invested on or before the “Financing Agreement Date” (as that term is defined below and in the Shareholder Agreement), as follows:

i.	The single condition precedent to Omagine’s Deferred Cash Investment amount of 210,000 Omani Rials ($546,000) is the signing of the DA. Now that the DA is signed, that condition precedent to Omagine’s Deferred Cash Investment is satisfied and Omagine will invest an additional 210,000 Omani Rials ($546,000) before the Financing Agreement Date (the “OMAG Final Equity Investment”), 70,000 Omani Rials of which ($182,000) has been advanced to LLC by Omagine as of the date hereof, and
ii.	The two conditions precedent to RCA’s Deferred Cash Investment amount of 7,640,625 Omani Rials ($19,865,625) are (i) the signing of the DA (which condition precedent has been satisfied), and (ii) the occurrence of the Financing Agreement Date, and
iii.	The three conditions precedent to CCIC’s Deferred Cash Investment amount of 18,987,500 Omani Rials ($49,367,500) [to be invested by two CCIC subsidiaries] are (i) the signing of the DA (which condition precedent has been satisfied), (ii) the occurrence of the Financing Agreement Date, and (iii) the appointment by LLC of CCIC’s Omani subsidiary as the general contractor for the Omagine Project.

In addition to its Deferred Cash Investment mentioned in (ii) above, RCA is making a further non-cash investment into LLC – the PIK – which investment will be perfected concurrent with the registration of the Usufruct Agreement at the MOH. The value of the PIK will be determined at a later date by appraisal. (See: “Description of Business – The Shareholder Agreement / LLC Capital Structure” and Exhibit 10.5).

The Company presently focuses the majority of its efforts on the business of LLC and specifically on the Omagine Project. Our website address is www.omagine.com. Our website and the information contained on our website are not incorporated into this Prospectus or the Registration Statement of which this Prospectus forms a part. Further, our references to the URL for our website are intended to be inactive textual references only.

Our principal executive offices are located at 350 Fifth Avenue, Suite 4815-17, New York, N.Y., 10118. Our telephone number is (212) 563-4141.

The Standby Equity Distribution Agreement

On April 22, 2014, Omagine and YA entered into a two year Standby Equity Distribution Agreement which was amended (See Exhibit 10.26) by an agreement dated October 10, 2014 (the “SEDA Amendment”). The Standby Equity Distribution Agreement as amended by the SEDA Amendment is referred to herein as the “2014 SEDA”. Omagine issued 85,822 restricted Common Shares to an affiliate of YA in satisfaction of a $150,000 commitment fee due under the 2014 SEDA. Unless earlier terminated in accordance with its terms, the 2014 SEDA shall terminate automatically on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Effective Date” (as hereinafter defined), or (ii) the date on which YA shall have made payment of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000.

2

Pursuant to the terms of the 2014 SEDA, Omagine may in its sole discretion, and upon giving written notice to YA (an “Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to ninety-five percent (95%) of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive “Trading Days” (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

Omagine is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from Omagine subject to certain conditions including: (i) Omagine filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Effective Date”), (iii) Omagine certifying to YA at the time of each Advance Notice that Omagine has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by Omagine in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars, or (b) the average of the “Daily Value Traded” for each of the five Trading Days immediately preceding the date of the relevant Advance Notice, where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for a Common Share on such Trading Day.

About This Offering

This Prospectus relates to a total of up to 3,085,822 Common Shares which may be offered by the Selling Stockholder (the “Resale Shares”). An affiliate of the Selling Stockholder owns 85,822 of these Resale Shares as of the date hereof. Up to an additional 3,000,000 Resale Shares may be purchased by and issued to the Selling Stockholder under the terms of the 2014 SEDA.

Number of Shares Outstanding After This Offering

As of October 14, 2014, we had 16,435,798 Common Shares issued and outstanding. Assuming Omagine is able to sell all 3,000,000 Common Shares under the 2014 SEDA to YA, then the number of Common Shares outstanding after this offering is expected to be 19,435,798.

Summary of Offering

Common Shares outstanding prior to the offering	16,435,798 (as of October 14, 2014)
Resale Shares offered by the Selling Stockholder	Up to 3,085,822
Common Shares expected to be outstanding after the offering	19,435,798 *
Use of proceeds	We will not receive any proceeds from the resale by the Selling Stockholder of the Resale Shares hereunder. See “Use of Proceeds” for a complete description.

* Assuming Omagine is able to sell all 3,000,000 Common Shares under the 2014 SEDA to YA.

 RISK FACTORS

An investment in our Common Shares is subject to risks inherent to our development stage business. The material risks and uncertainties that management believes affect us are described below. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included in this Prospectus including information in the section of this document entitled “Information Regarding Forward Looking Statements”. This Prospectus is qualified in its entirety by these risk factors.

3

If one or more, or a combination of any of the following risks actually materialize into a negative event or circumstance, our business, financial condition and/or our results of operations could be materially and adversely affected. If this were to happen, the value of our Common Shares could decline significantly and you could lose all or part of your investment.

Risk Factors Related to Our Company and Our Business

We are a development stage entity with no history of profitability from the development of real estate and we have incurred significant losses and cannot assure you that we will be profitable in the near term or at all.

The Company is a development stage entity (“DSE”) as defined in ASC 915 issued by the Financial Accounting Standards Board. We have dedicated the vast majority of our financial resources over the past many years toward the effort to conclude the DA with the Government of Oman. The DA is now signed but we encountered numerous delays prior to its signing and as a result we have incurred significant losses over the past few years, including net losses of $1,173,426 for the six month period ended June 30, 2014; $2,640,590 for the fiscal year ended December 31, 2013; and $2,789,976 for the fiscal year ended December 31, 2012, primarily due to an absence of revenue due to delays in the start of development of the Omagine Project, our being a DSE, and to incurring other expenses associated with the design, development and promotion of the Omagine Project as well as significant non-cash expenses related to stock options. (See: “Management's Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations - Six Months Ended June 30, 2014 vs. Six Months Ended June 30, 2013 – Liquidity and Capital Resources - Dilution / MOT Delays”). We expect to continue to incur such losses and expenses over the near term development of the Omagine Project and this will adversely impact our overall financial performance and results of operations. The Omagine Project may never result in a profit to Omagine. Sales of our proposed real estate development properties, and income, if any, from the Omagine Project may never generate sufficient revenues to fund our continuing operations. We cannot assure you that we will be profitable in the near term or at all.

Because of our status as a DSE and our limited history and the potential for competition, an investment in our Company is inherently risky.

Because we are a development stage company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. We expect the real estate development business to be highly competitive because many developers have access to the same market. Substantially all of them have greater financial resources and longer operating histories than we have and can be expected to compete within the business in which we engage and intend to engage. We cannot assure you that we will have the necessary resources to be competitive.

We may not be able to conduct successful operations in the future.

The results of our operations will depend, among other things, upon our ability to develop and market the Omagine Project. Furthermore, our proposed operations may not generate income sufficient to meet operating expenses or may generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain ourselves. Our operations may be affected by many factors, some known by us, some unknown, and some which are beyond our control. Any of these problems, or a combination thereof, could have a materially adverse effect on our viability as an ongoing enterprise and might cause the investment of our shareholders to be impaired or lost.

While our 2013 audited financial statements and our June 30, 2014 un-audited financial statements assume we will continue our operations on a going concern basis, the opinion of our independent auditors on those financial statements contained an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

The opinion of our independent auditors on our 2013 audited financial statements states that the presentation of Omagine’s financial statements is in accordance with the guidance contained in ASC 915 for financial statements of development stage entities and such opinion also contained a paragraph stating that there is substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to such audited financial statements (and in Note 2 to our unaudited financial statements as of June 30, 2014), Omagine's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. Such financial statements were prepared under the assumption that we will continue our operations on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Although we have entered into the 2014 SEDA and have recently raised additional capital via private placements of restricted Common Shares, we estimate that, absent our obtaining any additional working capital, we can continue as a going concern for approximately nine months from the date of this Prospectus. (See: “Management's Discussion and Analysis of Financial Condition and Results of Operations – Overview”). If we sustain unanticipated losses and we cannot continue as a going concern, our shareholders may lose all of their investment in Omagine.

4

To fully develop our business plan we will need additional financing.

Although some of our Tempest Warrants (as hereinafter defined) have been exercised, it is impossible to predict if any of our remaining outstanding Common Stock purchase warrants (“Warrants”) will ever be exercised. In the near term, we expect to continue to rely principally upon financing received from proceeds of sales of Common Shares made pursuant to private placements, the 2014 SEDA and the possible exercise of Warrants. For the past several years we have relied on the proceeds from the YA Loans and from sales of Common Shares made pursuant to the “Prior SEDAs” (as those terms are hereinafter defined) and the 2012 rights offering as well as from sales of restricted Common Shares made pursuant to private placements and to the exercise of Tempest Warrants. We cannot guarantee the success of this plan. (See: “Management's Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”).

We will have to obtain additional financing in order to conduct our business in a manner consistent with our proposed operations. There is no guaranty that additional funds will be available when, and if, needed. If we are unable to obtain financing, or if its terms are too costly, we may be forced to curtail expansion of operations until such time as alternative financing may be arranged, which could have a materially adverse impact on our operations and our shareholders' investment. It is impossible to predict if any more of our Warrants will ever be exercised. Omagine believes that there is virtually no probability that any “Strategic Warrants” (as hereinafter defined) will be exercised unless our Common Shares trade at a market price materially above the relevant exercise prices of the Strategic Warrants. (See: “Description of Preferred Stock and Warrants – Warrants” and “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity - Warrants”).

We anticipate that we will be subject to intense competition.

We will face intense competition in the development of real estate in Oman. Other developers have started developing real estate in nearby areas with similar residential developments.

Even after entering into the 2014 SEDA, we lack capital.

Even with the 2014 SEDA, we will require additional funds to sustain our operations as presently contemplated. There can be no guaranty that such additional funds will be available in the future. If we or LLC are unable to obtain additional financing as required, or if its terms are too costly, we may be forced to curtail the expansion of our operations until such time as alternative financing may be arranged which could have a materially adverse impact on our operations and our shareholders' investments. (See: “Description of Business - Financial Adviser”).

We may not have full access to or be able to fully utilize the 2014 SEDA .

Because the market for our Common Stock has historically exhibited low liquidity levels and has been limited, sporadic and often volatile, we may not be able to take full advantage of the 2014 SEDA. If the market for our Common Shares is exhibiting low liquidity levels at the time we give YA an Advance Notice (a “Put”) and if YA sells Common Shares into the public market during the five Trading Day Pricing Period subsequent to our Put (as is YA’s customary practice), it is likely that the price of our Common Shares will decline. Any such price decline will immediately increase the number of Common Shares we would otherwise be required absent such price decline to deliver to YA subsequent to the Pricing Period in satisfaction of such Put. If this pattern continued to happen with subsequent Puts by us, it is likely that we would issue and sell to YA the maximum 3,000,000 shares available under the 2014 SEDA well before reaching the aggregate sales price of $5 million available under the 2014 SEDA.

Our ultimate success will be dependent upon management.

Our success is dependent upon the skill and decision making ability of our directors and executive officers, who are Frank J. Drohan, Charles P. Kuczynski, Louis J. Lombardo, William Hanley and Sam Hamdan. The loss of any or all of these individuals could have a material adverse impact on our operations. We do not presently have a written employment agreement with any of our officers or directors (See: “Executive Compensation – Employment Agreements”). We have not obtained key man life insurance on the lives of any of these individuals. Our success depends in large part on our ability to attract and retain key people and consultants. If we are not able to retain and recruit qualified personnel, which we require now and will require in the future to conduct our and LLC’s ongoing operations, our business and our ability to successfully implement our business plan could be adversely affected.

5

We will rely on dividends from LLC for most of our revenue.

Because we are a holding company with no significant operations other than the operations of our 60% owned subsidiary, LLC, we will depend upon dividends from LLC for a substantial portion of our future revenues. LLC has generated no revenue to date and we do not anticipate that LLC will be in a position to pay dividends until after the development of the Omagine Project is well underway.

We are subject to risks associated with investments in real estate.

The value of our proposed properties and our projected income therefrom may decline due to developments that adversely affect real estate generally and those that are specific to our proposed properties. General factors that may adversely affect our potential real estate holdings include:

●	increases in interest rates;
●	adverse changes in foreign exchange rates;
●	a decline in prevailing rental rates for the properties we intend to own and lease;
●	a general tightening of the availability of credit and project financing facilities;
●	a decline in economic conditions in Oman;
●	an increase in competition for customers or a decrease in demand by customers for the residential and commercial properties we plan to develop and offer for sale;
●	a decline in prevailing sales prices for the properties we intend to develop and offer for sale;
●	an increase in supply in Oman of property types similar to those proposed to be developed by us;
●	declines in consumer spending during an economic recession or recovery from an economic recession that adversely affect our revenue; and
●	the adoption by the relevant government authorities in Oman of more restrictive laws and governmental regulations, including more restrictive zoning, labor, visa, licensing, land use, building or environmental regulations or increased real estate taxes.

Additional factors may adversely affect the value of our proposed properties and our projected income therefrom, including:

●	adverse changes in the perceptions of prospective purchasers or users of the attractiveness of the properties proposed to be developed by us;
●	opposition from local community or political groups with respect to development or construction at a particular site;
●	a change in existing comprehensive zoning plans or zoning or environmental or business licensing regulations that impose additional restrictions on use or requirements with respect to the properties proposed to be developed by us;
●	our inability to provide adequate management and maintenance or to obtain adequate insurance for the properties proposed to be developed by us;
●	an increase in operating costs;
●	new development of a competitor's property in close proximity to the Omagine Project;
●	earthquakes, floods or underinsured or uninsured natural disasters; and
●	terrorism, political instability or civil unrest in Oman or the MENA Region.

The occurrence or existence of one or more of the events or circumstances described above could result in significant delays or unexpected expenses. If any of these events occur or circumstances come into existence, we may not achieve our projected returns on the Omagine Project and we could lose some or all of our investment in LLC and in the Omagine Project.

6

We are subject to risks associated with real estate development.

The Omagine Project is subject to significant risks relating to LLC’s ability to complete it on time and within budget. Factors that may result in the Omagine Project or any other development project we may undertake in Oman or elsewhere exceeding budget or being prevented from completion include:

●	an inability to obtain or delays in obtaining zoning, environmental, occupancy or other required governmental permits, approvals and authorizations;
●	an inability to secure sufficient financing on favorable terms, including an inability to obtain or refinance construction loans;
●	a general tightening of the availability of credit and project financing facilities;
●	the prices of housing and commercial properties in Oman and consumer and/or business confidence; any of which could affect LLC’s ability to construct and/or sell homes and to construct, sell and/or lease commercial properties and/or to secure financing;
●	construction delays or cost overruns, either of which may increase project development costs; and
●	an increase in commodity costs.

If any of the forgoing occurs or exists, we may not achieve our projected returns on the Omagine Project and we could lose some or all of our investment in LLC and in the Omagine Project or in other properties we may then have under development.

We are vulnerable to concentration risks because our operations are presently exclusively in Oman and our future operations are planned to be exclusively in Oman and the MENA Region market. Our real estate activities are presently concentrated exclusively on the Omagine Project to be located in Oman. Because of such geographic and project specific concentration, our operations are more vulnerable to Oman and MENA Region economic downturns and adverse project-specific events than those of larger, more diversified companies.

The performance of Oman’s economy will greatly affect the values of the properties proposed to be developed by us and consequently our prospects for sales and revenue growth. The Oman economy is heavily influenced by the prices of crude oil and natural gas which are Oman’s main export products and sources of revenue. Fluctuations in the international price of crude oil directly affect Oman’s revenue and budget considerations and a decrease in government supported projects and employment because of budget cuts or otherwise, could adversely affect the economy in Oman.

Our results of operations and financial condition will be greatly affected by the performance of the real estate industry.

Our real estate activities are, and will continue to be, subject to numerous factors beyond our control, including local real estate market conditions in Oman and in areas where our potential customers reside, substantial existing and potential competition, general economic conditions in Oman, the MENA Region and internationally, fluctuations in interest rates and mortgage availability and changes in demographic conditions. Real estate markets have historically been subject to strong periodic cycles driven by numerous factors beyond the control of market participants.

Real estate investments often cannot easily be converted into cash and market values may be adversely affected by economic or political circumstances, market fundamentals, competition or demographic conditions. Because of the effect these factors may have on real estate values and because of the long length of the project development cycle, the future sales prices for our individual proposed properties or the future level of our sales revenue from the operation, sales and/or leasing of our various proposed properties, is impossible to predict with certainty and difficult to predict with accuracy.

Our real estate operations will also be dependent upon the availability and cost of mortgage financing for our potential customers to the extent they finance the purchase of the residences or commercial properties we intend to develop and offer for sale.

The real estate business is very competitive and many of our competitors are larger and financially stronger than we are.

The real estate business is highly competitive. We compete with a large number of companies and individuals, and most of them have significantly greater financial, managerial and other resources than we have. Our competitors include local developers who are committed primarily to the Oman market and also international developers who acquire properties throughout the MENA Region. Because we are a development stage company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. We cannot assure that we will have the necessary resources to be competitive.

7

Our operations are subject to political risks.

The recent and ongoing civil and political unrest in the MENA Region, the U.S. and NATO military intervention in Iraq, Afghanistan and Libya, the terrorist attacks in the U.S., Europe and the MENA Region, and the potential for additional future terrorist acts and civil and/or political unrest have created economic, political and social uncertainties that could materially and adversely affect our business. Further acts of civil and/or political unrest or terrorism could be directed against the U,S. or Oman either domestically or abroad. These acts of terrorism or civil unrest could be directed against properties and personnel of American companies that work abroad, particularly companies such as ours that operate in the MENA Region. Recent and ongoing anti-corruption trials in Oman involving alleged bribery involved in contract administration and awards (mainly in the oil sector) involving dozens of government officials and private individuals, including two senior executives of CCC-Oman, have been ongoing in Muscat’s Courts. Results of these trials are now regularly reported in the local newspapers and to date, the trials have returned verdicts against several high-profile government officials and business people, including a senior CCC-Oman executive. Omagine is not involved in any way and we do not foresee any impact on our business or that of LLC as a result of the ongoing anti-corruption campaign or as a result of any present or future outcome therefrom. CCC-Oman is a shareholder of LLC and it is therefore possible, though quite unlikely, that the aforementioned involvement of an executive at CCC-Oman may, for political considerations unknown to us, adversely affect LLC’s reputation in Oman. Significantly however, we have not experienced any such effect to date. Civil and/or political unrest, terrorism, war, political considerations, and/or military developments may materially and adversely affect our business and profitability and the prices of our Common Stock in ways that we cannot predict at this time.

Our operations are subject to natural risks.

Our performance may be adversely affected by weather conditions that delay development or damage property.

Risk Factors Related to Our Common Stock

Our stock price may be volatile and you may not be able to resell your Common Shares at or above your purchase price.

There has been and continues to be a limited public market for our Common Stock. Although our Common Stock trades on the OTCQB, an active trading market for our Common Shares has not developed and may never develop or be sustained. If you purchase Common Shares you may not be able to resell them at or above the price you paid. The market price of our Common Shares may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

●	the exercise of Warrants;
●	actual or anticipated fluctuations in our operating results;
●	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;
●	changes in market valuations of other real estate companies, particularly those that sell products similar to ours;
●	announcements by us or our competitors of significant innovations, acquisitions, strategic investors or partnerships, joint ventures or capital commitments;
●	delays to LLC’s ongoing operations by Government authorities; or
●	departure of key personnel.

Much of our issued and outstanding Common Stock is currently restricted. As restrictions on resale end, the market price of our Common Shares could drop significantly if the holders of restricted Common Shares sell them or are perceived by the market as intending to sell them. This could cause the market price of our Common Shares to drop significantly, even if our business is doing well.

Our Common Shares have a limited public trading market.

While our Common Stock currently trades on the OTCQB, the market for our Common Shares is limited and sporadic. We cannot assure that such market will improve in the future, even if our Common Stock is ever listed on a national stock exchange. We cannot assure that an investor will be able to liquidate his investment without considerable delay, if at all. If a more active market for our Common Stock does develop, the price may be highly volatile. The factors which we have discussed in this document, including the history of delays in getting the DA signed, may have a significant impact on the market price of our Common Shares. The relatively low price of our Common Shares may keep many brokerage firms from engaging in transactions in our Common Stock.

8

The over-the-counter market for stock such as ours has had extreme price and volume fluctuations.

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in our industry and in the investment markets generally, as well as economic conditions and annual variations in our operational results may have a negative effect on the market price of our Common Shares.

Additional stock offerings may dilute current stockholders.

Given our plans and our expectation that we will need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible into or exercisable for shares of capital stock, including preferred stock, options or warrants. The issuance of additional shares of capital stock for any of these reasons or pursuant to the exercise of Warrants may dilute the ownership of our current shareholders.

Our management collectively beneficially owns approximately 29.2% of our Common Stock and this concentration of ownership may have the effect of preventing a change in control.

Assuming their ownership of the Common Shares underlying unexercised Stock Options and Strategic Warrants, our officers and directors collectively beneficially own approximately twenty nine and two-tenths percent (29.2%) of our Common Shares (See: “Security Ownership of Certain Beneficial Owners and Management”). As a result, if our officers and directors act in concert, they will have the ability by virtue of their voting power to exercise substantial influence over our business with respect to the election of directors and all other matters requiring action by stockholders. Such concentration of Common Share ownership may have the effect of discouraging, delaying or preventing a change in control of Omagine.

Our ability to issue preferred stock may adversely affect the rights of holders of our Common Stock and may make takeovers more difficult, possibly preventing you from obtaining the optimal Common Share price.

Our Certificate of Incorporation authorizes the issuance of shares of "blank check" preferred stock, which would have the designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Shares. The issuance of preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Omagine.

Our Common Stock is subject to the “penny stock” rules of the SEC, which may make it more difficult for you to sell our Common Shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that:

●	the broker or dealer approve a person's account for transactions in penny stocks; and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain the financial information and investment experience and objectives of the person; and
●	make a reasonable determination that (a) transactions in penny stocks are suitable for that person, and (b) the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	states that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

9

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The regulations applicable to penny stocks may severely affect the market liquidity for the Common Shares owned by you and could limit your ability to sell such Common Shares in the secondary market.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Other than the distribution of the rights and warrants in our 2012 rights offering and warrant distribution, we have not paid dividends in the past and do not expect to pay dividends in the future unless and until dividends are paid to Omagine by LLC. Any return on your investment may therefore be limited to the value of our Common Shares.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. Up until this time Omagine has utilized all cash reserves for the operation of its business and Omagine plans to continue this policy for the foreseeable future. Any future payment of dividends on our Common Stock will depend on the payment of dividends to Omagine by LLC and, as the Board of Directors may consider relevant, our earnings, financial condition and other business and economic factors at such time. If we do not pay cash dividends, our Common Stock may be less valuable because a return on your investment will only occur if the price of our Common Shares appreciates above the price you paid for it.

There are substantial risks associated with the 2014 SEDA with YA which could contribute to the decline of the price of our Common Shares and have a dilutive impact on our existing stockholders.

In order to obtain needed capital, we entered into the 2014 SEDA with YA. The sale of our Common Shares pursuant to the 2014 SEDA will have a dilutive impact on our stockholders. We believe YA intends to promptly re-sell the Common Shares that we sell to it under the 2014 SEDA. Such re-sales could cause the market price of our Common Shares to decline significantly. Any subsequent sales by us to YA under the 2014 SEDA may, to the extent of any such decline, require us to issue a greater number of Common Shares to YA in exchange for each dollar of such subsequent sale.  Under these circumstances our existing stockholders would experience greater dilution (See: “Management's Discussion and Analysis of Financial Condition and Results of Operations” – “Liquidity - Dilution / Delays”). The sale of Common Shares under the 2014 SEDA could encourage short sales by third parties which could contribute to the further decline of the price of our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Prospectus that are not statements of historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. These forward-looking statements are based on current expectations and projections about future events. The words "estimates", "projects", "plans", "believes", "expects", "anticipates", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions, or the negative or other variations thereof, as well as discussions of strategy that involve risks and uncertainties, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include but are not limited to statements about or relating to: (i) future revenues, expenses, income or loss, cash flow, earnings or loss per Common Share, the payment or nonpayment of dividends, capital structure and other financial items, (ii) plans, objectives and expectations of Omagine or its management or Board of Directors, (iii) Omagine’s business plans, products or services, (iv) future economic or financial performance, and (v) assumptions underlying such statements. We urge you to be cautious of the forward-looking statements and other similar forecasts and statements of expectations since such statements (i) reflect our current beliefs with respect to future events, ( ii) involve, and are subject to, known and unknown risks, uncertainties and other factors affecting our operations and growth strategy, and (iii) could cause Omagine's actual results, financial or operating performance or achievements to differ from future results, financial or operating performance, or achievements expressed or implied by such forward-looking statements. Forecasts, projections and assumptions contained and expressed herein were reasonably based on information available to Omagine at the time so furnished and as of the date of this Prospectus. All such forecasts, projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond Omagine's control, and no assurance can be given that such forecasts, projections or assumptions will be realized. No assurance can be given regarding the achievement of future results, as our actual results may differ materially from our projected future results as a result of the risks we face, and actual future events may differ from anticipated events because of the assumptions underlying the forward-looking statements that have been made regarding such anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

10

●	the uncertainty associated with political events in the MENA Region in general;
●	the success or failure of Omagine’s efforts to secure additional financing, including project financing for the Omagine Project;
●	oversupply of residential and/ or commercial property inventory in the Oman real estate market or other adverse conditions in such market;
●	the impact of MENA Region or international economies and/or future events (including natural disasters) on the Oman economy, on Omagine’s business or operations, on tourism within or into Oman, on the oil and natural gas businesses in Oman and on other major industries operating within the Omani market;
●	deterioration or malaise in economic conditions, including the continuing destabilizing factors in, and continuing slow recovery of, the Omani, MENA Region and international real estate markets, as well as the impact of continuing depressed levels of consumer and business confidence in the state of the Oman economy and other international economies;
●	inflation, interest rates, movements in interest rates, securities market and monetary fluctuations;
●	acts of war, civil or political unrest, terrorism or political instability; or
●	the ability to attract and retain skilled employees.

Potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. Omagine undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds resulting from the sale of the Resale Shares by the Selling Stockholder.

SELLING STOCKHOLDER

The following table sets forth the name of each person who is offering the sale of Resale Shares by this Prospectus, the number of Common Shares beneficially owned by each such person as of the date of this Prospectus, the number of Resale Shares that may be sold in this offering and the number of Common Shares each such person is expected to beneficially own after this offering, assuming they sell all of the Resale Shares offered. Neither the Selling Stockholder nor any of its affiliates have held any position or office with Omagine nor, other than the Prior SEDAs, the YA Loans and the 2014 SEDA, have any of them ever had any other material relationship with us or any of our predecessors or affiliates.

Name	Common Shares Owned Prior to the Offering (1)	Percentage of Ownership Before the Offering (1)	Number of Common Shares being Offered (4)	Common Shares Owned After the Offering (2)	Percentage of Ownership After the Offering (2)
YA GLOBAL MASTER SPV LTD. (3)	16,094	0.10%	3,000,000	0	0

YA Global II SPV, LLC (5)	85,822	0.52%	85,822	0	0

Total	101,916	0.62%	3,085,822	0	0

11

(1)	Applicable percentage ownership is based on 16,435,798 Common Shares issued and outstanding as of October 14, 2014 and on:
	a.	85,822 Common Shares owned of record by YA Global II SPV, LLC, an affiliate of YA, as of October 14, 2014, plus
	b.	16,094 Common Shares with respect to which YA has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) and are unissued Common Shares underlying (i) 8,047 Strategic Warrants exercisable at $5.00 per Common Share and (ii) 8,047 Strategic Warrants exercisable at $10.00 per Common Share that are owned by YA as of October 14, 2014 and are currently exercisable.
YA acquired the Strategic Warrants in March 2012 pursuant to a “Rights Offering and Warrant Distribution” conducted by Omagine in February and March of 2012 (the “Warrant Distribution”). Pursuant to the Warrant Distribution Omagine distributed one-fourth (1/4) of a $5 Warrant and one-fourth (1/4) of a $10 Warrant to the Record Shareholders for each share of Common Stock held by them at the Record Time. Each Record Shareholder received, automatically and at no charge, one $5 Warrant and one $10 Warrant for each four Common Shares held by such Record Shareholder at the Record Time. If the foregoing calculation resulted in a fractional Strategic Warrant, the result was rounded up to the nearest whole Strategic Warrant. YA was a Record Shareholder of 64,376 Common Shares at the Record Time and as a result the aforementioned 16,094 Strategic Warrants were distributed to YA at such time. (See: “Results of Operations – Fiscal Year ended December 31, 2013 vs. Fiscal Year ended December 31, 2012 - Liquidity and Capital Resources – Rights Offering and Warrant Distribution” below).
Beneficial ownership and Common Shares outstanding are determined in accordance with Rule 13d-3(d)(1) under the Act and generally includes voting or investment power with respect to the relevant securities. For the purpose of computing YA’s percentage of ownership therefore: (a) the 85,822 Common Shares owned by YA’s affiliate, YA Global II SPV, LLC, are deemed to be owned by YA, and (b) the 16,094 Common Shares underlying the 16,094 Strategic Warrants owned by YA are deemed to be outstanding and beneficially owned by YA.
(2)	Assumes (i) all Common Shares offered hereby are sold, and (ii) the 16,094 Strategic Warrants either (a) expire unexercised, or (b) are exercised and the underlying Common Shares are sold.
(3)	YA is the investor under the 2014 SEDA. Yorkville Advisors Global, LP (“Yorkville LP”) is YA’s investment manager and Yorkville Advisors Global, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager. YA has informed us that it is an “underwriter” within the meaning of the Securities Act, and to the best of our knowledge no other underwriter or person has been engaged to facilitate the sale of Resale Shares in this offering.
(4)	The 3,085,822 Resale Shares included in this Prospectus represent the 85,822 Common Shares issued prior to the date hereof to a YA’s affiliate, YA Global II SPV, LLC, in satisfaction of a commitment fee under the 2014 SEDA and the 3,000,000 Common Shares issuable under the 2014 SEDA.
(5)	YA Global II SPV, LLC is an affiliate of YA. All investment decisions and control of for YA Global II SPV, LLC are made and held by its investment manager, Yorkville LP. Mr. Mark Angelo, the portfolio manager of Yorkville LP, makes the investment decisions on behalf of and controls Yorkville LP. The address of YA Global II SPV, LLC is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager.

12

PLAN OF DISTRIBUTION

A Selling Stockholder may, from time to time, sell any or all of their Resale Shares on the OTCQB or any other stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	block trades in which a broker-dealer will attempt to sell Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Resale Shares at a stipulated price per share;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of Resale Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Resale Shares or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Common Shares in the course of hedging the positions they assume. A Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of Resale Shares offered by this Prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

YA is, and any other Selling Stockholder, broker-dealer or agent that is involved in selling the Resale Shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. Any commissions received by YA or such other Selling Stockholder, broker-dealer or agent, and any profit on the sale of the Resale Shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. YA has informed Omagine that it does not have any written or oral agreement or understanding, directly or indirectly, with any other Selling Stockholder or person to distribute Resale Shares. YA has informed Omagine that in no event shall any broker-dealer receive fees, commissions or markups which, in the aggregate, would exceed eight percent (8%) of the amount of the relevant sale.

Omagine is required to pay certain fees and expenses incurred by Omagine incident to the registration of the Resale Shares. Omagine has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because YA is and any other Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder. YA has informed Omagine that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Resale Shares by the Selling Stockholders.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Resale Shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Resale Shares have been resold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. YA has informed Omagine that the Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

13

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Shares by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser of Resale Shares at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The obligations of the parties under the 2014 SEDA are not transferrable.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

The following is a summary of the material provisions of our $0.001 par value Common Stock, restated Certificate of Incorporation and our By-Laws, all as in effect as of the date of this Prospectus. You should also refer to the full text of our restated Certificate of Incorporation and By-Laws which have been filed with the SEC as Exhibits 3(i) and 3(ii) to the Registration Statement of which this Prospectus forms a part. Our total authorized capital stock is 50,850,000 shares of which 50,000,000 shares are Common Shares.

The holders of our Common Shares are entitled to one vote per Common Share on all matters to be voted on by our stockholders including the election of directors. Our stockholders are not entitled to cumulative voting rights and, accordingly the holders of a majority of the Common Shares voting for the election of directors can elect the entire Board of Directors if they choose to do so and, in that event, the holders of the remaining Common Shares will not be able to elect any person to our Board of Directors.

The holders of Common Shares are entitled to receive ratably such dividends or distributions, if any, as may be declared from time to time by the Board of Directors in its discretion from funds or securities legally available therefor and subject to prior dividend rights of holders of any shares of our $.001 par value per share preferred stock (the “Preferred Stock” or “Preferred Shares”) which may be outstanding. Upon Omagine’s liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of Preferred Shares if any, the holders of our Common Shares are entitled to receive on a pro rata basis our remaining assets available for distribution (See: “Description of Preferred Stock and Warrants” below). Holders of Common Shares have no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to such Common Shares. All outstanding Common Shares are, and all Common Shares being offered by this Prospectus will be, fully paid and not liable to further calls or assessment by Omagine.

Dividends and Dividend Policy

The holders of our Common Stock share proportionately, on a per Common Share basis, in all dividends and other distributions declared by our Board of Directors. Other than a 2012 non-cash dividend distribution of rights and warrants to our shareholders, we have not declared any dividends on our Common Stock since inception and do not anticipate paying cash dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any future decisions as to payment of cash or non-cash dividends or distributions on our Common Stock will be at the discretion of the Board of Directors and will depend upon our earnings and financial position at such time and on such other factors as the Board of Directors may then deem relevant.

Transfer Agent

The transfer agent for our Common Shares is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

Outstanding Common Shares and Holders

At October 14, 2014 there were 16,435,798 Common Shares issued and outstanding and, based upon the number of record holders plus the number of individual participants in security position listings at such date, there were approximately 1,074 holders of Common Shares.

14

DESCRIPTION OF PREFERRED STOCK AND WARRANTS

The following is a summary of the material provisions of our Preferred Stock, our Warrants, restated Certificate of Incorporation and our By-Laws, all as in effect as of the date of this Prospectus. You should also refer to the full text of our restated Certificate of Incorporation and By-Laws which have been filed with the SEC as Exhibits 3(i) and 3(ii) to the Registration Statement of which this Prospectus forms a part. Our total authorized capital stock is 50,850,000 shares of which 850,000 are Preferred Shares.

Preferred Stock

As of October 14, 2014 there were no Preferred Shares issued or outstanding. Our Certificate of Incorporation authorizes the issuance of Preferred Shares in one or more series. Our Board of Directors has the authority, without any vote or action by the shareholders, to create one or more series of Preferred Shares up to the limit of our number of authorized but unissued Preferred Shares and to fix the number of Preferred Shares constituting such series and the designation of such series, the voting powers (if any) of the Preferred Shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the Board of Directors pursuant to a resolution or resolutions adopted by the Board of Directors and providing for the issuance of such series of Preferred Shares. The transfer agent for our Preferred Shares is Omagine.

Warrants

As of October 14, 2014, Omagine has 6,932,124 Warrants issued and outstanding, as follows:

i	6,422,124 Warrants, 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $5.00 and 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $10.00 (collectively, the “Strategic Warrants”), and
ii	510,000 Warrants, each of which are exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of (a) $1.00 per Common Share, or (b) eighty percent (80%) of the closing sale price for a Common Share on the Trading Day immediately preceding the relevant exercise date (the “Tempest Warrants”).

As promptly as reasonably possible after each exercise of the purchase rights represented by a Warrant, Omagine shall deliver to the relevant holder thereof (each, a “Warrant Holder”) a certificate representing the Common Shares so purchased (or such will be electronically delivered to the Warrant Holder if such Warrant is held in electronic form) and, unless such Warrant has been fully exercised, expired or redeemed, a new Warrant Certificate (or such will be electronically delivered to the Warrant Holder if such Warrant is held in electronic form) representing the balance of the Common Shares subject to such Warrant. Warrant Holders do not have any voting or other rights as a stockholder of our Company by virtue of being a Warrant Holder. The person entitled to receive the Common Shares issuable upon any exercise of the purchase rights represented by the Warrants, shall be treated for all purposes as the holder of such Common Shares of record as of the close of business on the date of exercise. The Warrants may be exercised only for whole Common Shares.

The Warrants are transferrable and a Warrant Holder may transfer all or part of the Warrants (but no fractional Warrants) at any time on the books of Omagine upon surrender of the Warrant Certificate(s), properly endorsed. Upon such surrender, Omagine shall issue and deliver to the transferee a new Warrant Certificate representing the Warrants so transferred (or such will be electronically delivered to the Warrant Holder if such Warrant is held in electronic form). Upon any partial transfer, Omagine shall issue and deliver to the Warrant Holder a new Warrant Certificate representing the Warrants not so transferred.

During the period within which the Warrants may be exercised, Omagine shall at all times have authorized and reserved for issuance enough Common Shares for the full exercise of the purchase rights represented by the then unexercised Warrants. If Omagine dissolves, liquidates or winds up its business before the exercise, expiration or redemption of the Warrants, any Warrant Holder shall be entitled, upon exercising its Warrants, to receive in lieu of the Common Shares receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to such Warrant Holder upon any such dissolution, liquidation or winding up with respect to such Common Shares, had such Warrant Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. Omagine shall pay all issue and other taxes that may be payable in respect of any issue or delivery of Common Shares upon the exercise of Warrants. The Warrants are governed by and shall be construed and enforced in accordance with the laws of the State of New York.

15

Strategic Warrants

Omagine filed Post-Effective Amendment No. 1 to its registration statement on Form S-1 (Commission File No. 333-183852) whereby the Strategic Warrants and the 6,422,124 Common Shares underlying the Strategic Warrants were registered by Omagine (the “Warrant Registration”). Post-Effective Amendment No. 1 to the Warrant Registration was declared effective by the SEC and its effective status has now expired. Omagine intends to file another post-effective amendment to the Warrant Registration in order to update the Warrant Registration and re-instate its effectiveness, provided, however, there cannot be any assurance given that such updated Warrant Registration statement will be declared effective by the SEC.

When originally issued in March 2012, the expiration date for all Strategic Warrants was December 31, 2012. Because of the extended delays encountered in signing the DA with the Government, the Board of Directors subsequently resolved on two separate occasions to extend the expiration date of the Strategic Warrants, first to December 31, 2013 and then again to December 31, 2014. On August 18, 2014, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended for a third time to June 30, 2015. All other terms and conditions of the Strategic Warrants remained the same. All Strategic Warrants expire on June 30, 2015 unless redeemed earlier by Omagine upon 30 days prior written notice to the Strategic Warrant holders.

The Strategic Warrants are redeemable at any time and at Omagine’s sole discretion at a price of $0.001 per Strategic Warrant (the “Redemption Price”). Upon thirty days prior written notice to the holders of such Strategic Warrants (the “Strategic Warrant Holders”) specifying the Strategic Warrants to be redeemed and the date at 5 p.m. Eastern Time in the United States for such redemption by Omagine (the “Redemption Time”), Omagine may redeem all or a portion of such Strategic Warrants remaining unexercised at the Redemption Time at a Strategic Warrant Redemption Price of $0.001 per Strategic Warrant. The Redemption Price shall be paid in cash by Omagine to the relevant Strategic Warrant Holders and such Strategic Warrants shall not be deemed to be outstanding for any purpose whatsoever after the Redemption Time. The Redemption Time shall be on a day at least thirty (30) days subsequent to the aforesaid written notice to Strategic Warrant Holders and it shall also be the time at which a Strategic Warrant Holder's right to exercise such Strategic Warrants being redeemed shall terminate. The Strategic Warrants to be redeemed may be exercised by Strategic Warrant Holders at any time prior to the Redemption Time.

All Strategic Warrants expire at 5 p.m. Eastern Time in the United States on June 30, 2015 (the “Expiration Time”). The Strategic Warrants are exercisable at the option of the Strategic Warrant Holder at any time up to the earlier of the (a) Expiration Time, or (b) Redemption Time, provided that no person who owned (a) less than 4.99% or (b) between 4.99% and 9.99% of the Common Shares outstanding on February 24, 2012 (the “Issuance Date”), may exercise a number of Strategic Warrants which would thereby cause such person to acquire, together with its affiliates, beneficial ownership of, as the case may be, (a) 4.99% or more, or (b) 9.99% or more of the Common Shares outstanding immediately prior to the time of such exercise. A Strategic Warrant Holder may exercise the purchase rights represented by Strategic Warrants, in whole or in part, by surrendering the properly executed Strategic Warrant Certificate(s) at the transfer agent’s office in New York City, New York or at the principal office of Omagine in New York City, New York, and by paying Omagine, by certified or cashier’s check, an amount equal to the aggregate exercise price for the Common Shares proposed to be purchased (the “Warrant Payment”).

Notwithstanding the foregoing, no Strategic Warrants will be exercisable and we will not be obligated to issue any Common Shares issuable upon the exercise of such Strategic Warrants unless (i) at the time the Strategic Warrant Holder thereof seeks to exercise such Strategic Warrant, we have a registration statement under the Securities Act in effect covering the Common Shares issuable upon the exercise of such Strategic Warrant and a current prospectus relating to our Common Stock, and (ii) the Common Shares issuable upon such exercise have been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of such Strategic Warrant Holder. Furthermore, if a Strategic Warrant Holder, who on the Issuance Date owned (a) less than 4.99% or (b) between 4.99% and 9.99% of the Common Shares outstanding on the Issuance Date, seeks to exercise Strategic Warrants, and such proposed exercise would cause such Strategic Warrant Holder to acquire, together with its affiliates, beneficial ownership of, as the case may be, (a) 4.99% or more, or (b) 9.99% or more of the Common Shares outstanding immediately prior to the time of such exercise, then in such an event, such proposed exercise will be effected by Omagine for the maximum number of Strategic Warrants resulting in the beneficial ownership of the maximum number of whole Common Shares by such Strategic Warrant Holder which fails to meet the above stated applicable limitation for such Strategic Warrant Holder and its affiliates and any excess Warrant Payment will be returned to such Strategic Warrant Holder.

16

The Strategic Warrants do not contain any anti-dilution provisions and the exercise price and the number of Common Shares that Omagine must issue upon exercise of Strategic Warrants shall not be subject to adjustment for any reason, including but not limited to a stock split, combination or subdivision of the Common Stock or a dividend, reclassification, reorganization, or spinoff.

As of the date hereof there is no active trading market for the Strategic Warrants and Omagine does not presently expect an active trading market for the Strategic Warrants to develop in the near term. Our attempts to date to have the Strategic Warrants listed for quotation and trading on the OTCQB have not been successful. We hope to have the Strategic Warrants trade on the OTCQB under symbols to be assigned by FINRA and after the required application for such listing for quotation on the OTCQB is made by a market-maker on our behalf. We cannot, however, give any assurance that the Strategic Warrants will be quoted or traded on the OTCQB or on any securities exchange until such application is made on our behalf by a market-maker, such listing is approved and such symbols are assigned by FINRA. Furthermore, if such application is made on our behalf by a market-maker and the Strategic Warrants are approved by FINRA for listing and quotation on the OTCQB, we cannot give any assurance that a market for the Strategic Warrants will develop or, if such a market does develop, whether it will be sustainable throughout the period within which the Strategic Warrants are valid and transferable or at what prices such Strategic Warrants will trade. Strategic Warrant Holders may resell all or a portion of such Strategic Warrants from time to time in market transactions through any market on which the Strategic Warrants are then traded, in negotiated transactions or otherwise, and at prices and on terms determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

Transfer Agent for Strategic Warrants

The transfer agent for our Strategic Warrants is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

Outstanding Strategic Warrants and Holders

As of October 14, 2014 there were 6,422,124 Strategic Warrants issued and outstanding, 3,211,062 of which are exercisable at $5.00 per Common Share and 3,211,062 of which are exercisable at $10.00 per Common Share and, based upon the number of Record Shareholders on January 17, 2012, there are approximately 1,122 holders of our Strategic Warrants.

Tempest Warrants

As of October 14, 2014 there are 510,000 Tempest Warrants issued and outstanding.

On June 24, 2014, Omagine issued the 1,000,000 Tempest Warrants to an investor each of which are exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the Trading Day immediately preceding the relevant exercise date (See: Exhibit 4.4). On August 15, 2014, such investor transferred 240,000 Tempest Warrants to an affiliate and such affiliate exercised 240,000 Tempest Warrants on August 15, 2014 at $1.40 per share for the purchase of 240,000 restricted Common Shares. On October 2, 2014, such investor transferred an additional 250,000 Tempest Warrants to such affiliate and such affiliate exercised 250,000 Tempest Warrants on October 2, 2014 at $1.31 per share for the purchase of 250,000 restricted Common Shares.

Both the Tempest Warrants and the Common Shares issuable upon exercise of the Tempest Warrants are “restricted securities” as that term is defined in the Securities Law. Omagine has no obligation nor present intention to register with the SEC either the Tempest Warrants or the Common Shares underlying the Tempest Warrants.

The Tempest Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock or a dividend, reclassification, reorganization, or spin off. The Tempest Warrants may be exercised in whole or in part but only for whole shares of restricted Common Stock and the Tempest Warrants are not redeemable by Omagine.

The Tempest Warrants are exercisable at the option of the Tempest Warrant Holder at any time up until their expiration on June 23, 2016 at 5 p.m. Eastern Time in the United States.

Transfer Agent for the Tempest Warrants

The transfer agent for the Tempest Warrants is Omagine.

17

Outstanding Tempest Warrants and Holders

As of October 14, 2014 there were 510,000 Tempest Warrants issued and outstanding and there is one holder of our Tempest Warrants.

LEGAL MATTERS

The validity of our Common Shares offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our consolidated financial statements at December 31, 2013 and for the two years then ended appearing in this Prospectus have been audited by Michael T. Studer, CPA P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this Prospectus and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Overview

Omagine is the successor to Alfa International Corp. and is a holding company which conducts substantially all its operations through its 60% owned subsidiary LLC and its wholly-owned subsidiary JOL. Omagine and JOL organized LLC in Oman and initially capitalized it at 20,000 Omani Rials [$52,000] (the “OMAG Initial Equity Investment”).

We are a DSE as defined in ASC 915 issued by the FASB and we are focused on entertainment, hospitality and real estate development opportunities in the MENA Region and on the design and development of unique tourism destinations.

Our mission is to develop, own and operate innovative projects in the MENA Region which have tourism components that are thematically imbued with culturally aware, historically faithful, and scientifically accurate entertainment experiences. We design the tourism elements to be modern and stylish while emphasizing the world’s great art, music, culture, science and philosophy.

LLC was organized to design, develop, own and operate the Omagine Project which we expect to be our archetype for future projects in the MENA Region.  (See “The Omagine Project” below in this section).

Omagine’s 100% ownership of LLC was reduced to 60% in May 2011 pursuant to the Shareholder Agreement among Omagine, JOL and the New Shareholders. (See: “The Shareholder Agreement” below in this section).

The Company presently concentrates the majority of its efforts on the business of LLC and specifically on the Omagine Project.

Omagine's executive office is located at The Empire State Building, 350 Fifth Avenue, 48 th Floor, New York, NY 10118, and its telephone number is 212-563-4141. LLC leases an office in Muscat, Oman. Our website address is www.omagine.com.

The Omagine Project

LLC has entered into an agreement (the DA) with the Ministry of Tourism of the Government of Oman (the "Government") on the development in Oman by LLC of the Omagine Project - a mixed-use tourism and residential real estate project which is expected to take more than five years to complete. The DA must now be ratified by the Ministry of Finance and the Usufruct Agreement must be signed and registered with the Ministry of Housing (See: “The Development Agreement and the Usufruct Agreement”, below).

18

The Omagine Project will be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat and approximately six miles from Muscat International Airport (the "Omagine Site"). The Omagine Project will require substantial financing to complete (See: “The Shareholder Agreement / LLC Capital Structure” and “Financial Advisor”, below),

The Omagine Project is planned to be an integration of cultural, heritage, educational, entertainment and residential components, including: a "high culture" theme park containing seven pearl shaped buildings, each approximately 60 feet in diameter; associated exhibition buildings; an open air boardwalk, amphitheater and stage; open space green landscaped areas; a canal and enclosed harbor and marina area; retail shops and restaurants; entertainment venues; boat slips and docking facilities; a five-star resort hotel; a four-star hotel; and possibly an additional three or four-star hotel; shopping and retail establishments integrated with the hotels; commercial office buildings; and more than two thousand residences to be developed by LLC for sale.

The Government has issued a license to Omagine LLC designating the Omagine Project as an Integrated Tourism Project (“ITC License”) thereby permitting the sale by Omagine LLC of land within the Omagine Project (the “Project Land”) and properties which are developed within the Omagine Project to any person, including any non-Omani person.

Significant commercial, retail, entertainment and hotel elements are included in the Omagine Project and LLC therefore plans to also ultimately be in the property management, hospitality and entertainment businesses.

 The Development Agreement and the Usufruct Agreement

The contract between the Government and LLC that governs the design, development, construction, management and ownership of the Omagine Project, the use and sale by LLC of the land within the Omagine Project and the Government’s and LLC’s rights and obligations with respect to the Omagine Project, is the Development Agreement (the “DA”). LLC and the Minister of Tourism of Oman on behalf of the Government signed the Development Agreement on October 2, 2014. (See: Exhibits 10.24 and 10.25). The DA will now also be signed and ratified by the Ministry of Finance of Oman (“MOF”), which signature and ratification is expected to occur within thirty days from the date hereof.

The contracts between the Government and LLC governing the land constituting the Omagine Site are the DA and the “Usufruct Agreement” (the “UA”). The UA is expected to be signed by the Minister of Tourism within seven days from the date hereof after which the UA will be officially transmitted by the Ministry of Tourism (“MOT”) to the Ministry of Housing (“MOH”) for signature by the Minister of Housing. After signature by the Minister of Housing, the MOH will contact LLC to arrange for a representative of LLC to come to MOH and counter-sign the UA and to register it with MOH and pay the appropriate registration fee.

The foregoing processes are routine but not automatic and they are expected to be completed within thirty days from the date hereof. No assurance however can be given at this time about when or if these processes of ratification of the DA by MOF or registration of the UA by MOH will be completed until they are actually completed.

The DA and UA grant LLC the absolute right to use, control, develop and sell the Project Land (to itself or others) pursuant to the terms of the UA and DA. Both the UA and the DA stipulate that in the event of any conflict between the terms and conditions of the DA and the terms and conditions of the UA, the terms and conditions of the DA will control. The UA is also an exhibit to the DA and is incorporated by reference into the DA.

The UA and DA obligate LLC, beginning on the fifth anniversary of the registration of the UA with the Ministry of Housing, to pay the Government an annual rental fee equal to three hundred Omani Baisa (equivalent to approximately $0.78) for each square meter of Project Land upon which there is a substantially completed non-residential building (the “Usufruct Rent”). No Usufruct Rent is due or owing during the first five years after the registration of the UA with the MOH and no Usufruct Rent is ever due or owing with respect to plots of Project Land (i) on which there is a residential building, or (ii) on which there is not a substantially completed non-residential building (i.e. Project Land that is open space, roads, building work-in-progress, etc.).

The UA and DA also obligate LLC to pay the Government twenty-five (25) Omani Rials (equivalent to approximately $65) for each square meter of Project Land purchased directly by LLC or sold by LLC to any third party (the “Land Price Payments”). At the present time, the average selling price for land at the Omagine Site is conservatively estimated by local real estate agents to be at least 250 Omani Rials (approximately $650) per square meter.

19

Non-Omani persons (such as expatriates living and working in Oman) are not permitted by Omani law to purchase land or residences in Oman outside of an Integrated Tourism Complex (“ITC”). The Government’s designation and licensing of the Omagine Project as an ITC therefore permits LLC to sell the freehold title to Project Land and residential properties which are developed on the Omagine Site to any individual or juristic person - Omani or non-Omani.

Since the UA and DA grant LLC the right to sell the freehold title to all Project Land and buildings in the Omagine Project, LLC does not anticipate that there will be any unsold Project Land or buildings at the expiration of the 50 year term of the UA.

The foregoing summary of some of the terms of the Development Agreement and of the Usufruct Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of such agreements. The full text of the Development Agreement is attached hereto as Exhibits 10.24 and 10.25. The full text of the Usufruct Agreement is contained in Schedule 2A of the Development Agreement.

The Shareholder Agreement / LLC Capital Structure

In May 2011, Omagine, JOL and three new investors (the “New Shareholders”) entered into the Shareholder Agreement pursuant to which, among other things, Omagine’s 100% ownership of LLC was reduced to 60%. The Shareholder Agreement is attached hereto as Exhibit 10.5.

The New Shareholders are:

i.	The office of Royal Court Affairs (“RCA”), an Omani organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman, and
ii.	Two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”). CCIC is a 60 year old Lebanese multi-national company headquartered in Athens, Greece having approximately five and one-half (5.5) billion dollars in annual revenue, one hundred twenty thousand (120,000) employees worldwide, and operating subsidiaries in among other places, every country in the MENA Region. The two CCIC subsidiaries which are LLC shareholders are:
1.	Consolidated Contracting Company S.A. (“CCC-Panama”), a wholly owned subsidiary of CCIC and is its investment arm, and
2.	Consolidated Contractors (Oman) Company LLC, CCIC’s operating subsidiary in Oman which is a construction company with approximately 13,000 employees.

Pursuant to the provisions of the Shareholder Agreement, LLC acknowledged the 20,000 Omani Rial ($52,000) OMAG Initial Equity Investment from Omagine and sold newly issued shares of its capital stock to Omagine and to the New Shareholders for an aggregate cash investment amount of 26,968,125 Omani Rials ($70,117,125) (the “New Investment”) plus a non-cash payment-in-kind investment of the land constituting the Omagine Site (the “PIK”).

The 26,968,125 Omani Rial [$70,117,125] aggregate cash New Investment was or will be invested in two stages.

The first stage was invested before the DA was signed.

The second stage will be invested by Omagine and each of the New Shareholders (each investment, a “Deferred Cash Investment”) after the date hereof and in the amounts - and subject to the satisfaction of the conditions precedent for each such Deferred Cash Investment - as specified below.

The first stage of the New Investment into LLC consisting of an aggregate of 130,000 Omani Rials [$338,000] was made by Omagine and the New Shareholders before the DA was signed as follows:

i.	Omagine invested an additional 70,000 Omani Rials ($182,000) into LLC for a total investment to date by Omagine of 90,000 Omani Rials [$234,000], and
ii.	CCIC (through its 2 subsidiaries) invested 22,500 Omani Rials ($58,500) into LLC, and
iii.	RCA invested 37,500 Omani Rials ($97,500) into LLC.

20

LLC is presently capitalized at 150,000 Omani Rials ($390,000) and, as of the date hereof, Omagine has also advanced it an additional 70,000 Omani Rials. A summary of LLC’s capital structure as of the date hereof is as follows:

Omagine LLC
Shareholder	Percent Ownership	Investment (Omani Rials)	Investment (US Dollars)	Cash Advance (Omani Rials)
Omagine	60%	90,000	$234,000	70,000
RCA	25%	37,500	$97,500	0
CCC-Panama	10%	15,000	$39,000	0
CCC-Oman	5%	7,500	$19,500	0
Total Capital	100%	150,000	$390,000	70,000

The Shareholder Agreement defines the “Financing Agreement Date” as the day upon which LLC and an investment fund, lender or other person first execute and deliver a legally binding agreement pursuant to which such investment fund, lender or other person agrees to provide debt financing for the first phase or for any or all phases of the Omagine Project.

Each of Omagine and the New Shareholders has also agreed in the Shareholder Agreement to make a Deferred Cash Investment into LLC subject to the satisfaction of certain conditions precedent. The aggregate Deferred Cash Investment portion of the New Investment consisting of 26,838,125 Omani Rials [$69,779,125] (the “Deferred Investments”) will be invested on or before the Financing Agreement Date as follows:

i.	The single condition precedent to Omagine’s Deferred Cash Investment amount of 210,000 Omani Rials ($546,000) is the signing of the DA. Now that the DA is signed, that condition precedent to Omagine’s Deferred Cash Investment is satisfied and Omagine will invest an additional 210,000 Omani Rials ($546,000) before the Financing Agreement Date (the “OMAG Final Equity Investment”), 70,000 Omani Rials of which ($182,000) has been advanced to LLC by Omagine as of the date hereof, and
ii.	The two conditions precedent to RCA’s Deferred Cash Investment amount of 7,640,625 Omani Rials ($19,865,625) are (i) the signing of the DA (which condition precedent has been satisfied), and (ii) the occurrence of the Financing Agreement Date, and
iii.	The three conditions precedent to CCIC’s Deferred Cash Investment amount of 18,987,500 Omani Rials ($49,367,500) [to be invested by two CCIC subsidiaries] are (i) the signing of the DA (which condition precedent has been satisfied), (ii) the occurrence of the Financing Agreement Date, and (iii) the appointment by LLC of CCIC’s Omani subsidiary as the general contractor for the Omagine Project.

In addition to its Deferred Cash Investment mentioned in (ii) above, RCA is making a further non-cash investment into LLC – the PIK – which investment will be perfected concurrent with the registration of the Usufruct Agreement at the MOH. The value of the PIK will be determined at a later date by appraisal. (See: Exhibit 10.5). The PIK represents the value of the land previously owned by His Majesty Sultan Qaboos bin Said, the ruler of Oman, which His Majesty transferred to MOT on condition it be used for development of the Omagine Project.

Management believes that the PIK and the New Investment are the most important parts of LLC’s capital structure and that they were the most difficult to arrange since they are the highest risk portion of such equity capital structure. As of the date hereof, both the PIK and the New Investment are memorialized in the legally binding Shareholder Agreement.

21

LLC will transform its corporate structure from a limited liability company into a joint-stock company (“Omagine SAOC”). Subsequent to the Deferred Investments being made, Omagine SAOC (formerly LLC) will then be capitalized at 26,988,125 Omani Rials ($70,169,125). A summary of Omagine SAOC’s capital structure after such Deferred Investments are made is as follows:

Omagine SAOC
Shareholder	Percent Ownership	Investment (Omani Rials)	Investment (US Dollars)

Omagine	60%	300,000	$780,000
RCA	25%	7,678,125	$19,963,125	+ PIK *
CCC-Panama	10%	12,673,333	$32,950,666
CCC-Oman	5%	6,336,667	$16,475,334
Total Capital:	100%	26,988,125	$70,169,125	+ PIK *
*	The capital of LLC will likely be increased further at a later date when and if the non-cash valuation of the PIK is recorded as a capital investment into LLC. The PIK represents a portion of RCA’s payment to LLC for its 25% ownership of LLC. The value of the PIK will equal the value to LLC that is ultimately assigned to the provision to LLC of the approximately 245 acres of beachfront land constituting the Omagine Site. The value of the PIK will be determined by a professional valuation expert in accordance with Omani law and with the concurrence of LLC’s independent auditor.

Although Omagine and the New Shareholders will have invested an aggregate of 360,000 Omani Rials (equivalent to approximately $936,000) before the Financing Agreement Date, 26,628,125 Omani Rials ($69,233,125) of the Deferred Investments will not be invested by the New Shareholders or received by LLC until the Financing Agreement Date.

The Financing Agreement Date is presently projected by management to occur within twelve months from the date hereof. The DA was signed on October 2, 2014 and management is presently pursuing the sale of a further percentage of LLC’s equity to one or more investors. Subject to the necessary financial resources becoming available to Omagine, the Company presently intends, to trigger the Financing Agreement Date by having Omagine make a secured loan to LLC to finance the first phase of the development of the Omagine Project. Pursuant to the provisions of the Shareholder Agreement, such a loan would constitute a Financing Agreement Date and thereby trigger the $69,233,125 Deferred Investment by the New Shareholders into LLC. No assurance however can be given at this time as to whether such necessary financial resources required to make such secured loan to LLC will be available to Omagine. Management is also exploring additional financing mechanisms that will facilitate the early initiation of the development and design process of the Omagine Project. (See: “Design, Engineering, Content Development and Construction” below).

Management presently believes it can maintain Omagine’s majority control of LLC while successfully selling a further minority percentage of LLC’s equity to new investors for an amount in excess of the average cash investment amount paid by the New Shareholders.

Consolidated Results

The financial results of LLC are included in the consolidated financial results of the Company in accordance with accounting principles generally accepted in the United States. If and when the Financing Agreement Date occurs, the Company will experience a substantial increase in capital when 60% of the approximately $70 million of cash capital investments into LLC are recorded in the Company’s consolidated financial statements as Omagine’s ownership interest in LLC. At or about that same time the Company may experience an additional substantial increase in its capital when 60% of the valuation of the PIK may also be recorded as capital on the Company’s consolidated financial statements. LLC's ongoing financial results will be included in the consolidated financial statements of the Company as appropriate for as long as Omagine remains a shareholder of LLC.

The Company continues the preparation for its anticipated future business activities in various ways including but not limited to: (i) recruiting various executive level personnel for both Omagine and LLC that are now required to ramp up organizationally for the Omagine Project, (ii) examining various methods of raising additional capital for both Omagine and LLC, (iii) negotiating and concluding the legally binding definitive agreement with BNP Paribas CIB and BNP Paribas Real Estate based upon the terms and conditions outlined in the LOI; (iv) negotiating the outlines of initial contracts with CCC-Oman and the other major vendors, contractors, consultants and employees proposed to be involved in the Omagine Project, (v) leasing and furnishing expanded office space in Oman for LLC, (vi) arranging the appropriate and required legal, accounting, tax and other professional services both in Oman and the U.S., (vii) examining various tax structures for JOL and LLC, (viii) reviewing and complying (to the extent we are presently able) with the listing requirements of various stock exchanges so we may be prepared to apply for such listing(s) as soon as we are eligible, (ix) examining various other matters we believe will enhance shareholder value, and (x) examining other potential Company revenue streams which are ancillary to, and derivative of, the Omagine Project.

22

The Company plans to enter businesses other than real estate development - and ancillary to, and derivative of, the Omagine Project - and the Company presently expects to generate ongoing revenue streams from such businesses, but no projections of the amount of such revenue, if any, can be made at this time.

The Company is a development stage entity and is not expected to generate revenue in the near term until the development of the Omagine Project is substantially underway. Revenue from real estate development associated with the Omagine Project is not expected to occur until subsequent to the Financing Agreement Date.

Pre-Development Expenses / Success Fee

The Shareholder Agreement defines the “Pre-Development Expense Amount” as the total amount of Omagine Project related expenses incurred by Omagine and JOL prior to the signing of the DA. Such Pre-Development Expense Amount expenses were heretofore incurred by Omagine and JOL and presently continue to be incurred by Omagine with respect to the planning, concept design, re-design, engineering, financing, capital raising costs and promotion of the Omagine Project and the negotiation and conclusion of the DA with the Government.

The Shareholder Agreement (i) estimates that, as of the date of the Shareholder Agreement (April 20, 2011), the Pre-Development Expense Amount was approximately nine (9) million U.S. dollars, and (ii) defines the Success Fee as being equal to ten (10) million dollars.

As provided for in the Shareholder Agreement, Omagine will receive payment in full from LLC of:

(i)	the Pre-Development Expense Amount and,
(ii)	the $10 million Success Fee.

The Shareholder Agreement also defines the date subsequent to the Financing Agreement Date when LLC draws down the first amount of debt financing as the “Draw Date”.

The ten (10) million dollar Success Fee will be paid to Omagine in five annual two (2) million dollar installments beginning on or within ten (10) days after the Draw Date.

Fifty percent (50%) of the Pre-Development Expense Amount will be paid to Omagine on or within ten (10) days after the Draw Date and the remaining fifty percent (50%) will be paid to Omagine in five equal annual installments beginning on the first anniversary of the Draw Date.

All of the aforementioned investment amounts, ownership percentages and other terms and conditions of the Shareholder Agreement were negotiated by Omagine management on behalf of LLC in arms-length transactions between LLC and the New Shareholders. Other than their present ownership positions in LLC, none of the New Shareholders are affiliates of Omagine. The Shareholder Agreement also specifies, among other things, the corporate governance and management policies of LLC.

The foregoing summary of the terms of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholder Agreement. The Shareholder Agreement is Exhibit 10.5 hereto.

Financial Adviser

BNP Paribas S.A. (“BNPP”) is a French global banking group headquartered in Paris, France with its second global headquarters located in London, England.

On January 2, 2013, LLC signed a letter of intent (“LOI”) with BNP Paribas, Wholesale Banking, Bahrain through its Corporate and Investment Banking department (“BNP Paribas CIB”) and BNP Paribas Real Estate Property and Management LLC (“BNP Paribas Real Estate”).

23

The LOI memorializes the parties’ discussions and proposals with regards to the Omagine Project as follows:

(a)	LLC intends to appoint BNP Paribas CIB as the financial advisor to LLC and to arrange the financing for the Omagine Project, including evaluating various funding, capital and debt structures available to LLC; and
(b)	LLC intends to appoint BNP Paribas Real Estate for real estate advisory services to LLC and to assist LLC by, among other things, providing a full financial feasibility assessment and a market feasibility study for the Omagine Project. This study will be utilized by BNP Paribas CIB in arranging the project financing.

The LOI is non-binding and subject to the execution of a definitive agreement between the parties which is presently expected to occur in late 2014.

As previously disclosed (i) LLC has held discussions with and received letters of interest and “comfort letters” in support of the Omagine Project from some of the largest banks in the MENA Region including three banks in Oman, and (ii) LLC has a longstanding relationship with Bank Muscat SAOG ("BankMuscat") which is 30% owned by RCA and is the largest financial institution in Oman. LLC plans to nominate an Omani bank to be a joint-venture partner with BNP Paribas CIB with respect to the syndication by BNP Paribas CIB with various banks and financial institutions (the “Lenders”) of the debt financing (the "Construction Financing") that Omagine LLC will require for the development and construction of the Omagine Project. The amount of Construction Financing debt owed at any one time by LLC to its Lenders is expected to fluctuate over the development and construction cycle of the Omagine Project and will be greatly influenced by (i) any sales of additional capital stock by LLC, and (ii) the pace and tempo of LLC’s receipt of proceeds from its planned sales of real-estate to third parties. The maximum amount of such Construction Financing debt expected to be outstanding at any one time during the development and construction cycle of the Omagine Project is presently estimated by management to be between $300 million and $500 million.

As presently contemplated by the LOI, BNP Paribas CIB (and an Omani bank as its joint-venture partner) will be engaged by LLC as its financial advisor to assist LLC in arranging the necessary Construction Financing for the Omagine Project and other financing for LLC as may be required. The capital of LLC, proceeds from the sales, if any, by LLC of additional equity stakes, bank borrowings and the proceeds from sales of its residential and commercial properties, are expected to be utilized by LLC to develop the Omagine Project.

As is present practice in Oman, LLC anticipates that sales contracts with third party purchasers of residential or commercial properties that are purchased “off plan” (i.e. purchased before construction thereof), will stipulate the payment to LLC by such purchasers of (i) a deposit on signing of such sales contract, and (ii) progress payments during the construction period of the relevant property covered by such sales contract. Since the aggregate of such deposit and progress payments before and during the construction of the relevant property is expected to be approximately 85% of the sales price of the relevant property stipulated in such sales contract, LLC anticipates that (i) the construction costs for properties that are sold “off plan” will be “owner-financed” by the relevant purchaser, and (ii) it will likely be unnecessary therefore for LLC to utilize any or very much Construction Financing from its banks in order to pay for the construction costs of properties which are sold pursuant to “off plan” sales contracts. Management expects that this commonly accepted sales contract and payment process will significantly benefit LLC by reducing its aggregate requirements for Construction Financing from its banks. The consumer appetite for such “off plan” sales is less today than it was before the recent worldwide banking and financial crisis. (See: “Market Conditions” below).

Furthermore, Land Price Payments are not due or owing to the Government from LLC until such time as LLC legally transfers the freehold title to such land to such purchasers, which time will coincide with the closing of the sale of such properties. Such closings will only occur after LLC has received final payment from the purchaser of the relevant sales contract amount for such properties. LLC’s financing profile is therefore further enhanced since it is not obligated to make any Land Price Payments to the Government until after it has already received 100% of the contracted sales price amount from the relevant purchaser at the closing when the freehold title to such land and property is transferred to the purchaser.

Before the DA was signed we had extensive discussions with a number of MENA Region financial institutions with respect to such Construction Financing and we are presently in receipt of six “bank comfort letters” in support of the Omagine Project from some of the largest banks in the MENA Region – including three banks in Oman. These discussions will be advanced further and continued by BNP Paribas CIB on our behalf. With BNP Paribas CIB leading this effort, management is optimistic with respect to LLC’s prospects for arranging the Construction Financing for the Omagine Project but recognizes that given present economic and market conditions, it is not a trivial task and will be challenging. The DA recognizes and addresses this issue when it states, in relevant part:

24

“The Government recognises that the Project Company intends to raise limited recourse financing in relation to the Project and that Lenders may expect to be afforded certain rights in relation to it. Accordingly, the Project Company will by or before the completion of twelve (12) months from the Execution Date enter into a written term sheet with the Lenders for the financing of the first phase, any other phase or all of the Project (a “Term Sheet”). If the Project Company has not delivered a copy of such Term Sheet to the Government by or before the expiry of the twelve (12) month period referred to above, this Development Agreement then shall have no further effect.” (See: Exhibits 10.24 and 10.25).

MENA Region banks and financial institutions continue to maintain high levels of liquidity but the project financing environment in Oman and the MENA Region remains cautious after the recent worldwide bank liquidity problems and Eurozone debt crisis. BNP Paribas CIB has deep and wide-ranging expertise in the MENA Region project financing markets and as part of its normal business activities it is in regular contact with MENA Region banks and international financial institutions regarding the status of and conditions prevailing in the project finance marketplace. The Company is optimistic that BNP Paribas CIB will be able to arrange the necessary project financing for the Omagine Project. Management believes and BNP Paribas CIB concurs, that there is currently a high degree of liquidity and a strong appetite among MENA Region banks and financial institutions for lending to, and investing in, sound development projects in the MENA Region. The banks and other financial institutions and advisers with which we have discussed the Omagine Project before the DA was signed (including BNP Paribas CIB and BNP Paribas Real Estate) have been uniformly impressed with the quality of the LLC shareholders.

Notwithstanding the foregoing, no assurance can be given at this time that LLC will be able to obtain any of, or a sufficient amount of, the Construction Financing required to develop, build and complete the Omagine Project. If such a circumstance were to occur, it would have a material adverse effect on our business and operations (See: “Risk Factors Related to Our Company and Our Business”).

The value of the Omagine Site will be definitively determined by a qualified independent real-estate appraiser and such valuation will be utilized to determine the value of the PIK. Such appraisal and PIK valuation will be utilized by BNP Paribas CIB in their discussions with banks and other financial institutions in order to arrange the Construction Financing.

Market Conditions

Notwithstanding the foregoing, we continue to be of the opinion that the project finance market in Oman remains challenging. The market intelligence garnered by management indicates that local bankers and market participants believe that both transaction volume and pricing in the Omani real estate market are steadily improving. Management plans to obtain third party verification of its assumptions and beliefs by engaging BNP Paribas Real Estate to update and assess LLC’s market feasibility study for the Omagine Project. BNP Paribas Real Estate will also perform a full third-party financial feasibility assessment to update LLC’s underlying assumptions in its financial model for the Omagine Project. These studies and assessments will then be utilized by LLC to fine tune its development plans, and by BNP Paribas CIB in arranging the necessary Construction Financing and other financing for LLC as may be required.

LLC is well positioned to benefit from the ongoing and improving market conditions in both the real-estate and project financing sectors since, from a timing perspective, LLC plans to now begin a year or more of intensive design and planning activities followed by the launch of residential and commercial sales at the Omagine Project.

The worldwide financial crisis, the “Arab Spring” uprisings, the Eurozone financial crisis - and the plethora of their poisonous knock-on effects - had deep and deleterious banking, economic, market and political consequences. It is indisputable that in the immediate and near-term aftermath of these crises, real estate and financial markets worldwide (including the Oman markets) were vastly more troubled and challenging than they are at present. Trends in the Omani market subsequent to the recent worldwide financial crisis however have indicated a reduced presence of speculative buyers and a reduced consumer appetite for pre-sales of residence units (“off-plan” sales) as many more buyers are now demanding a finished product before entering into sales contracts with developers.

It is clear that operating in today’s recovering market environment is preferable to having to operate in the prior years’ toxic environment characterized by tumultuous and severely adverse economic, political, financial and societal disorders. It is noteworthy that these various crises coincided with a succession of four different Ministers of Tourism in Oman since February of 2011. Management is of the opinion that, other than the immensely damaging prior expense, liquidity and dilution issues inflicted on Omagine and its shareholders by the MOT’s extensive DA signing delays (See: “Liquidity – Dilution / MOT Delays” below), the Company has emerged from this turbulent event tunnel, not just unscathed - but strengthened. Present market conditions should favorably impact LLC’s future operations.

25

Although the Oman economy and markets were not nearly as severely affected by the aforementioned crises as nearby Dubai or other countries, it did experience negative effects, slowdowns and volatility in both residential and commercial selling prices and market absorption rates during the past several years. Raw material and labor prices initially dropped dramatically but have now recovered and stabilized.

Other Arab countries in the MENA Region have experienced and are experiencing demonstrations of discontent with the rule of their heads of state and in some cases these demonstrations are being met with violent pushback by some MENA Region governments but this was not and is not the case in politically and economically stable Oman. Notwithstanding the foregoing, Oman has experienced several low-intensity demonstrations against government corruption and with respect to job opportunities and wages for Omanis (a very few of which involved violent behavior) and these have been met by His Majesty and the Government with pro-active positive measures and economic and political initiatives (including an aggressive anti-corruption campaign and widely acclaimed elections) to address the expressed concerns of the citizens of Oman. Short term work stoppages and strikes with respect to labor matters accompanied by non-violent demonstrations now occur occasionally in Oman but these events, as well as several newly organized and legally allowed labor unions and the aforementioned anti-corruption campaign, are now regarded as a normal part of the emerging democratic fabric of Omani society.

Construction material costs and property selling prices in Oman and the surrounding region remain somewhat volatile and undue reliance on present forecasts should be avoided. Management cautions that future events rarely develop exactly as forecast and the best estimates routinely require adjustment. Management fully expects that its cost estimates for the Omagine Project will require adjustment – possibly significant adjustment – as future events unfold. Investors and shareholders are cautioned not to place undue reliance on any such forward-looking statement or forecast, which speaks only as of the date hereof.

At present, both the economy and real estate sector of nearby Dubai are experiencing a very robust recovery. Dubai leads the way for the Gulf tourism market and this is likely to be the case for the foreseeable future, given its existing visitor market (over 10 million visitors in 2012), attractions, its impressive future capital development and marketing investment programs, and especially given its recent selection as the host for EXPO 2020 which is expected to attract over 25 million visitors. All of the foregoing will ensure that Dubai’s appeal is maintained and management expects this to have a positive knock-on effect on nearby Oman’s economy and real-estate market. (See: “Sales and Marketing” below).

Sales and Marketing

LLC plans to undertake several wide ranging and continuous marketing and public relations campaigns in anticipation of its launch of residential and commercial properties for sale and to advertise and promote its forthcoming entertainment, hospitality and retail offerings.

The launch date for residential and commercial sales is presently planned to occur in late 2015. Management expects that the continuing recovery of the project finance and local real estate markets will contribute positively to LLC’s future prospects. Management expects LLC to benefit from Dubai’s hosting of EXPO 2020, and similarly from nearby Qatar’s hosting of the World Cup Games in 2022. The Omagine Project will be conveniently located one hour from Dubai by air and is easily accessible by a fine roadway system in both Oman and the U.A.E. It is a natural and logical addition to a Dubai visit.

Sale prices and rental rates for housing in other integrated tourism projects in the Muscat area of Oman have recovered and are increasingly strengthening. The inventory of unsold housing in the secondary (re-sale) market (both outside of and within ITCs) has diminished due to recent robust, albeit quite price-sensitive, sales activity. New housing inventory, especially smaller apartments designed to hit perceived market price-points, has continued to come onto the local Muscat area market and the market absorption rates (number of market transactions) for such new residential housing is brisk and continues to improve.

The DA allows for sales and pre-sales of any of the residential or commercial buildings that will be developed and built on the Omagine Site.

Non-Omani persons (including but not limited to expatriates living and working in Oman) are forbidden by Omani law to purchase land, residences or commercial properties in Oman unless such land, residences or commercial properties are located within an ITC.

26

The DA stipulates the obligation of the Government to issue such Licenses and Permits as may be required for the development of the Omagine Project, including but not limited to issuing an Integrated Tourism Complex License (“ITC License”) designating the Omagine Project as an ITC. On June 26, 2014, the Government issued an ITC License to LLC designating the Omagine Project as an ITC.

Because it is now licensed as an ITC, the land, residences and commercial properties within the Omagine Project may be sold to any buyer worldwide - including any non-Omani buyer - and the freehold title to such land, residences and commercial properties may be transferred to such buyers.

The excellent location of the Omagine Site is recognized by local market participants and the significance of the provision of the Omagine Site via the Usufruct Agreement to LLC is substantial. The increase in the value over the last several years of the land constituting the Omagine Site is expected to have a positive effect on the valuation of the PIK and on revenue from the sale of residential and commercial properties. The value of the Omagine Site will be a primary driver of future LLC and Company revenue and the benefits accruing to LLC and the Company pursuant to LLC’s Usufruct Rights over the Omagine Site will be material and significant.

Pursuant to the DA and UA, LLC will pay the Government 25 Omani Rials (approximately $65) per square meter for the Project Land it sells to third party purchasers. At the present time, the average selling price for land at the Omagine Site is conservatively estimated by local real estate agents to be at least 250 Omani Rials (approximately $650) per square meter. (See: “Description of Business-The Development Agreement and The Usufruct Agreement” above).

Omagine and JOL engaged in significant marketing, design, engineering, promotional and other activities with respect to the Omagine Project prior to the DA being signed and have to date incurred a significant amount of costs associated with these and other general and administrative activities (collectively, the "Pre-Development Expense Amount"). The Pre-Development Expense Amount is associated with, among other things, travel, consulting and professional fees, planning and feasibility studies, design, engineering, and with similar such activities including preparing and making presentations to the Government of Oman. Although Omagine continues to incur such costs, the vast majority of the Pre-Development Expense Amount was incurred before the DA was signed by the Government and LLC. Pursuant to the provisions of the Shareholder Agreement the Pre-Development Expense Amount (estimated to be approximately nine million U.S. dollars as of the April 20, 2011 date of the Shareholder Agreement) will be reimbursed to Omagine by LLC. (See: “Pre-Development Expenses / Success Fee” above).

Design, Engineering, Content Development and Construction

The Company does not presently own or directly operate any design, engineering, content development or construction companies or facilities. Because of our strategic emphasis on design however, the Company or LLC may, depending upon circumstances, establish its own design and/or design supervision entity and/or contract with or enter into joint ventures with firms providing such design and design supervision services. The first phase of the development of the Omagine Project is expected to constitute primarily initial design work and its scope and budgeted cost will be decided upon by LLC shortly.

Subsequent to the OMAG Final Equity Investment of 210,000 Omani Rials ($546,000) being made, LLC will have the financial capacity to undertake certain initial planning and design activities, but for LLC to undertake more extensive design and development activities, it will have to accelerate the timing of the first Financing Agreement Date or sell additional equity or raise additional alternative financing (or a combination of some or all of the foregoing). Otherwise LLC will have to wait until the Deferred Investments are received from the New Shareholders after the first Financing Agreement Date occurs in order to perform such extensive design and development activities. The DA was recently signed on October 2, 2014 and management is presently exploring additional financing mechanisms that will facilitate the early occurrence of the first Financing Agreement Date and thereby accelerate the development and design process of the Omagine Project. (See: “The Shareholder Agreement / LLC Capital Structure” above).

Subject to the approval of its shareholders and to negotiating and agreeing to a contract, LLC presently intends to hire Michael Baker Corporation ("Baker") as its Program Manager and Project Manager. Baker is in the business of providing program management, engineering, design and construction management services to a wide variety of clients including the U.S. Department of Defense and many state governments and commercial clients. Omagine has employed Baker through the feasibility and engineering study phases of the Omagine Project and presently anticipates that, subject to the approval of the LLC shareholders, LLC will execute an agreement with Baker. Omagine had a contingent obligation to pay Baker an additional fee of $72,000 for past services if and when the DA was signed by the Government and LLC. The DA was signed on October 2, 2014 and such contingent fee is now due and payable. Baker is headquartered in Pittsburgh, PA, with offices throughout the U.S. and in Abu Dhabi in the United Arab Emirates and is experienced in all aspects of design, program management and construction management for large scale construction and development projects of the magnitude of the Omagine Project. Baker has significant program management and construction management contracts with the United States military worldwide, including in the MENA Region. The Company believes it maintains a good working business relationship with Baker but recognizes that there are presently many such highly reputable program and project management companies available and operating in Oman. Baker was recently acquired by Integrated Mission Solutions LLC. What effect, if any, this acquisition will have on LLC’s or Baker’s plans to engage Baker as LLC’s Program Manager and Project Manager is unknown at this time. The Company is confident that Baker’s inability or unwillingness to perform or the loss of Baker’s services altogether, (none of which circumstances are presently anticipated by or known to the Company), would not have any adverse impact whatsoever on its or LLC’s business or operations.

27

The interpretive design, entertainment content, and visitor experience design candidates to be hired by LLC have been narrowed to a short list of professional companies. One or more of such companies ("Content Developers") will be engaged by LLC to design the transformation of Omagine’s high level strategic vision for the content of the Pearl structures and surrounding areas into physical places offering emotional, intellectual and physical interactions. Each of the prospective Content Developers has serviced a diverse client base, including theme parks, museums, zoos, aquariums and other such complex entertainment centers around the world, including in the MENA Region, and each continues to regularly produce world class attractions globally of the size and scope of the Omagine Project.

Subject to the approval of its shareholders and to negotiating and agreeing to a contract, LLC presently intends to hire CCC-Oman as the General Contractor for the construction of the Omagine Project. CCC-Oman is an LLC shareholder and one of the largest construction companies in Oman where it currently employs approximately 13,000 construction personnel. CCC-Oman is experienced in all aspects of the construction business and regularly constructs large scale projects of the magnitude of the Omagine Project.

To date, Omagine has generally conceived the development concepts and defined the "scope of work" and then, as required, contracted with various designers, architects, contractors and consultants in the United States, Europe and the Middle East to perform those tasks. There are many such designers, architects, contractors and consultants available with competitive pricing and the Company does not believe that the loss or inability to perform of any such designer, architect, contractor or consultant would have a material, adverse impact on its business or operations. The Company believes it maintains a good working business relationship with its designers, architects, contractors and consultants. As presently planned, all copyrights to all material documents, designs and drawings executed by such independent designers, architects, contractors and consultants are, or will be, the property of either JOL, LLC or Omagine (See: "Patents, Copyrights and Trademarks").

Since the DA was signed on October 2, 2014, the final design and engineering as well as the development and construction phases of the Omagine Project can now begin.

Competition

The real-estate development business in Oman is a competitive business populated by companies with substantially greater financial, managerial and personnel resources than LLC presently possesses. Management believes that Omagine's ability to attract RCA and CCIC as strategic shareholders for LLC and to assemble and coordinate a team of experienced American, European and Middle Eastern consultants in a wide variety of specialized fields was crucial to its advancing the Omagine Project to its present status and getting the DA signed by the Government. Each of these consultants, several of whom will become employees of Omagine and/or LLC, are highly experienced in their respective fields. These fields of expertise include the following: strategic planning; visioning; branding; marketing; Islamic scholarship and research; master planning; architecture; city planning; conceptual design; project management; construction management; general contracting; quantity surveying and costing; interior design; landscape design; art; public policy; engineering (structural, civil, mechanical, electrical, marine); Omani law; cultural and exhibition design; interpretative design; tourism; visitor experience design; recreational operations planning and management; investment banking; structured finance; motion based ride technology; film technology; and training and hotel management.

Management has identified several key personnel for executive positions with Omagine LLC in Oman and, subsequent to the October 2, 2014 DA signing, we have accelerated our discussions with these persons. The employment of such persons by LLC however is contingent upon LLC securing the necessary initial financing to begin its operations in Oman. Management is presently undertaking efforts to secure such financing but no assurance can presently be given as to the outcome of such efforts. In addition Omagine's president, Frank J. Drohan, has over 30 years of experience doing business across most of the MENA Region and is familiar with the cultural and business environment of the MENA Region. Mr. Sam Hamdan, who is Omagine’s primary strategic consultant and the Deputy Managing Director of LLC has over 25 years of experience in the MENA Region. Mr. Hamdan is fluent in Arabic and English and, depending on future circumstances, may become Omagine's President subsequent to the Financing Agreement Date.

28

Although several of LLC's competitors have well established businesses and brand reputations, management believes that LLC's advantages are (i) the DA and UA have been signed by LLC and the Government of Oman, (ii) the uniqueness of the Omagine Project is particularly attractive to the Government, (iii) Omagine's and LLC's senior management have established strong and trusting relationships with the relevant Government officials and with LLC’s partners RCA and CCIC, (iv) LLC’s intention to engage BNP Paribas CIB to be its financial adviser and BNP Paribas Real Estate to be its real estate adviser; and (v) the Shareholder Agreement, which strongly demonstrates the serious investors and professionals that have been recruited to assist in the development of the Omagine Project. Company management believes LLC can successfully compete in this marketplace through a combination of unique development concepts, the recruitment of experienced and capable executive management for Omagine LLC in Oman, effective relationship management, highly experienced and well regarded financial and real estate advisers, and the utilization of highly professional, competent and experienced contractors, sub-contractors and consultants who are well known to the Government.

Manufacturing and Production

The Company does not engage in any manufacturing activities and as such does not maintain any inventory. In the future, LLC may maintain an inventory of residential and/or commercial properties held for sale to third parties.

Patents, Copyrights and Trademarks

It is presently intended that either JOL, LLC or Omagine will own (either outright or by assignment) the copyrights to all the material documents, designs and drawings produced and/or executed in relation to the Omagine Project by its employees and/or independent designers, architects and consultants.

Omagine has filed trademark applications with the United States Patent and Trademark Office ("USPTO") for the mark OMAGINE and six related marks (collectively, the "Marks"). Omagine has also filed trademark applications for the Marks in Oman and Kuwait within the applicable time periods required.

The Mark OMAGINE and three of the six related Marks have each been issued a Certificate of Registration from the USPTO and are now officially registered Marks in the United States.

The USPTO has issued a "Notice of Allowance" with respect to each of the remaining three related Marks (the “Expired Marks”) and the applications for such Expired Marks could have been approved for registration upon the filing of a valid "Statement of Use" attesting that each such Expired Mark was in commercial use. Due to the delays encountered by Omagine in signing the DA, the Expired Marks were not put into commercial use by the “Final Statement of Use Deadline” and all three applications for the Expired Marks have expired. The Expired Marks remain of interest to Omagine and, depending upon future circumstances, we may file new trademark applications for the Expired Marks with the USPTO.

Trademark applications for the OMAGINE Mark and eight related Marks were filed in Oman and all have now been issued Certificates of Registration in Oman. The Mark OMAGINE has been issued a Registration Certificate from the Patent and Trademark Department of the Ministry of Commerce & Industry in Kuwait.

Governmental Regulation

LLC expects that it will require several Omani governmental licenses, permits and approvals for its services and products during the development, construction and operation of the Omagine Project (collectively, “Licenses and Permits”). The obligation of the Government of Oman to issue all such Licenses and Permits as may be required is specifically detailed in the DA (See: Exhibits 10.24 and 10.25). The Government of Oman has issued an ITC License to LLC for its Omagine Project (See: “Sales and Marketing”).

29

The Company does not anticipate any negative effects on its or LLC's business from any existing or probable Omani government laws or regulations. LLC will incur certain costs and sustain certain effects on its operations as a consequence of its compliance with Omani laws and regulations, including environmental laws and regulations, and all such costs and effects are expected to be incurred or sustained as part of the normal course of its business.

The Company does not require any U.S. governmental approval of its properties, services, products or activities in Oman nor does the Company anticipate any negative effects on its business from any existing or probable United States or Oman government laws or regulations. Both the government of the United States and the government of the Sultanate of Oman have ratified the United States-Oman Free Trade Agreement.

 Employees, Consultants and Employment Benefits

As of the date hereof, we have five employees and eleven consultants. We presently plan to hire eight of such consultants as full time employees of Omagine or LLC. None of our employees are represented by a labor union for purposes of collective bargaining. We consider our relations with our employees and consultants to be good. Now that the Development Agreement has been signed Omagine intends to significantly increase the number of its full time employees. (See: "Executive Compensation" – “Employment Agreements and Consulting Agreement”).

Notwithstanding anything to the contrary contained herein, no assurances can be given at this time that the Financing Agreement Date or the anticipated revenues from the Omagine Project will actually occur.

DESCRIPTION OF PROPERTY

Omagine maintains its corporate offices at The Empire State Building, Suite 4815-17, 350 Fifth Avenue, New York, N.Y., 10118. The premises are leased by Omagine under a lease expiring December 31, 2015. LLC leases premises in Muscat, Oman under a lease expiring December 31, 2014.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings which would have a material adverse effect on it or its operations.

MARKET FOR COMMON SHARES AND RELATED STOCKHOLDER MATTERS

Common Stock

Although our Common Stock is quoted and traded on the OTCQB under the symbol "OMAG", there is presently a limited amount of trading in our Common Stock and it is uncertain if such limited trading constitutes an “established public trading market”. The following table sets forth the high and low sales price quotations for our Common Shares as reported by the OTCQB on the quarterly ending dates indicated and as of the most recent practicable date. The table reflects inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions. The last reported sale price of our Common Stock on the OTCQB on October 14, 2014 was $2.94 per Common Share.

Quarter Ended	High	Low
3/30/12	$1.40	$1.15
6/29/12	$1.59	$1.25
9/28/12	$1.85	$1.65
12/31/12	$1.80	$1.60

3/29/13	$1.70	$1.70
6/28/13	$1.55	$1.46
9/30/13	$1.03	$0.68
12/31/13	$0.92	$0.81

3/31/14	$1.80	$1.75
6/30/14	$1.95	$1.77
9/30/14	$1.64	$1.34

10/14/14	$2.98	$2.55

30

At October 14, 2014 Omagine had issued and outstanding:

i.	2,325,000 Stock Options exercisable at various per Common Share exercise prices for the purchase of an aggregate of 2,325,000 Common Shares (See: “Executive Compensation - Equity Compensation Plan Information”), and
ii.	6,422,124 Strategic Warrants, 3,211,062 of which are exercisable at $5.00 per Common Share and the other 3,211,062 of which are exercisable at $10.00 per Common Share for the purchase of an aggregate of 6,422,124 Common Shares (See: “Description of Preferred Stock and Warrants – Strategic Warrants”), and
iii.	510,000 Tempest Warrants exercisable at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) eighty percent (80%) of the closing market price for a Common Share on the Trading Day immediately preceding the relevant exercise date (See: “Description of Preferred Stock and Warrants – Tempest Warrants”), and
iv.	2 convertible promissory notes issued to an Independent Director in the aggregate principal amount of $150,000, with accrued interest thereon at June 30, 2014 of $56,165, which 2 notes and accrued interest in the aggregate amount of $206,165 (at June 30, 2014) are convertible at $2.50 per Common Share into approximately 82,466 Common Shares (See: “Certain Relationships and Related Transactions and Director Independence - Related Party Payables”).

In addition, the Registration Statement of which this Prospectus forms a part, covers the registration by Omagine of up to 3,085,822 Common Shares that may be sold by the Selling Stockholder or its affiliate (See: “Selling Stockholder”).

At October 14, 2014, Omagine had 16,435,798 Common Shares issued and outstanding and, based upon the number of record holders plus the number of individual participants in security position listings at such date, there were approximately 1,074 holders of such Common Shares.

Dividends and Dividend Policy

The holders of Common Stock share proportionately, on a per Common Share basis, in all dividends and other distributions declared by our Board of Directors. Other than a 2012 non-cash dividend distribution of rights and warrants to our shareholders, we have not declared any dividends on our Common Stock since inception and do not anticipate paying cash dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any future decisions as to payment of cash or non-cash dividends or distributions on our Common Stock will be at the discretion of the Board of Directors and will depend upon our earnings and financial position at such time and on such other factors as the Board of Directors may then deem relevant.

Performance graph

A performance graph is not required for Omagine since it is a smaller reporting company.

FINANCIAL STATEMENTS

The response to this Item, commencing on Page F-1, is submitted as a separate section to this Prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINACIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights Omagine's business activities during the six month period ended June 30, 2014 and during its 2013 and 2012 fiscal years.

Overview

The Company is a DSE and is not expected to generate revenue until after the occurrence of an event - the development of the Omagine Project in Oman is well underway. The Company will need to generate revenue in order to attain profitability.

As the development program for the Omagine Project becomes more detailed and as the planning and design processes progress, the estimates of construction and development costs have and will become proportionately more accurate. LLC presently expects, based on the current assumptions underlying its updated development program, that the development costs (including the costs for design, construction, program management and construction management) for the Omagine Project will be between $2.1 and $2.5 billion dollars.

31

The costs of labor and materials as well as the selling prices and market absorption rates of new residential and commercial properties remain somewhat volatile in Oman and accurate forecasts for such future costs, selling prices or market absorption rates cannot be made at this time. (See: “Market Conditions” and “Sales & Marketing”, above)

LLC nevertheless presently expects, based on current assumptions and market activity, that such residential selling prices during the Omagine Project’s planned multiple sales releases during 2015 and beyond will be at least equal to the prices that are presently budgeted by LLC.

In their opinion on our 2013 audited financial statements contained in this Prospectus, our auditors have expressed substantial doubt about our ability to continue as a going concern. Although we have entered into the 2014 SEDA and have recently raised additional capital via private placements of restricted Common Shares, we estimate that, absent our obtaining any additional working capital, we can continue as a going concern for approximately between eleven and fifteen months from the date of this Prospectus. On August 15, 2014, 240,000 Tempest Warrants were exercised for proceeds to Omagine of $336,000. On October 2, 2014 250,000 Tempest Warrants were exercised for proceeds to Omagine of $327,500. Our single most important strategic objective for the past many years was achieved when the DA was signed by Omagine LLC and the Government of Oman on October 2, 2014. Our foregoing estimate of between eleven and fifteen months is based on (i) our current cash balances, (ii) assuming no effect on the Company’s financing prospects from having signed a multi-billion dollar transaction, (iii) assuming no sales of Common Stock pursuant to the 2014 SEDA, private placements or exercise of Warrants, and (iv) our extensive prior experience in carefully managing our cash outlays. Although we have never failed over the past ten years to obtain the cash resources sufficient to fund our ongoing operations, we cannot guarantee that such financing for our continuing operations will be available in the future.

Rights Offering and Warrant Distribution

In 2012 Omagine conducted a Rights Offering and Warrant Distribution pursuant to which Omagine (i) sold 1,014,032 Common Shares for aggregate proceeds of $1,267,540 of which $731,639 was paid in cash and $535,901 was paid via the satisfaction of debt, and (ii) distributed 6,422,124 Strategic Warrants at no charge to its shareholders. (See: “Results of Operations – Fiscal Year ended December 31, 2013 vs. Fiscal Year ended December 31, 2012 - Liquidity and Capital Resources – Rights Offering and Warrant Distribution” below).

Critical Accounting Policies

Our financial statements attached hereto for the fiscal year 2013 and for the six month period ended June 30, 2014 are development stage entity financial statements and have been prepared in accordance with accounting principles generally accepted in the United States for development stage entities and pursuant to the guidance contained in ASC 915 issued by the Financial Accounting Standards Board. The fiscal year 2013 financial statements have been audited by Omagine's independent certified public accountants. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The policies discussed below are considered by management to be critical to an understanding of our financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

●	Revenue Recognition. The method of revenue recognition at LLC will be determined by management when and if it becomes likely that LLC will begin generating revenue.
●	Valuation Allowance for Deferred U.S. Tax Assets. The carrying value of deferred U.S. tax assets assumes that Omagine will not be able to generate sufficient future taxable income to realize such deferred tax assets, based on management's prior estimates and assumptions. Now that the DA has been signed, management will re-evaluate such estimates and assumptions.

The Company plans to continue its focus on real-estate development, entertainment and hospitality ventures and on developing, building, owning and operating tourism and residential real-estate development projects, primarily in the MENA Region. The Company presently concentrates the majority of its efforts on the tourism and real estate development business of LLC in Oman and in particular on the Omagine Project.

32

Results of Operations :

THREE MONTHS ENDED JUNE 30, 2014 vs.

THREE MONTHS ENDED JUNE 30, 2013

The Company did not generate any revenue or incur any cost of sales during the three month periods ended June 30, 2014 and 2013 respectively. Total selling, marketing, general and administrative operating expenses (“SG&A Expenses”) were $665,899 during the three month period ended June 30, 2014 compared to $617,934 during the three month period ended June 30, 2013. This $47,965 (8%) increase in SG&A Expenses for the three month period ended June 30 2014 compared to the prior period was attributable to increases in the following expense categories: commitment fees, which were paid for with Common Shares ($150,000), professional fees, some of which were paid for with Common Shares ($12,841), travel ($14,085),occupancy costs ($344) and other selling, general and administrative costs ($6,933) offset by decreases in the following expense categories: officers and directors’ compensation, some of which was stock based compensation ($118,379) and consulting fees, some of which were paid with Common Shares ($17,859).

The Company sustained a net loss of $678,284 for the three month period ended June 30, 2014 compared to a net loss of $612,026 for the three month period ended June 30, 2013. This $66,258 (11%) increase in the Company's net loss for the three month period ended June 30 2014 compared to the prior period was principally attributable to the $47,965 increase in SG&A Expenses mentioned above, offset by increases in: interest expense ($10,771), amortization of debt discount ($18,367) and net loss attributable to minority shareholders of LLC ($10,845).

SIX MONTHS ENDED JUNE 30, 2014 vs.

SIX MONTHS ENDED JUNE 30, 2013

The Company did not generate any revenue or incur any cost of sales for the six month periods ended June 30, 2014 and 2013 respectively. Total SG&A Expenses were $1,152,344 during the six month period ended June 30, 2014 compared to $1,403,768 during the six month period ended June 30, 2013. This $251,424 (18%) decrease in SG&A Expenses for the six month period ended June 30 2014 compared to the prior period was attributable to decreases in the following expense categories: officers and directors’ compensation, some of which was stock based compensation ($210,320), consulting fees, some of which were paid with Common Shares ($196,807), travel ($3,718) and other SG&A costs ($20,777); offset by increases in the following expense categories: commitment fees, paid with Common Shares ($150,000), professional fees, some of which were paid with Common Shares ($21,421) and occupancy costs ($8,777).

The Company sustained a net loss of $1,173,426 for the six month period ended June 30, 2014 compared to a net loss of $1,398,069 for the six month period ended June 30, 2013. This $224,643 (16%) decrease in the Company's net loss for the six month period ended June 30 2014 compared to the prior period was principally attributable to the $251,424 decrease in SG&A Expenses mentioned above, offset by increases in: interest expense ($15,748), amortization of debt discount ($20,699) and net loss attributable to minority shareholders of LLC ($9,666).

Liquidity and Capital Resources

The Company incurred net losses of $1,173,426 and $1,398,069 during the six month periods ended June 30, 2014 and 2013 respectively. During the six month period ended June 30, 2014, the Company had net positive cash flow of $467,086 resulting from the $1,188,100 of positive cash flow from its financing activities being offset by the $721,014 of negative cash flow from its operating activities.

In July 2013 Omagine borrowed $200,000 from YA Global Master SPV, Ltd. (“YA”) via an unsecured loan (the “2013 YA Loan”) and on April 23, 2014 Omagine paid off the 2013 YA Loan balance due at April 23, 2014 and borrowed an additional $500,000 from YA via a second unsecured loan (the “2014 YA Loan”). (See: “The YA Loans” below).

Omagine’s financing activities during the six month period ended June 30, 2014 consisted of:

i.	sales of Common Shares for aggregate proceeds of $952,100,
ii.	re-payment of $175,000 representing the entire remaining principal balance of the 2013 YA Loan,
iii.	proceeds of $500,000 from the 2014 YA Loan,
iv.	payment of a $39,000 commitment fee with respect to the 2014 YA Loan, and
v.	payment of $50,000 of the principal balance of the 2014 YA Loan.

33

The Company had no capital expenditures for the six month period ended June 30, 2014. The Company anticipates that it will incur significant expenses related to capital expenditures, marketing, public relations and promotional activities during the periods subsequent to October 2014.

At June 30, 2014, the Company had $504,749 in current assets, consisting of $486,809 of cash and $17,940 of prepaid expenses. The Company's current liabilities at June 30, 2014 totaled $1,665,618 consisting of $356,565 of convertible notes payable and accrued interest, $422,066 of notes payable and accrued interest, $301,565 of accounts payable and accrued expenses and $585,422 of accrued officers’ payroll. At June 30, 2014, the Company had a working capital deficit of $1,160,869 compared to a working capital deficit of $1,572,905 at December 31, 2013. Forty-seven percent (47%) of the $1,665,618 of current liabilities at June 30, 2014 ($785,795) is due and owing to officers and/or directors of Omagine.

The $412,036 decrease in the Company's working capital deficit at June 30, 2014 compared to December 31, 2013 is attributable to increases in cash ($467,086) and prepaid expenses ($7,665); offset by a $62,715 increase in, current liabilities. The Company’s liabilities at June 30, 2014 increased compared to December 31, 2013 due to increases in: notes payable and accrued interest ($258,940) and accrued interest on convertible notes payable ($8,630); offset by decreases in: accrued officers’ payroll ($142,190),and accounts payable, accrued expenses and other current liabilities ( $62,665).

The consolidated financial statements contained in this report have been prepared for the Company as a development stage entity and assuming that the Company will continue as a going concern. As discussed in Note 2 to such consolidated financial statements, the Company's present financial condition raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts or classification of liabilities that might be necessary in the event the Company cannot continue in existence. The continued existence of the Company is dependent upon its ability to obtain additional financing, execute its business plan and attain profitable operations.

Warrants

As of the date hereof, Omagine has 7,182,124 Warrants issued and outstanding. (See: “Description of Preferred Stock and Warrants” – “Strategic Warrants” – “Tempest Warrants” above).

Management is hopeful that the 6,422,124 outstanding Strategic Warrants will eventually be “in the money” and will be exercised.

In accordance with their terms, the Tempest Warrants are by definition always “in the money”. On August 15, 2014, 240,000 Tempest Warrants were exercised at $1.40 per share and on October 2, 2014 250,000 Tempest Warrants were exercised at $1.31 per share but Omagine cannot be certain if or when any of the remaining 510,000 unexercised Tempest Warrants might be exercised.

Management is hopeful that the Warrants will provide a future source of additional financing for Omagine.

Standby Equity Distribution Agreements:

Between 2009 and 2011, Omagine had a Stand-By Equity Distribution Agreement with an affiliate of YA (the “2009 SEDA”). Omagine and YA were parties to a second Stand-By Equity Distribution Agreement (the “2011 SEDA”) which was terminated on July 21, 2014. The 2009 SEDA and the 2011 SEDA are collectively referred to herein as the “Prior SEDAs”.

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement (the "2014 SEDA").

As discussed herein, prior to October 2, 2014 we had experienced inordinate delays with the Government of Oman in getting the DA signed. The primary question for Omagine with respect to the utilization of the Prior SEDAs and the 2014 SEDA was always the timing of such utilization. As previously disclosed, it was our original intent to utilize the Prior SEDAs only after the DA was signed by LLC and the Government (“Post-DA Use”). Because of the MOT Delays (See: “Dilution / MOT Delays” below), this was not possible, and it became necessary for Omagine to utilize the Prior SEDAs before the DA was signed (“Pre-DA Use”) in order to finance the Company’s continuing operations.

34

The Government repeatedly approved various DA versions over the past many years and promised on several different occasions to sign the DA. None of those promises were been kept until the DA was finally signed on October 2, 2014. During all those delays (See: “Market Conditions”, above), we carried on in the belief that we would ultimately succeed in getting the DA signed.

As previously disclosed, we viewed the utilization of the 2014 SEDA (and of the Prior SEDAs) to be a necessary and integral part of the post DA efforts we would be required to undertake to secure the significant new financing we knew would be required after the DA was signed. We knew (and know) that this effort would be required to be undertaken without delay after the DA was signed in order to finance the rapid ramping up of our operations both in the U.S. and in Oman. Also we expected, but of course could not be certain, that there would eventually be greater liquidity in our Common Stock after the DA was signed thereby most probably making any such Post-DA Use less dilutive to our shareholders than has otherwise been the case from our Pre-DA Use to date. Although our Pre-DA Use heretofore was not our preferred option, it is management’s opinion that absent such Pre-DA Use of the Prior SEDAs, the Company would not have achieved its single most important strategic objective to date - the October 2, 2014 signing the DA. To the extent we have utilized the Prior SEDAs, we did so as sparingly and judiciously as we deemed reasonable and necessary at the time.

The historical case regarding the Prior SEDAs (past 6 years or so) has been that we were many, many times expecting to sign the DA and therefore were frequently expecting both Pre-DA Use and imminent Post-DA Use - sparing use in the first instance and more aggressive use in the second instance. As stated above, we theorized that there would be greater liquidity in our Common Stock after the DA was signed. The future is inherently difficult to predict and our assumptions were based upon our information at the time. Events unfolded differently then we often thought they would. None of the multiple promised DA signings prior to October 2, 2014 ever occurred and we were always therefore in the pre-DA “sparingly mode” with respect to our utilization of the Prior SEDAs. Because, for the reasons stated, we never got into post-DA “aggressive utilization” mode with the Prior SEDAs, when they expired or were terminated we filed post-effective amendments to the relevant registration statements to de-register any unsold shares.

At the time that we entered into the 2014 SEDA (April 2014), the DA was still not signed so we were in the same predicament - not knowing how much would be utilized pre and post DA - but still expecting the “imminent” signing of the DA (as communicated to us by MOT officials). Not knowing how much of the 2014 SEDA would be utilized pre and post DA, we viewed it as our responsibility then, as in the past, to be prepared for a DA signing and for aggressive Post-DA Use. On October 2, 2014 the DA was finally signed so there will be no Pre-DA Use of the 2014 SEDA.

Since the DA is now signed, any Post-DA Use by Omagine of the 2014 SEDA will be guided by several factors, including but not limited to: (i) the availability and cost of alternative financing, (ii) our ability to rapidly access required financing, (iii) the liquidity and market price of our Common Stock, (iv) the exercise, if any, of Warrants, (v) the likelihood (or actuality) of the success of our present efforts to arrange (a) new equity investments into Omagine and (b) new debt and/or equity investments into LLC, (vi) the likelihood (or actuality) of LLC having the financial capacity to pay Omagine the $10 million Success Fee and the Pre-Development Expense Amount in excess of $9 million. (See: “Description of Preferred Stock and Warrants – Warrants, and Financial Advisor, and Description of Business - The Shareholder Agreement / LLC Capital Structure - Pre-Development Expenses / Success Fee”, above), and (vii) our then current cash requirements.

Because the market for our Common Stock has historically exhibited low liquidity levels, we may not be able to take full advantage of the 2014 SEDA if such liquidity levels do not improve as a result of the recent DA signing. If the market for our Common Shares is exhibiting low liquidity levels at the time we give YA an Advance Notice (a “Put”) and if YA sells Common Shares into the public market during the five Trading Day Pricing Period subsequent to our Put (as is YA’s customary practice), it is likely that the price of our Common Shares will decline. Any such price decline will immediately increase the number of Common Shares we would otherwise be required absent such price decline to deliver to YA subsequent to the Pricing Period in satisfaction of such Put. If this pattern continued to happen with subsequent Puts by us, it is likely that we would issue and sell to YA the maximum 3,000,000 shares available under the 2014 SEDA before reaching the aggregate sales price of $5 million available under the 2014 SEDA.

LLC is now obligated to design, develop and construct the $2.5 billion Omagine Project. Given the size and scope of the Omagine Project, it is expected that LLC will require a minimum of $300 million (possibly up to $500 million) of debt financing - the Construction Financing - over various times during the next 4 to 5 years. This Construction Financing requirement will not be addressed by utilizing the 2014 SEDA (See: “Financial Advisor”, above). Notwithstanding that fact, the Company expects to have substantial and rapidly forthcoming working capital requirements other than the Construction Financing.

35

Given the considerable resources we will be required to bring to bear to execute the Omagine Project, we presently expect that we will fully utilize the entire $5 million amount available to us under the 2014 SEDA. Such Post-DA Use of the 2014 SEDA will of course be guided by the price, liquidity and volatility of our Common Stock as we move forward. We cannot presently predict what other future sources of financing might become available to us to cause us to utilize less than the full $5 million available under the 2014 SEDA and our present assessment is that, we will surely need and will ultimately receive the full $5 million available under the 2014 SEDA. The Prior SEDAs indisputably provided the Company the lifeline needed to achieve the DA signing and the 2014 SEDA will likely provide some of the supplementary working capital the Company will need going forward.

Prior SEDAs

The 2009 SEDA expired in 2011. The 2011 SEDA was due to expire on September 1, 2014 but was terminated on July 21, 2014 by the mutual consent of the parties (See: Exhibit 10.11).

In connection with the 2011 SEDA, Omagine filed with the SEC a registration statement (the “2011 SEDA Registration Statement”) on Form S-1 (Commission File No. 333-175168) pursuant to which 3,244,216 Common Shares were registered (including 244,216 Common Shares issued to YA in May and June 2011 in satisfaction of the $300,000 commitment fees due under the 2011 SEDA). Between August 24, 2011 and May 6, 2014, YA purchased 561,690 Common Shares from Omagine under the 2011 SEDA for an aggregate Purchase Price of $835,000 and YA did not thereafter purchase any Common Shares from Omagine under the 2011 SEDA. On July 21, 2014 Omagine filed a post-effective amendment to the 2011 SEDA Registration Statement de-registering the previously registered 2,438,310 Common Shares which were not issued or sold to YA pursuant to the 2011 SEDA. Such post-effective amendment to the 2011 SEDA Registration Statement was declared effective by the SEC on July 25, 2014.

The 2014 SEDA

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement which was amended on October 10, 2014 (the "2014 SEDA"). The 2014 SEDA is generally on the same terms as the 2011 SEDA. Unless earlier terminated in accordance with its terms, the 2014 SEDA shall automatically expire on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Effective Date” (as hereinafter defined), or (ii) the date on which YA shall have made payment of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. In satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, Omagine issued 85,822 restricted Common Shares to YA Global II SPV, LLC which is an affiliate of YA.

Pursuant to the terms of the 2014 SEDA, Omagine may in its sole discretion, and upon giving written notice to YA (an "Advance Notice"), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

Omagine is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from Omagine subject to certain conditions including (i) Omagine filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Effective Date”), (iii) Omagine certifying to YA at the time of each Advance Notice that Omagine has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by Omagine in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the "Daily Value Traded" for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for Common Share on such Trading Day.

36

Pursuant to the 2014 SEDA in no event shall the number of Common Shares issuable to YA pursuant to an Advance cause the aggregate number of Common Shares beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), by YA and its affiliates to exceed 9.99% of the then outstanding common stock of the Company. In addition this 9.99% ownership cap may not be waived by YA or Omagine and since such ownership cap includes all Common Shares owned by any YA affiliate, such cap cannot be avoided by transferring Common Shares to an affiliate of YA.

The foregoing summaries of the terms of the Prior SEDAs and of the 2014 SEDA do not purport to be complete and are qualified in their entirety by reference to the full texts of the Prior SEDAs and the 2014 SEDA, copies of which are attached hereto as Exhibits 10.6, 10.7, and 10.10.

Sales of Common Shares to YA pursuant to the Prior SEDAs totaled 561,690 Common Shares for an aggregate Purchase Price of $835,000. Management believes that it has been judicious and conservative in its use to date of the Prior SEDAs, but nonetheless our periodic sales of Common Shares to YA or its affiliate pursuant to the Prior SEDAs have been dilutive to all shareholders and the subsequent resales by YA of such Common Shares into the public market have from time to time inflicted downward pressure on our stock price. Subject to the Registration Statement of which this Prospectus forms a part being declared effective by the SEC, Omagine intends to utilize the 2014 SEDA to fund its ongoing operations as and if necessary. (See: “Dilution / MOT Delays” below).

The YA Loan Agreements

Omagine and YA, the investment fund which is a party with Omagine to the 2014 SEDA, entered into an unsecured loan agreement dated July 26, 2013 (the “2013 YA Loan Agreement”). Pursuant to the 2013 YA Loan Agreement, Omagine borrowed two hundred thousand dollars ($200,000) from YA (the “2013 YA Loan”) for a term of one year at an annual interest rate of 10%. The 2013 YA Loan Agreement called for a 10% monitoring and management fee equal to $20,000 to be escrowed and paid to Yorkville Advisors thereby making the net proceeds from the 2013 YA Loan to Omagine equal to $180,000. Such $180,000 of proceeds was received by Omagine on September 3, 2013. The 2013 YA Loan Agreement also extended the expiration date of the 2011 SEDA. The foregoing summary of the terms of the 2013 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2013 YA Loan Agreement attached hereto as Exhibit 10.12.

On April 22, 2014, Omagine and YA entered into another unsecured loan agreement (the “2014 YA Loan Agreement”) whereby Omagine borrowed five hundred thousand dollars ($500,000) from YA (the “2014 YA Loan”) for a term of one year at an annual interest rate of 10%. Pursuant to the 2014 YA Loan Agreement, on April 22, 2014, through deduction from the $500,000 principal balance of the 2014 YA Loan, Omagine (i) paid the $110,680 balance then due under the 2013 YA Loan Agreement, (ii) paid a $39,000 commitment fee with respect to the 2014 YA Loan, and (iii) prepaid the $1,096 of interest due on the 2014 YA Loan for the period April 23, 2014 through April 30, 2014. The $349,224 net proceeds of the 2014 YA Loan was received by Omagine on April 23, 2014. The foregoing summary of the terms of the 2014 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the YA Note Purchase Agreement, the YA Note and the YA Closing Statement attached hereto as Exhibits 10.13; 10.14; and 10.15 respectively.

Omagine presently anticipates that the 2014 YA Loan will be repaid from proceeds of sales of Common Shares made pursuant to (a) private placement transactions, (b) the exercise of Warrants, or (c) the 2014 SEDA, or a combination thereof.

Management’s original intent was to use the Prior SEDAs only after the DA was signed. The DA was signed on October 2, 2014 but the MOT Delays prior to October 2, 2014 necessitated our utilization of the Prior SEDAs and YA Loans to finance our continuing operations before the DA was signed (See “Dilution / MOT Delays” below).

There can be no assurance given that Omagine will be able to successfully utilize the Warrants or the 2014 SEDA to secure the significant amount of financing necessary for it to execute its business plan as presently conceived.

Omagine LLC

LLC presently has limited and strained resources.

Omagine and JOL invested the 20,000 Omani Rial ($52,000) OMAG Initial Equity Investment into LLC in 2009. A further 130,000 Omani Rial ($338,000) aggregate investment was made into LLC by Omagine and the New Shareholders pursuant to the Shareholder Agreement and LLC is presently capitalized at 150,000 Omani Rials ($390,000). Expenses incurred to date have depleted LLC’s resources and as of the date hereof Omagine has advanced to LLC 70,000 Omani Rials ($182,000) of the OMAG Final Equity Investment in order to maintain LLC’s liquidity.

37

Omagine will make the 210,000 Omani Rial ($546,000) OMAG Final Investment into LLC on a date between the date hereof and the Financing Agreement Date and LLC will then be capitalized at 360,000 Omani Rials ($936,000).

The PIK investment by RCA into LLC will be perfected concurrent with the registration of the Usufruct Agreement at the Ministry of Housing. The value, if any, of the PIK will be determined in the future by appraisal.

The New Shareholders will make an additional 26,628,125 Omani Rial ($69,233,125) investment into LLC after the Financing Agreement Date occurs and LLC will then be capitalized at 26,988,125 Omani Rials ($70,169,125).

The capital of LLC will likely be increased further at a later date if and when the non-cash valuation of the PIK is recorded as a capital investment into LLC.

The continuation of LLC’s business to date has to a large extent been financed by Omagine. The DA has been signed and LLC will now have to arrange a significant amount of Construction Financing in order to execute its plan to design and develop the Omagine Project (See: “Description of Business - Financial Advisor”). The Company is relying for revenue growth upon the future business LLC.

Omagine Inc.

The continuation of Omagine’s operations is dependent upon Omagine’s ability to secure financing for its and LLC’s operations until such time as the Financing Agreement Date occurs and LLC begins paying Omagine the $10 million Success Fee and the approximately $9 million (as of April 2011) of Pre-Development Expenses. (See: “Pre-Development Expenses / Success Fee” above)

In order to generate the cash needed to sustain the Company’s ongoing operations, Omagine has over the past many years relied on the proceeds from the YA Loans and from sales of Common Shares made pursuant to the Prior SEDAs and the 2012 rights offering as well as from sales of restricted Common Shares made pursuant to private placements. Management is hopeful that the Warrants will provide a future source of additional financing. Subject to the necessary financial resources being available to Omagine, Omagine intends to make a secured loan to LLC in order to trigger the first Financing Agreement Date, thereby also triggering the investment into LLC by the New Shareholders of their Deferred Investments in the aggregate amount of 26,628,125 Omani Rials ($69,233,125). Alternatively, to effect the same outcome, LLC is considering conducting a private offering of unsecured mandatory-convertible promissory notes which would also result in the acceleration of the occurrence of the first Financing Agreement Date.

Investors and shareholders should be aware that as a DSE we have had no revenue for the past several years and do not expect to generate any revenue until after the Financing Agreement Date occurs. The failure of the Financing Agreement Date to occur will have a materially significant negative effect on the Company’s ability to continue operations.

Dilution / MOT Delays

The DA was signed on October 2, 2014 but prior to such date the Company endured many delays by the MOT (the “MOT Delays”) and Omagine incurred many millions of dollars of expenses (the “Delay Expenses”) which, if not for the MOT Delays, would not have been incurred. The Delay Expenses were materially significant and severely strained the Company’s resources.

To finance the Delay Expenses and address the perilous liquidity issues produced by the MOT Delays, management employed and continues to employ a variety of financing mechanisms including but not limited to: the Prior SEDAs, a Rights Offering and Warrant Distribution, the 2014 SEDA, the YA Loans, salary suspensions, vendor, consultant and professional fee payments made with Common Shares in lieu of cash and private placement sales of restricted Common Shares (collectively, the “Financing Mechanisms”).

Furthermore, to incentivize and encourage the continued services of mission-critical employees and consultants, Omagine issued the Strategic Options to officers, directors and consultants of the Company whose continued service was deemed by the Board of Directors to be particularly crucial to attaining LLC’s then primary strategic goal of signing the DA with the Government of Oman. The Strategic Options are fully vested, exercisable at $1.70 per share, provide for a cashless exercise feature and currently expire on December 31, 2014. (See: “Equity Compensation Plan Information”, below)

38

From 2007 up until September 2014, the MOT had issued several written and verbal DA approvals. The DA that was signed by the parties on October 2, 2014 is virtually indistinguishable from the various previously approved DAs since 2007.

Throughout the period when the MOT Delays were occurring Omagine utilized the Financing Mechanisms to finance the Delay Expenses and the Company’s continuing operations. This resulted in the number of Common Shares presently issued and outstanding (16,435,798) being a materially larger number than would otherwise have been the case absent the MOT Delays which necessitated the use of the Financing Mechanisms and the issuance of the Strategic Options.

Between January 1, 2008 and the date of this Prospectus, 6,319,415 newly issued Common Shares were sold to various investors, vendors, officers and consultants pursuant to the Financing Mechanisms. These Common Shares represent 39% of the Common Shares issued and outstanding as of the date of this Prospectus. It is likely that all or most of such 6,319,415 Common Shares would not be issued or outstanding if the MOT Delays had not occurred and if the DA had been signed by the Government as previously promised and frequently agreed by the MOT.

The MOT Delays have had a material adverse effect on the Company and they are directly responsible for: (i) Omagine’s employment of the Financing Mechanisms, (ii) the aforementioned substantial dilution of our shareholders’ ownership interests in the Company, and (iii) Omagine’s issuance of the Strategic Options which may contribute to further future shareholder dilution.

Management believes the Strategic Options and Financing Mechanisms have been judiciously utilized to date and that the signing of the DA on October 2, 2014 was a momentous and positive event for the Company. Notwithstanding the MOT Delays and their dilutive and other effects, management believes that given the present state of the Oman economy and local Muscat market conditions, the future prospects for the Company have vastly improved as a result of the DA signing (See: “Description of Business - Market Conditions and Sales and Marketing” above).

Capital Expenditures and Construction Financing

The Company did not incur any expense for capital expenditures during the first six months of 2014. Since the DA is now signed, we expect that (i) the Company will incur significant expenses related to capital expenditures, and (ii) LLC will incur substantial debt associated with the Construction Financing for the Omagine Project. We anticipate that such capital expenditures and Construction Financing will be financed through a combination of invested capital, bank financing and possibly from the exercise of Warrants and/or from an additional sale or sales of LLC’s equity (See: “Description of Business - The Shareholder Agreement and Financial Advisor”).

LLC's Construction Financing requirements are expected to be reduced by its ability to pre-sell residence and commercial units by entering into sales contracts with third party purchasers and receiving deposits and progress payments during the construction of such units. Recent trends in the Omani market subsequent to the recent worldwide financial crisis however have indicated a reduced presence of speculative buyers and a reduced consumer appetite for pre-sales of residence units as many more buyers are now demanding a finished product before entering into sales contracts with developers.

Off-Balance Sheet Arrangements

We have never entered into and have no present intention of entering into any off-balance sheet financing arrangements. We have not formed and have no present intention of forming any special purpose entities.

FISCAL YEAR ENDED DECEMBER 31, 2013 vs.

FISCAL YEAR ENDED DECEMBER 31, 2012

The Company did not generate any revenue or incur any cost of sales for the years ending 2013 and 2012.

Total selling, marketing, general and administrative operating expenses (“SG&A Expenses”) were $2,630,555 in fiscal year 2013 compared to $2,789,975 in fiscal year 2012, a decrease of $159,420 (5.7%).

During our 2013 fiscal year the following SG&A Expenses decreased by a total of $304,835: Officers & Directors compensation ($190,781); Travel and other SG&A Expenses ($114,054); and such decreases were partially offset by increases totaling $145,415 in the following SG&A Expenses: Professional Fees ($54,110); Consulting Fees ($68,386); and Rent / Occupancy costs ($22,919).

39

During 2013 and 2012 Omagine has utilized (i) awards of Stock Options to retain the services of personnel deemed critical to its ongoing operations (See: “Executive Compensation” and “Employment Agreements and Consulting Agreement”), and (ii) issuances of restricted Common Shares in lieu of cash payments in order to conserve its cash resources.

During the 2013 and 2012 fiscal years Omagine has frequently deferred making payments of salary to its executives, utilized (or extended) Stock Options to incentivize its employees and consultants and utilized Common Shares in lieu of cash to pay various professional fees. Omagine therefore incurred significant SG&A Expenses in both 2013 and 2012 that did not require Omagine to expend cash to compensate such employees and consultants or to pay such professional fees. Such SG&A Expenses incurred by Omagine in 2013 and 2012 totaled $1,931,728 and $2,186,653 respectively, and consisted of: (i) deferred salary amounts which were expensed (but not paid) and which were then accrued as salaries payable, (ii) Stock Option expense (including the calculated expense of extending the expiration date of the Strategic Options); (iii) Common Shares contributed to employee 401(k) Plans, and (iv) Common Shares utilized to pay vendors, as detailed below:

●	$206,250 in 2013 and $168,000 in 2012 of unpaid but accrued salaries payable to Company executives, and
●	$1,445,744 in 2013 and $1,761,076 in 2012 representing the fair value of Stock Option awards and/or the extension of the expiration date of the Strategic Options as calculated using the Black-Scholes option pricing model, and
●	$76,250 in 2013 and $76,250 in 2012 representing the value of the Common Shares contributed to employees 401(k) plan accounts, and
●	$203,484 in 2013 and $181,327 in 2012 representing the value of the Common Shares used by Omagine to pay various consulting and professional fees.

The Company sustained a net loss of $2,640,590 during 2013 compared to a net loss of $2,789,976 during 2012. The $149,386 (5.4%) decrease in Omagine's 2013 net loss compared to 2012 was principally attributable to the $159,420 decrease in SG&A Expenses in 2013 compared to 2012 as described above.

Liquidity and Capital Resources

The Company incurred net losses of $2,640,590 and $2,789,976 respectively in fiscal years 2013 and 2012. In 2013 Omagine had net negative cash flow of $42,404 resulting from the negative cash flows of $596,917 from Omagine’s operating activities and $8,207 from Omagine’s investing activities being partially offset by the positive cash flow of $562,720 from its financing activities. Financing activities during the fiscal year ended December 31, 2013 consisted of sales by Omagine of Common Shares for proceeds of $407,720 and the issuance of a note payable pursuant to the YA Loan, the net proceeds of which to Omagine was $180,000.

The Company had $8,207 of capital expenditures in fiscal year 2013. Since LLC and the Government signed the Development Agreement for the Omagine Project on October 2, 2014, Omagine anticipates that the Company will incur significant expenses related to capital expenditures, marketing, public relations and promotional activities in late fiscal year 2014 and beyond.

At December 31, 2013, Omagine had $29,998 in current assets, consisting of $19,723 of cash and $10,275 of prepaid expenses (representing prepaid expense for investor relations services which were amortized in 2014).

The Company's current liabilities at December 31, 2013 totaled $1,602,903 consisting of $347,935 of convertible notes payable and accrued interest, the $163,126 YA Loan note payable balance and accrued interest, $364,230 of accounts payable and accrued expenses and $727,612 of accrued officers’ payroll.

At December 31, 2013, Omagine had a working capital deficit of $1,572,905 compared to a working capital deficit of $867,822 at December 31, 2012. Fifty-eight percent (58%) of the $1,602,903 of current liabilities at December 31, 2013 ($933,837) was due and owing to officers and/or directors.

The $705,083 increase in Omagine's working capital deficit at December 31, 2013 compared to December 31, 2012 was attributable to the decreases during 2013 in: cash ($42,404) and pre-paid expenses ($153,864) plus the increases during 2013 in: convertible notes payable and accrued interest ($27,500); the YA Note payable and accrued interest ($163,126); accounts payable and accrued expenses ($111,939); and accrued officers payroll ($206,250).

As indicated in the report of the independent registered public accounting firm, the consolidated financial statements referred to above have been prepared for Omagine as a development stage entity and assuming that Omagine will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Omagine's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts or classification of liabilities that might be necessary in the event Omagine cannot continue in existence. The continued existence of Omagine is dependent upon its ability to execute its business plan and attain profitable operations or obtain additional financing.

40

LLC’s business and its efforts to date have to a large extent been financed by Omagine. The continuation of the Company’s business and operations is dependent upon Omagine’s ability to secure financing for its and LLC’s operations until such time as the Financing Agreement Date occurs and LLC begins paying Omagine the $10 million Success Fee and the approximately $9 million (as of April 2011) of Pre-Development Expenses. (See: “Description of Business - The Shareholder Agreement / LLC Capital Structure – Pre-Development Expenses / Success Fee”).

In order to provide financing for its activities, Omagine has relied on the proceeds from sales of Common Shares pursuant to (i) private placement sales, (ii) the Prior SEDAs, and (iii) the 2012 Rights Offering discussed below. In addition Omagine has entered into the unsecured YA Loan Agreements as discussed above.

 Rights Offering and Warrant Distribution

Omagine conducted a “Rights Offering and Warrant Distribution” in 2012 for the sole benefit of its shareholders at the time (the “Record Shareholders”) pursuant to which Omagine distributed “Rights” and Strategic Warrants to the Record Shareholders. The Rights, the Strategic Warrants and the Common Shares underlying the Rights and Strategic Warrants were registered in a registration statement filed by Omagine on Form S-1 (Commission File No. 333-179040), which was declared effective by the SEC on February 13, 2012 and in a separate registration statement filed by Omagine on Form S-1 (Commission File No. 333-183852), which was declared effective by the SEC on April 25, 2013 (the “Warrant Registration”).

A total of 1,014,032 Common Shares were subscribed for in the Rights Offering at a subscription price of $1.25 per Common Share. Total proceeds to Omagine from the Rights Offering was $1,267,540 of which $731,639 was paid in cash and $535,901 was paid via the satisfaction of debt owed by Omagine to Record Shareholders exercising such Rights. Of the 1,014,032 Common Shares issued pursuant to the Rights Offering, 585,311 were issued in exchange for $731,639 in cash and 428,721 were issued in satisfaction of $535,901 of debt constituting promissory notes for loans to Omagine and accrued but unpaid salaries and expenses. Of the $535,901 of debt which was satisfied in the Rights Offering, $506,750 represented unpaid salaries, expenses and loans which were due and owing by Omagine to Omagine officers and directors.

Of the 6,422,124 Strategic Warrants distributed, 3,211,062 are exercisable at $5 per Common Share and 3,211,062 are exercisable at $10 per Common Share. On August 13, 2013, Omagine filed a Post-Effective Amendment on Form S-1 to the Warrant Registration (Commission File No. 333-183852) to update the Warrant Registration to include all 6,422,124 then issued and outstanding Strategic Warrants and the 6,422,124 Common Shares underlying such Strategic Warrants (the “Updated Warrant Registration”). The SEC declared the Updated Warrant Registration to be effective as of August 26, 2013 and as of the date of this Prospectus its effective status has expired. Omagine intends to file another post-effective amendment to the Warrant Registration in order to further update the Warrant Registration and to re-instate its effective status. All Strategic Warrants expire on June 30, 2015 unless redeemed earlier by Omagine

Standby Equity Distribution Agreements

Omagine and YA had been parties to the 2011 SEDA which was due to expire on September 1, 2014 but which was terminated on July 16, 2014 by the mutual consent of the parties (See: Exhibit 10.11).

Sales of Common Shares to YA in 2013 pursuant to the 2011 SEDA totaled 163,094 Common Shares for aggregate proceeds to Omagine of $205,000 and in 2012 such sales totaled 68,480 Common Shares for aggregate proceeds to Omagine of $90,000.

Omagine and YA are now parties to the 2014 SEDA and the Registration Statement of which this Prospectus forms a part is the Registration Statement for the 2014 SEDA. (See: “Results of Operations – Six Months ended June 30, 2014 vs. Six Months ended June 30, 2013 - Liquidity and Capital Resources – Standby Equity Distribution Agreements” above).

41

Unsecured Loans

On July 26, 2013 Omagine and YA entered into the 2013 YA Loan Agreement whereby YA made an unsecured loan of $200,000 to Omagine and on April 22, 2014, Omagine and YA entered into the 2014 YA Loan Agreement whereby YA made a second unsecured loan of $500,000 to Omagine. (See: “Results of Operations – Six Months ended June 30, 2014 vs. Six Months ended June 30, 2013 - Liquidity and Capital Resources – The YA Loan Agreements” above, and Exhibits 10.12 and 10.13).

Capital Expenditures and Construction Financing

The Company incurred $8,207 of capital expenditures in fiscal year 2013. Since the DA is now signed, we expect that (i) the Company will incur significant expenses related to capital expenditures, and (ii) LLC will incur substantial debt associated with the Construction Financing for the Omagine Project.

Impact of Inflation

The level of inflation in the U.S. has been relatively low during the last several fiscal years and has not had a significant impact on Omagine. Although inflation in Oman has also been relatively low during the last several fiscal years, the Oman economy has recently been experiencing volatility in its inflation rate (including in the prices of construction materials and labor) which volatility may have an impact on LLC's proposed future operations in Oman.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Information required under this caption is not required for Omagine since it is a smaller reporting company.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. The directors and executive officers of the Registrant as of the date hereof are as follows:

Name	Age	Position
Frank J. Drohan	69	Chairman of the Board of Directors, President, Chief Executive & Financial Officer
Charles P. Kuczynski	60	Vice-President, Secretary and Director
William Hanley	72	Controller & Principal Accounting Officer
Louis J. Lombardo	70	Director

Directors

Frank J. Drohan has served as a director, Chairman of the Board of Directors, President and CEO of the Registrant since 1991. Mr. Drohan is also the Managing Director and Chief Executive Officer of LLC and he serves as a director and the chairman of JOL. He was chairman of the board of directors, president and sole shareholder of Rif International Corp., a privately held company active in the construction and real estate development business and which had extensive overseas activities in the MENA Region between 1977 and 1986 and which was acquired by Omagine in 1997. Mr. Drohan holds a Bachelor of Science degree in Economics and Political Science from Manhattan College in New York City. Mr. Drohan, has over 35 years of experience doing business across most of the MENA Region, has many long-standing business and personal relationships in the region and is familiar with the region’s cultural and business environment.

42

Charles P. Kuczynski has served as a director, Secretary and a Vice-President of the Registrant since 1996 and previously served as a director and Secretary of the Registrant from 1988 to 1993. Mr. Kuczynski is a director and the secretary of JOL. Prior to joining Omagine, Mr. Kuczynski was a sales executive with Hillenbrand Industries. Mr. Kuczynski holds a Bachelor of Arts degree from Merrimack College in Massachusetts. Mr. Kuczynski has over 30 years of diverse business experience in marketing, sales, public relations and administration.

Louis J. Lombardo has served as a non-employee independent director (“Independent Director”) of the Registrant since 2005. Mr. Lombardo retired after 35 years at American Express Company where he was Executive Vice President - Travel Related Services. In this capacity he led an organization of worldwide operating centers employing over 14,000 people and managed a $1.3 billion operating budget and a $600 million capital budget. Mr. Lombardo holds an MBA degree from New York University. Mr. Lombardo’s years of experience as a senior executive of American Express Company brings a unique perspective and added value to his role as an Independent Director on our Board of Directors. He lives in New York City where he owns and operates two privately held businesses and a consulting company.

Directors are elected to serve for one-year terms or until their successors are duly elected and qualified. The Board of Directors is authorized to fill vacancies on the Board of Directors by appointment for a term lasting until Omagine’s next annual meeting of shareholders or until such appointed person’s successor has been duly elected and qualified. Directors who are Company employees receive no fees for acting as such. Independent Directors receive stock options and receive a minimal fee for attendance at board meetings and Omagine's annual meeting and are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending such meetings.

Kevin O'C. Green is an attorney and had served as an Independent Director of the Registrant from 2001 until January 2012. Due to the demands of his law practice and other business commitments, Mr. Green resigned as a director of Omagine effective January 31, 2012. His resignation was not the result of any disagreements with Omagine on any matters relating to Omagine’s operations, policies or practices. Salvatore J. Bucchere, an accountant and businessman, had served as an Independent Director of the Registrant from 2001 until his sudden and unexpected death on April 9, 2012. The Board of Directors has undertaken a search to identify two persons who are qualified and willing to serve as Independent Directors to fill the vacancies resulting from Mr. Green’s resignation and Mr. Bucchere’s untimely passing. At December 31, 2013 and as of the date hereof, the three member Board of Directors of Omagine consisted of two employee directors: Frank J. Drohan and Charles P. Kuczynski and one Independent Director: Louis J. Lombardo.

Omagine has an audit committee, a compensation committee, a nominating committee and a stock option committee each designated by the Board of Directors.

At December 31, 2013 and as of the date hereof, the sole member of the Audit Committee was Mr. Drohan and the audit committee did not have an audit committee financial expert as a member as of December 31, 2013 or as of the date hereof. At January 1, 2012 the members of the Audit Committee were Mr. Bucchere, Mr. Green (both of whom were Independent Directors) and Mr. Drohan. Until his unexpected death on April 9, 2012, Mr. Bucchere was the Chairman of the Audit Committee and was an audit committee financial expert.

At December 31, 2013 and as of the date hereof, the sole member of the compensation committee and of the nominating committee was Mr. Lombardo who is an Independent Director. At January 1, 2012, the three Independent Directors, Mr. Lombardo, Mr. Bucchere and Mr. Green comprised the entire membership of the compensation committee and of the nominating committee.

At December 31, 2013 and as of the date hereof, the sole member of the Stock Option Committee was Mr. Drohan. At January 1, 2012, the Stock Option Committee was chaired by Mr. Green, and both Mr. Bucchere and Mr. Drohan were committee members.

In view of the ongoing vacancies on its Board of Directors, Omagine’s limited resources and the limited number of Company employees available to address currently pressing business requirements, the Board of Directors resolved on March 15, 2013 to temporarily suspend the activities of the audit committee, the compensation committee, the nominating committee and the stock option committee until the two new Independent Directors were appointed or elected, and to have responsibility for all such committee activities assumed by the full Board of Directors.

Now that the Development Agreement for the Omagine Project is signed with the Government of Oman, the Board of Directors will intensify its efforts to fill the two board vacancies for Independent Directors. The Board intends that one such vacancy will be filled with a person who will chair the audit committee and will be an audit committee financial expert. Upon the appointment or election of such two new Independent Directors, they will also both be appointed to the compensation committee and to the nominating committee.

43

Officers

Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Mr. Drohan and Mr. Kuczynski are both officers of Omagine as described above.

William Hanley has served as the Controller and Principal Accounting Officer of the Registrant since January 2008. Mr. Hanley served as the controller of Mittal Steel from 1986 to 2007 and as the Controller and Chief Financial Officer of Rif International Corp. from 1980 to 1986. From 1973 to 1980 he served as the controller at two Wall Street brokerage firms and from 1968 to 1972 as a senior accountant at the public accounting firm Main LaFrentz & Company. Mr. Hanley holds a Bachelor of Business Administration degree in Accounting from St. Francis College in New York.

Sam Hamdan has served as Omagine’s primary strategic consultant since 2007 and as Deputy Managing Director of Omagine LLC since 2009. Mr. Hamdan has over 25 years of wide ranging business experience, having owned and operated several companies while also serving as a strategic consultant to high ranking government officials, Fortune 500 companies and technology ventures across the U.S., Europe and the MENA Region. Mr. Hamdan is fluent in Arabic and English, has many long-standing business and personal relationships in the U.S., Europe and the MENA Region and is familiar with the MENA Region’s cultural and business environment.

Omagine has adopted and its Board of Directors has approved a Code of Ethics and Business Conduct ("Code"). The Code applies to all directors, officers and employees of Omagine. Omagine believes that the policies and procedures contained in the Code are consistent with the requirements for a Code of Ethics as required by the SEC. A copy of the Code is attached hereto as Exhibit 14 and is available on Omagine's website, www.omagine.com.

Section 16(a) Beneficial Ownership Reporting Compliance

As of the date hereof, the Registrant’s officers and directors are in compliance with the requirement to file ownership reports as required by Section 16(a) of the Act. During 2013 the Registrant’s President, Vice President and Controller did not timely file Form 4 for Common Shares gifted by each of them. All such required forms have been filed as of the date of this Prospectus.

44

EXECUTIVE COMPENSATION

Officer Compensation

The following table sets forth information relating to the aggregate compensation received by the then current executive officers of the Company for services in all capacities during the Company’s three fiscal years indicated for (i) Omagine’s Chief Executive and Financial Officer, and (ii) each then current executive officer of Omagine and/or LLC whose total compensation exceeded $100,000 (the foregoing (i) and (ii) being collectively, the “Named Executive Officers”).

Summary Compensation Table

(a)	(b)	(c-1)	(c-2)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Unpaid Salary Accrued (1)	Salary Payments (2)	Bonus	Stock Awards (3)	Option Awards (4)	All Other Comp.	Total
		($)	($)	($)	($)	($)	($)	($)
Frank J.	2013	$125,000	$0	$0	$33,889	$566,727	$ 0	$725,616
Drohan, Chief	2012	$125,000	$0	$0	$34,388	$691,874	$ 0	$851,262
Executive and Financial Officer	2011	$125,000	$0	$0	$33,834	$47,170	$ 0	$206,004

Charles P.	2013	$17,917	$82,083	$0	$35,301	$194,805	$ 0	$330,186
Kuczynski,	2012	$18,000	$82,000	$0	$35,882	$236,847	$ 0	$372,729
Vice-President and Secretary	2011	$69,500	$30,500	$0	$35,444	$23,585	$ 0	$159,029

William	2013	$63,333	$16,667	$0	$7,060	$42,508	$ 0	$129,568
Hanley,	2012	$25,000	$55,000	$0	$5,980	$51,183	$ 0	$137,163
Controller and Principal Accounting Officer	2011	$65,000	$15,000	$0	$3,222	$2,975	$ 0	$86,197

Sam Hamdan,	2013	$0	$0	$0	$0	$531,350	$ 0	$531,350
Deputy	2012	$0	$0	$0	$0	$644,479	$ 0	$644,479
Managing Director, Omagine LLC (5)	2011	$0	$0	$0	$0	$18,768	$ 0	$18,768

1	Amounts included under Column (c-1) represent amounts recognized as compensation expense for financial statement reporting purposes and not an amount paid to the Named Executive Officers in the year indicated. Such amounts represent salary due to the Named Executive Officer for the year indicated that was not paid to such Named Executive Officer and was accrued as salaries payable.
2	Amounts included under Column (c-2) represent amounts recognized as compensation expense for financial statement reporting purposes which were paid to the Named Executive Officers in the year indicated. Such amounts represent the portion of salary due to the Named Executive Officer for the year indicated that was paid to such Named Executive Officer in the year indicated.
3	Amounts included under Column (e) represent contributions of Common Shares made in the year indicated to the 401(k) Plan account of the Named Executive Officer, valued at the closing market price for a Common Share on the dates of such contributions.

45

4	Amounts included under Column (f) represent the amount recognized as compensation expense for financial statement reporting purposes for the year indicated under ASC 718 and not an amount paid to or realized by the Named Executive Officers. There can be no assurance that the amounts determined by ASC 718 will ever be realized by the Named Executive Officers. In December 2012, Omagine extended the expiration date of all Strategic Options from December 31, 2012 to December 31, 2013 (the “First Extension”) and in December 2013 Omagine again extended that expiration date from December 31, 2013 to December 31, 2014 (the “Second Extension”). Assumptions used in the calculation of the amounts specified in Column (f) are included in Note 1 - Stock Based Compensation and Note 7 – Stock Options to Omagine's audited financial statements for the fiscal year ended December 31, 2013. (See also: “Equity Compensation Plan Information” below).
5	In addition to the 750,000 Strategic Options exercisable at $1.70 per Common Share awarded to Mr. Hamdan in 2012, Mr. Hamdan also holds 160,000 Stock Options exercisable at $1.25 per Common Share which were awarded to him in March 2007and which are not Strategic Options.

Management has concluded that the aggregate amount of personal benefits does not exceed 10% of the total compensation reported in column (h) of the foregoing table as to any Named Executive Officer named in the above table.

Table of Accrued Unpaid Salary Used to Purchase Common Shares

The following table indicates the amounts of previously accrued but unpaid salary payable utilized in the year indicated by the Named Executive Officer to purchase Common Shares via a direct purchase from Omagine, an exercise of Stock Options or an exercise of Rights in the Rights Offering.

Name	2013	2012	2011	2010
Frank J. Drohan (1)	$0	$155,921	$125,000	$0
Charles P. Kuczynski (2)	$0	$11,591	$62,500	$0
William Hanley (3)	$0	$31,250	$0	$100,000

1.	During the year ended December 31, 2012, $155,921 of unpaid salary owed to Mr. Drohan and $247,492 of principal and interest owed by Omagine to Mr. Drohan pursuant to a promissory note was offset and utilized by him for the exercise of 322,730 Rights to purchase 322,730 Common Shares at $1.25 per Common Share. During the year ended December 31, 2011, $125,000 of unpaid salary owed to Mr. Drohan was offset and utilized by him for the exercise of 100,000 Stock Options at $1.25 per Common Share. At June 30, 2014, December 31, 2013, 2012 and 2011, unpaid salary payable due to Mr. Drohan was $247,964; $398,154; $273,154; and $281,250 respectively.
2.	During the year ended December 31, 2012, $11,591 of unpaid salary owed to Mr. Kuczynski and $51,497 of principal and interest owed by Omagine to Mr. Kuczynski pursuant to a promissory note was offset and utilized by him for the exercise of 50,470 Rights to purchase 50,470 Common Shares at $1.25 per Common Share. During the year ended December 31, 2011, $62,500 of unpaid salary owed to Mr. Kuczynski was offset and utilized by him for the exercise of 50,000 Stock Options at $1.25 per Common Share. At June 30, 2014, December 31, 2013, 2012 and 2011, unpaid salary payable due to Mr. Kuczynski was $171,575; $163,575; $145,658; and $139,249 respectively.
3.	During the year ended December 31, 2012, $31,250 of unpaid salary owed to Mr. Hanley was offset and utilized by him for the exercise of 25,000 Rights to purchase 25,000 Common Shares at $1.25 per Common Share. During the year ended December 31, 2010, $100,000 of unpaid salary owed to Mr. Hanley was offset and utilized by him for the purchase of 82,305 Common Shares at $1.215 per Common Share. At June 30, 2014, December 31, 2013, 2012, 2011 and 2010, unpaid accrued officer’s compensation due to Mr. Hanley was $165,883; $165,883; $102,550; $108,800; and $43,799 respectively.

Director Compensation

Directors of Omagine who are employees of the Company do not receive additional compensation for their services as directors. Independent Directors are compensated for their services as directors of Omagine.

The following table sets forth information relating to the aggregate compensation received by the then current Independent Directors of the Registrant for services in all capacities during the Registrant's fiscal year ended December 31, 2013.

46

 Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1)(2) ($)	All Other Compensation ($)	Total ($)
Estate of Salvatore Bucchere (3)	$0	$0	$35,423	$0	$35,423
Kevin Green (3)	$0	$0	$0	$0	$0
Louis Lombardo	$2,500	$0	$35,963	$0	$38,463

(1)	Column (d) represents the dollar amount recognized as compensation expense for financial statement reporting purposes for the year indicated under ASC 718, and not an amount paid to or realized by the named director. There can be no assurance that the amounts determined by ASC 718 will ever be realized by the named director. Assumptions used in the calculation of the amounts specified in Column (d) are included in Note 1 - Stock Based Compensation and Note 7 – Stock Options to Omagine's audited financial statements for the fiscal year ended December 31, 2013.
(2)	All Strategic Options presently expire on December 31, 2014. As of December 31, 2013, (a) each of Mr. Lombardo and the estate of Mr. Bucchere had 50,000 fully vested Strategic Options and Mr. Green had no Strategic Options. In addition as of December 31, 2013, Mr. Lombardo held Stock Options that are not Strategic Options as follows: (i) 2,000 fully vested Stock Options exercisable at $0. 85 per Common Share, (ii) 2,000 fully vested Stock Options exercisable at $1.38 per Common Share, and (iii) 2,000 fully vested Stock Options exercisable at $1.70 per Common Share; and Mr. Green held Stock Options that are not Strategic Options as follows: (i) 2,000 fully vested Stock Options exercisable at $0.85 per Common Share and (ii) 2,000 fully vested Stock Options exercisable at $0.51 per Common Share (See: “Equity Compensation Plan Information” - “Stock Options Granted to Independent Directors” below).
(3)	Mr. Green resigned in January 2012 and Mr. Bucchere died in April 2012.

Independent Directors are compensated for their services as directors as shown in the chart below:

Schedule of Independent Director Fees - December 31, 2013

Compensation Item	Amount

Annual Retainer	$0
Attendance at Annual Meeting	500
Per Board Meeting Fee (attendance in person)	500
Per Board Meeting Fee (attendance by teleconference)	250
Per Committee Meeting Fee (in person or by teleconference)	0
Appointment Fee Upon Election to Board of Directors	0
Non-qualified stock options	(1)(2)

(1)	On the date of appointment to the Board of Directors, new Independent Directors are entitled to a one-time grant of 6,000 non-qualified Stock Options exercisable at the closing price for a Common Share on the date of grant, vesting 2,000 on the date of grant and 2,000 on the first business day of January in each of the two years next following the date of grant.

(2)	For Independent Directors that have served on the Board for at least 3 years, 2,000 Stock Options (or such other number of Stock Options as determined by the Board of Directors in its discretion) will be granted on the first business day of January in each fiscal year next following such 3 year period, at the closing price for a Common Share on the date of such grant, and vesting immediately upon grant. (See: “Stock Options Granted to Independent Directors” below).

Compensation Discussion and Analysis

The Board of Directors has long recognized that the Named Executive Officers and Omagine’s Independent Director (collectively, the “Company Executives”) have been substantially underpaid for years relative to their talents and to the efforts they expend on the Company’s behalf. The previously disclosed history of the long and frequent delays by the Government of Oman relative to the timely signing the DA have caused hardship for both the Company and the Company Executives. In order to conserve its cash resources, Omagine has frequently suspended the already inadequate compensation arrangements it has with the Company Executives by not paying or partially paying such compensation and accruing the unpaid portions of such compensation on its books as compensation payable. The Company Executives have nevertheless exhibited remarkable resiliency, loyalty to the Company and dedication to their work and have labored diligently, often with little or no compensation, in order to accomplish the Company’s single most important strategic objective of signing the DA with the Government. Also, Omagine’s president, its vice-president and its Independent Director have each made loans to Omagine during the past few years.

47

Now that the DA has been signed by LLC and the Government, the Company plans to institute as soon as practicable a formal plan for performance based compensation for all its executives and senior staff, including the Company Executives. This intended compensation plan will be designed to align executive compensation with the achievement by the Company of its long-term goals and objectives. Prior to the October 2, 2014 signing of the DA however and given Omagine’s cash restraints, Omagine has attempted to strategically incentivize the Company Executives on an ad hoc basis.

Beginning in 2007 and continuing to date, Omagine has frequently suspended and accrued salary payments due to the Company Executives who are officers of Omagine. By way of example, from 2011 through 2013, Omagine failed, to pay in accordance with its normal payroll procedures a total of $375,000 of salary due to its president & chief executive officer; a total of $105,417 of salary due to its vice-president & secretary; and a total of $153,333 of salary due to its controller & principal accounting officer. Consistent with Omagine’s practice in periods prior to 2011, such unpaid salaries were accrued on Omagine’s books as salaries payable and portions thereof were sometimes paid at later dates, as and when Omagine’s financial circumstances permitted. Significantly, and in a further demonstration of their support of Omagine, the Company Executives who are officers of Omagine also, from time to time, exchanged portions of the accrued but unpaid salary due them for restricted Common Shares. None of such Common Share purchases by the Company Executives were executed at preferential prices. In this regard:

•	In August 2011, Omagine’s president exchanged $125,000 of accrued unpaid salary due to him from Omagine in order to exercise 100,000 Stock Options at $1.25 per Common Share and in March 2012 he exchanged an aggregate of $403,413 due to him from Omagine consisting of (a) accrued unpaid salary, and (b) principal and accrued interest due under an Omagine promissory note, in order to exercise 322,730 Rights in the Rights Offering to purchase 322,730 Common Shares at $1.25 per Common Share, and
•	In August 2011, Omagine’s vice-president exchanged $62,500 of accrued unpaid salary due to him from Omagine in order to exercise 50,000 Stock Options at $1.25 per Common Share and in March 2012, he exchanged an aggregate of $63,088 due to him from Omagine consisting of (a) accrued unpaid salary, and (b) principal and accrued interest due under an Omagine promissory note, in order to exercise 50,470 Rights in the Rights Offering to purchase 50,470 Common Shares at $1.25 per Common Share, and
•	In July 2010, Omagine’s controller exchanged $100,000 of accrued unpaid salary due to him from Omagine in order to purchase 82,305 Common Shares at $1.215 per Common Share and in March 2012 he exchanged $31,250 of accrued unpaid salary due to him from Omagine in order to exercise 25,000 Rights in the Rights Offering to purchase 25,000 Common Shares at $1.25 per Common Share.
•	An Omagine Independent Director has made loans to Omagine in the aggregate amount of $150,000 which are memorialized by Omagine convertible promissory notes.

In an effort to retain the services of the Company Executives (and other Company consultants) which Omagine deems critical to its ongoing operations, Omagine issued Stock Options to the Company Executives and to other Company consultants (See: “Equity Compensation Plan Information” and “Employment Agreements and Consulting Agreement” below). In December 2013 Omagine extended (for the second time) the expiration date of the Strategic Options held by the Company Executives.

The Company Executives recognize the extraordinary advance made in the Company’s prospects as a result of the October 2, 2014 signing of the DA and UA by LLC and the Government. LLC’s development and implementation of the Omagine Project may now begin. While they recognized and accepted the extraordinary personal and professional risks, both financial and otherwise, that they undertook for many years in order to pursue this Company goal of signing the DA, the Company Executives were nevertheless greatly shocked by the excessive length of the Government’s decision making process and the attendant additional risks necessarily incurred by them as a result of the MOT Delays.

48

The briefest review of our past history (as detailed in our prior SEC filings since 2007) reveals that ultimately no one could have been certain that the DA would be signed by the parties until it was actually signed by them on October 2, 2014. If LLC had ultimately failed to sign the DA and move forward with the development of the Omagine Project in Oman, (i) the past many years of under-compensation to the Company Executives would have been wasted years for them, (ii) the accrued unpaid compensation payable to them would have been lost, (iii) the Common Shares purchased by them would likely have declined in value, and (iv) the Stock Options held by them would likely have expired worthless.

Now that the efforts by the Company Executives have been successful and the DA is signed by LLC and the Government, it appears likely that the past years of under-compensation to the Company Executives was a worthwhile sacrifice, that the accrued unpaid salary payable to them will likely be paid to them and the Common Shares and Stock Options held by them will likely become valuable.

In view of the inordinate past MOT Delays by the Government and the extraordinary efforts, risks and sacrifices undertaken on behalf of the Company by the Company Executives, the Board of Directors determined in 2012 that if, and only if, the DA was signed by LLC and the Government, Omagine would then award a one-time cash bonus (a “DA Success Bonus”) to each of the Company Executives in compensation for the aforesaid efforts, risks and sacrifices so undertaken by them which resulted in the realization of the Company’s primary and long delayed strategic objective of LLC and the Government signing the DA. As of the date hereof the DA has only recently been signed and the amount of each such DA Success Bonus has not yet been determined by the Board of Directors but each such amount is expected to be substantial and commensurate with (a) the value added to the Company as a result of the contribution made by each such Company Executive to the Company’s success in achieving its primary strategic objective of getting the DA signed by LLC and the Government, and (b) the efforts expended by each such Company Executive in attaining that objective.

The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and the Board of Directors will now take up the matter of determining the amount of each Company Executive’s individual DA Success Bonus. In determining its compensation policies and decisions subsequent hereto, Omagine shall seek a shareholder advisory vote on its executive compensation policy (including any proposed DA Success Bonus awards) as required by section 14A of the Exchange Act. The Company does not presently have written employment agreements with any of its executive officers (See: “Employment Agreements and Consulting Agreement” below).

Equity Compensation Plan Information

The 2003 Plan and the 2014 Plan

Omagine’s shareholders approved the reservation by Omagine of 2,500,000 Common Shares for issuance under the 2003 Omagine Inc. Stock Option Plan (the ”2003 Plan”). The 2003 Plan expired on August 31, 2013. (See: Exhibit 10.19).

On March 6, 2014, the Board of Directors approved the adoption of the 2014 Omagine Inc. Stock Option Plan (the “2014 Plan”). Pursuant to the 2014 Plan, 3,000,000 Common Shares were reserved for issuance. Omagine intends to seek its shareholders’ ratification of the adoption by Omagine of the 2014 Plan. (See: Exhibit 10.20).

Both the 2003 Plan and the 2014 Plan are designed to attract, retain and motivate employees, directors, consultants and other professional advisors of Omagine and its subsidiaries (collectively, the “Recipients”) by giving such Recipients the opportunity to acquire stock ownership in Omagine through the issuance of stock options (“Stock Options”) to purchase Common Shares.

Omagine has registered for resale the 2.5 million Common Shares reserved for issuance under the 2003 Plan by filing a registration statement with the SEC on Form S-8 (the “S-8 Registration”) and on September 12, 2012, Omagine filed a post-effective amendment to the S-8 Registration.

At June 30, 2014 and December 31, 2013, there were 2,285,000 unexpired Stock Options issued but unexercised under the 2003 Plan and all such Stock Options remain valid until the earlier of their exercise date or expiration date. At June 30, 2014, there were 40,000 unexpired Stock Options issued but unexercised under the 2014 Plan. A total of 2,325,000 Stock Options were issued and outstanding at June 30, 2014 of which 1,965,000 were Strategic Options.

The Strategic Options

On January 2, 2012, pursuant to the 2003 Plan and a resolution of the Board of Directors, thirteen individuals who were either employees, directors or consultants to Omagine at such time and whose continued service was deemed by the Board of Directors to be particularly crucial to attaining LLC’s then primary strategic goal of signing the DA with the Government of Oman were granted an aggregate of 1,994,000 Strategic Options. On January 31, 2012, an Independent Director resigned and the 50,000 Strategic Options previously granted to him were cancelled in accordance with their terms. On April 13, 2012 pursuant to a resolution of the Board of Directors, an aggregate of 21,000 additional Strategic Options (intended to be granted on January 2, 2012 but not available under the 2003 Plan at such time) were granted to two individuals.

49

To maintain the incentive for the retention and sustained service to the Company of its mission-critical employees and consultants in the face of the then continued MOT Delays, the Board of Directors authorized the First Extension of the expiration date of all Strategic Options to December 31, 2013 and subsequently the Second Extension of such expiration date to December 31, 2014.

Of the 1,965,000 Strategic Options issued, an aggregate of 1,049,000 were granted to Omagine’s three officers, an aggregate of 150,000 were granted to Omagine’s then three independent directors and 750,000 were granted to the Deputy Managing Director of LLC.

All Strategic Options are fully vested, exercisable at $1.70 per Common Share, provide for a cashless exercise feature, currently expire on December 31, 2014 and (except with respect to Strategic Options held by the estate of a deceased former director) require the holder thereof to be an employee of or a consultant to the Company at the time of exercise.

Strategic Options may be exercised at any time prior to 5 P.M. Eastern Time in the United States on December 31, 2014 by either: (1) paying the $1.70 exercise price in cash to Omagine, or (2) electing to pay the $1.70 exercise price via the cashless exercise feature of the Strategic Options, as follows:

1)	Strategic Options may be exercised in whole or in part by the holder thereof by delivery of a written notice to Omagine (the “Exercise Notice”), of such holder’s election to exercise such Strategic Options, which Exercise Notice shall:

•	specify the number of Common Shares (“Option Shares”) to be purchased,
•	be accompanied by payment to Omagine of an amount equal to $1.70 multiplied by the number of Option Shares for which the Strategic Options are being exercised (the “Aggregate Option Exercise Price”) in cash or wire transfer of immediately available funds, and
•	include the surrender of the relevant certificate representing such Strategic Options (or an indemnification undertaking with respect to such Strategic Options in the case of the loss, theft or destruction of such certificate).

Such documentation and payment shall be delivered by such holder to a common carrier for overnight delivery to Omagine as soon as practicable following the date of such Exercise Notice, but in no event later than December 30, 2014 (“Cash Basis”),

or

2)	by delivering an Exercise Notice and in lieu of making payment of the Aggregate Option Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula (the “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B
For purposes of the foregoing formula:
A =	the total number of Option Shares with respect to which the relevant Strategic Options are then being exercised.
B =	the closing bid price of a Common Share on the date of exercise of the relevant Strategic Options.
C =	the exercise price of one dollar and seventy cents ($1.70) in United States currency.

Stock Options Other Than Strategic Options

On April 13, 2012 pursuant to the 2003 Plan, an Omagine independent director was granted 2,000 Stock Options exercisable at $1.70 per Common Share and expiring on April 18, 2017.

50

On January 15, 2013 pursuant to the 2003 Plan, an Omagine independent director was granted 2,000 Stock Options exercisable at $1.38 per Common Share and expiring on January 14, 2018.

On April 8, 2013, the estate of a former Omagine director exercised 4,000 Stock Options; 2,000 at $0.51 per Common Share and 2,000 at $0.85 per Common Share.

On March 28, 2014 pursuant to the 2014 Plan, four persons were granted an aggregate of 40,000 Stock Options exercisable at $1.80 per Common Share and expiring on March 27, 2019. One such person is an Omagine independent director and one is an Omagine officer.

Stock Options Granted to the Named Executive Officers

The following table shows the number of Common Shares covered by exercisable and un-exercisable Stock Options issued pursuant to the 2003 Plan and held by the Named Executive Officers on December 31, 2013. There can be no assurance that the Grant Date Fair Value of Stock Option awards will ever be realized by such Named Executive Officers.

(a)	(b)	(c)	(d)	(e)
Name	Number of Common Shares Underlying Unexercised Options (#) Exercisable	Number of Common Shares Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price	Option Expiration Date
Frank Drohan (1)	750,000	0	$1.70	December 31, 2014
	100,000	0	$2.60	September 22, 2018

Charles Kuczynski (2)	250,000	0	$1.70	December 31, 2014
	50,000	0	$2.60	September 22, 2018

William Hanley (3)	60,000	0	$1.70	December 31, 2014

Sam Hamdan (4)	750,000	0	$1.70	December 31, 2014
	160,000	0	$1.25	March 30, 2017

(1)	In September 2008, 100,000 Stock Options, vesting ratably over five years, expiring after ten years and exercisable at $2.60 per Common Share, were granted to Omagine's President & Chief Executive Officer. In January and April of 2012, an aggregate of 750,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, expiring on December 31, 2014 and exercisable at $1.70 per Common Share were granted to Omagine's President & Chief Executive Officer.
(2)	In September 2008, 50,000 Stock Options, vesting ratably over five years, expiring after ten years and exercisable at $2.60 per Common Share, were granted to Omagine's Vice-President & Secretary. In January 2012, 250,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, expiring on December 31, 2014 and exercisable at $1.70 per Common Share were granted to Omagine's Vice-President & Secretary.
(3)	In January 2012, 60,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, expiring on December 31, 2014 and exercisable at $1.70 per Common Share were granted to Omagine's Controller & Principal Accounting Officer.

(4)	In March 2007, 160,000 Stock Options, vesting ratably over five years, expiring after ten years and exercisable at $1.25 per Common Share, were granted to a consultant to Omagine who is also the Deputy Managing Director of LLC. In January 2012, 750,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, expiring on December 31, 2014 and exercisable at $1.70 per Common Share were granted to the Deputy Managing Director of LLC.

The following table shows the number of Common Shares covered by unexpired non-qualified Stock Options issued to the Named Executive Officers under the 2003 Plan and the 2014 Plan and unexercised as of October 14, 2014.

51

Name	Number of Options	Exercise Price	Date of Grant	Expiration Date

Frank Drohan	100,000	$2.60	9/23/2008	9/22/2018
Frank Drohan	739,000	$1.70	1/2/2012	12/31/2014
Frank Drohan	11,000	$1.70	4/13/2012	12/31/2014

Charles Kuczynski	50,000	$2.60	9/23/2008	9/22/2018
Charles Kuczynski	250,000	$1.70	1/2/2012	12/31/2014

William Hanley	10,000	$1.80	3/28/2014	3/27/2019
William Hanley	60,000	$1.70	1/2/2012	12/31/2014

Sam Hamdan	160,000	$1.25	3/19/2007	3/31/2017
Sam Hamdan	750,000	$1.70	1/2/2012	12/31/2014

Stock Options Granted to Independent Directors

The following table shows the number of Common Shares covered by unexpired non-qualified Stock Options issued to Independent Directors of Omagine under the 2003 Plan and the 2014 Plan and unexercised as of October 14, 2014.

Name	Number of Options	Exercise Price	Date of Grant	Expiration Date

Louis Lombardo	2,000	$0.85	5/17/2011	5/16/2016
Louis Lombardo	50,000	$1.70	1/2/2012	12/31/2014
Louis Lombardo	2,000	$1.70	4/13/2012	4/12/2017
Louis Lombardo	2,000	$1.38	1/15/2013	1/14/2018
Louis Lombardo	10,000	$1.80	3/28/2014	3/27/2019

Salvatore Bucchere	50,000	$1.70	1/2/2012	12/31/2014

Kevin Green	2,000	$0.51	7/1/2010	6/30/2015
Kevin Green	2,000	$0.85	5/17/2011	5/16/2016

On the date of appointment to the Board of Directors, new Independent Directors are entitled to a one-time grant of 6,000 non-qualified Stock Options (or such other number of Stock Options as determined by the Board in its discretion). The exercise price of such Stock Options is the closing price for a Common Share on the date of grant and the Stock Options vest ratably over the three year period subsequent to such date of appointment provided such Independent Director continues to hold office on the date of such vesting. Independent Directors who have served on the Board of Directors for at least 3 years may be granted 2,000 Stock Options (or such other number of Stock Options as determined by the Board of Directors in its discretion) on the first business day of each fiscal year subsequent to such three years of service (or on such other day subsequent thereto as determined by the Board of Directors in its discretion) at an exercise price equal to the closing price for a Common Share on the date of grant and such Stock Options shall vest immediately upon grant.

Mr. Lombardo presently holds 66,000 fully vested Stock Options (2,000 exercisable at $0.85 expiring on May 16, 2016; 2,000 exercisable at $1.70 expiring on April 12, 2017; 2,000 exercisable at $1.38 expiring on January 14, 2018; 10,000 exercisable at $1.80 expiring on March 27, 2019; and 50,000 Strategic Options exercisable at $1.70 expiring on December 31, 2014). Mr. Lombardo’s 50,000 Strategic Options require him to be an Independent Director of Omagine at the time of the exercise of any Strategic Options.

Mr. Bucchere was an Independent Director at the time of his death on April 9, 2012. Pursuant to the 2003 Plan, all Stock Options then held by Mr. Bucchere immediately vested and were assigned an expiration date of April 8, 2013. Subsequently pursuant to resolutions of the Board of Directors, the expiration date for all Strategic Options (including the 50,000 Strategic Options held by the estate of Mr. Bucchere) was extended to December 31, 2014. On April 8, 2013, the estate of Salvatore J. Bucchere exercised 4,000 Stock Options to purchase 4,000 Common Shares. 2,000 of such Stock Options were exercised at $0.51 per Common Share and the other 2,000 were exercised at $0.85 per Common Share. Mr. Bucchere’s estate presently holds 50,000 fully vested Strategic Options exercisable at $1.70 per Common Share and expiring on December 31, 2014.

52

Mr. Green was an Independent Director until his resignation on January 31, 2012. Pursuant to their terms, Mr. Green’s 50,000 Strategic Options were cancelled concurrently with his resignation. Mr. Green presently holds 4,000 fully vested Stock Options (2,000 exercisable at $0.51 per Common Share expiring on June 30, 2015 and 2,000 exercisable at $0.85 per Common Share expiring on May 16, 2016).

Report on the Re-pricing of Any Options or Stock Appreciation Rights

There was no re-pricing of any Stock Options during fiscal year 2013 or during any subsequent period through the date hereof. The Company has never issued any stock appreciation rights. In December 2013, Omagine extended the expiration date of all Strategic Options from December 31, 2013 to December 31, 2014. (See: “Equity Compensation Plan Information – The Strategic Options” above and “Note 7 – Stock Options” to Omagine's audited financial statements for the fiscal year ended December 31, 2013).

Employment Agreements

The Company presently has no employment agreements with any person.

Pursuant to a prior employment agreement with Omagine (the “Drohan Agreement”), Omagine was obligated to employ its President and Chief Executive Officer, Mr. Frank J. Drohan, at an annual base salary of $125,000 plus an additional amount based on a combination of Omagine’s net sales and earnings before taxes. The Drohan Agreement also provided for an option to purchase 100,000 Common Shares at $1.25 per Common Share (the “Drohan Options”) and payment by Omagine of certain life and disability insurance premiums on Mr. Drohan's behalf. The Drohan Options were exercised by Mr. Drohan in August 2011. By mutual agreement between Omagine and Mr. Drohan, the Drohan Agreement was modified to provide that Omagine could from time to time suspend salary payments to Mr. Drohan and Mr. Drohan would continue to provide services to Omagine pursuant to the Drohan Agreement and Omagine would accrue Mr. Drohan’s unpaid salary. From 2007 through the date hereof, Omagine has from time to time fully or partially suspended salary payments to Mr. Drohan and Omagine has accrued Mr. Drohan’s unpaid salary which was not paid to him in a timely manner in accordance with Omagine’s normal payroll practices. For the years ended December 31, 2013 and 2012 and through the date hereof, Omagine has continued to accrue salary payable to its President on the basis of an annual salary of $125,000. On April 24, 2014, Omagine paid $187,691 of unpaid salary payable to Mr. Drohan. At June 30, 2014, December 31, 2013 and December 31, 2012, unpaid accrued officer’s compensation due to Mr. Drohan was $247,964, $398,154 and $273,154 respectively. During 2012, an aggregate of $403,413 ($155,921 of accrued but unpaid officer’s compensation due to Mr. Drohan and $247,492 of principal and interest owed by Omagine to Mr. Drohan pursuant to a promissory note) was offset and utilized by Mr. Drohan for the exercise of 322,730 Rights to purchase 322,730 Common Shares at $1.25 per Common Share. Omagine has agreed to pay any remaining unpaid and accrued salary to Mr. Drohan without interest when and if Omagine has the financial resources to do so. On September 23, 2008 the Board of Directors granted 100,000 non-qualified Stock Options to Mr. Drohan which vested ratably over the five years after the grant date and which are exercisable at $2.60 per Common Share. All 100,000 of such Stock Options are fully vested as of the date hereof. Expiration of all such Stock Options is ten years from the date of grant. The Board of Directors had determined in January 2012 to grant Mr. Drohan 750,000 Strategic Options. Because a sufficient number of options were not available under the 2003 Plan at the time however, pursuant to a resolution of the Board of Directors, Omagine granted 739,000 Strategic Options to Mr. Drohan on January 2, 2012. On April 13, 2012 pursuant to a further resolution of the Board of Directors, Omagine granted Mr. Drohan an additional 11,000 Strategic Options. Mr. Drohan’s Strategic Options are fully vested as of the date hereof and require him to be an employee of Omagine at the time of the exercise of any Strategic Options. All Strategic Options are exercisable at $1.70 per Common Share, have a cashless exercise feature and may be exercised in whole or in part at any time before their expiry date of December 31, 2014. All unexercised Strategic Options will expire on December 31, 2014. The Board of Directors determined in 2012 that when and if the Development Agreement for the Omagine Project was signed by LLC and the Government, Omagine would award a substantial DA Success Bonus to Mr. Drohan in an amount that has yet to be determined. The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and the Board of Directors will now take up the matter of the amount of Mr. Drohan’s DA Success Bonus. Omagine presently plans to enter into a new employment agreement with Mr. Drohan at some time before December 31, 2014 although the terms of such employment agreement have not yet been determined.

53

Pursuant to a prior employment agreement with Omagine (the “Kuczynski Agreement”), Omagine was obligated to employ its Vice-President & Secretary, Mr. Charles P. Kuczynski, at an annual base salary of $75,000, plus an additional bonus based on a combination of Omagine’s net sales and earnings before taxes. The Kuczynski Agreement provided for an option to purchase 50,000 Common Shares at $1.25 per Common Share (the “Kuczynski Options”). By mutual agreement between Omagine and Mr. Kuczynski, the Kuczynski Agreement was ended but the Kuczynski Options were maintained in effect and the Kuczynski Options were thereafter exercised by Mr. Kuczynski in August 2011. Mr. Kuczynski is presently employed by Omagine at an annual salary of $100,000 and from 2007 through the date hereof, Omagine has from time to time fully or partially suspended salary payments to Mr. Kuczynski and Mr. Kuczynski has continued to provide services to Omagine and Omagine has accrued Mr. Kuczynski’s unpaid salary which was not paid to him in a timely manner in accordance with Omagine’s normal payroll practices. For the years ended December 31, 2013 and 2012, and through the date hereof Omagine partially paid and partially accrued officer’s compensation of $100,000 due in each such year to Mr. Kuczynski. At June 30, 2014, December 31, 2013 and 2012, unpaid accrued officer’s compensation due to Mr. Kuczynski was $171,575, $163,575 and $145,658 respectively. During the year ended December 31, 2012, an aggregate of $63,088 ($11,591 of accrued but unpaid officer’s compensation due to Mr. Kuczynski and $51,497 of principal and interest owed by Omagine to Mr. Kuczynski pursuant to a promissory note) was offset and utilized by Mr. Kuczynski for the exercise of 50,470 Rights to purchase 50,470 Common Shares at $1.25 per Common Share. Omagine has agreed to pay any remaining unpaid and accrued salary to Mr. Kuczynski without interest when and if Omagine has the financial resources to do so. On September 23, 2008 the Board of Directors granted 50,000 non-qualified Stock Options to Mr. Kuczynski which vested ratably over the five years after the grant date and which are exercisable at $2.60 per Common Share. All 50,000 of such Stock Options are fully vested as of the date hereof. Expiration of all such Stock Options is ten years from the date of grant. Pursuant to a resolution of the Board of Directors, Omagine granted 250,000 Strategic Options to Mr. Kuczynski. Mr. Kuczynski’s Strategic Options are fully vested as of the date hereof and require him to be an employee of Omagine at the time of the exercise of any Strategic Options. All Strategic Options are exercisable at $1.70 per Common Share, have a cashless exercise feature and may be exercised in whole or in part at any time before their expiry date of December 31, 2014. All unexercised Strategic Options will expire on December 31, 2014. The Board of Directors determined in 2012 that when and if the Development Agreement for the Omagine Project was signed by LLC and the Government, Omagine would award a substantial DA Success Bonus to Mr. Kuczynski in an amount that has yet to be determined. The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and the Board of Directors will now take up the matter of the amount of Mr. Kuczynski’s DA Success Bonus. Omagine presently plans to enter into a new employment agreement with Mr. Kuczynski before December 31, 2014 although the terms of such employment agreement have not yet been determined.

 Employment Benefits

Omagine sponsors a 401(k) retirement plan for all eligible employees and provides and pays for group medical insurance for all employees choosing to participate in its group medical insurance plan.

The Registrant adopted the Omagine 401(k) Plan DTD 10-01-2008 (the "401(k) Plan") which is qualified under Section 401(k) of the Internal Revenue Code as a pre-tax plan for eligible employees of Omagine. Omagine does not presently match any employee contributions made to the 401(k) Plan. The Registrant made the maximum allowable discretionary contribution to all eligible employees participating in the 401(k) Plan in 2012, 2013 and 2014 in the form of 50,834, 55,253 and 73,315 Common Shares respectively. Future discretionary contributions and/or matching of employee contributions by the Registrant, if any, will be made pursuant to the recommendation of Omagine's Board of Directors.

Effective March 19, 2007 Omagine entered into a consulting agreement with Mr. Sam Hamdan originally set to expire on December 31, 2007 but which now expires on December 31, 2014 (the “Hamdan Agreement”). Pursuant to the Hamdan Agreement: (i) Mr. Hamdan provides consulting services to Omagine, (ii) under certain circumstances and conditions precedent, Mr. Hamdan may become the President of Omagine, and (iii) Omagine issued Mr. Hamdan Stock Options to purchase up to 160,000 Common Shares at $1.25 per Common Share (the “Hamdan Options”). The Hamdan Options vested ratably over the 5 year period beginning on April 1, 2007 and they expire on March 30, 2017. The Hamdan Options are exercisable only if at the time of such exercise: (i) the Hamdan Agreement is in effect, or (ii) Mr. Hamdan is an employee of the Company. The Hamdan Agreement was annually renewed four times without further compensation to Mr. Hamdan. Upon the fifth annual renewal of the Hamdan Agreement and pursuant to a resolution of the Board of Directors, Mr. Hamdan was granted 750,000 Strategic Options (See: Exhibit 10.3). Mr. Hamdan’s Strategic Options are fully vested and require him to be an employee of or a consultant to the Company at the time of the exercise of any of his Strategic Options. All unexercised Strategic Options will expire on December 31, 2014. Mr. Hamdan also serves without compensation as the Deputy Managing Director of our 60% owned subsidiary, LLC. The Board of Directors determined in 2012 that when and if the Development Agreement for the Omagine Project was signed by LLC and the Government, Omagine would award a substantial DA Success Bonus to Mr. Hamdan in an amount that has yet to be determined. The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and the Board of Directors will now take up the matter of the amount of Mr. Hamdan’s DA Success Bonus. Other than the issuance to Mr. Hamdan of the aforementioned Strategic Options, the Hamdan Agreement has continuously been renewed annually since 2007 without further compensation to Mr. Hamdan. The Hamdan Agreement presently expires on December 31, 2014 (See: Exhibit 10.4).

54

In determining its compensation policies and decisions subsequent hereto, Omagine shall seek a shareholder advisory vote on its executive compensation policy (including any proposed DA Success Bonus awards) as required by section 14A of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

Although the information required under this caption is not required for Omagine since it is a smaller reporting company, the Registrant nevertheless is choosing to include the following information in order to provide clarity regarding its present circumstances, the structure and membership of its compensation committee, and its future plans regarding membership of its compensation committee.

At January 1, 2012, the then three Independent Directors who were members of the Board of Directors, Mr. Lombardo, Mr. Bucchere and Mr. Green comprised the entire membership of the compensation committee. Mr. Green resigned on January 31, 2012 and Mr. Bucchere died on April 9, 2012. Mr. Green was a member of the compensation committee from January 1, 2012 until his resignation on January 31, 2012. Mr. Bucchere was a member of the compensation committee from January 1, 2012 until his sudden and unexpected death on April 9, 2012. Mr. Lombardo was a member of the compensation committee and its chairman during all of 2012, and at December 31, 2012, Mr. Lombardo, who is an Independent Director, was the sole member of the compensation committee.

No person who was a member of the compensation committee during 2012 was an officer or employee of the Registrant or a former officer or employee of the Registrant. Other than the $150,000 loan to Omagine made by Mr. Lombardo, no person who was a member of the compensation committee during 2012 is a party to any related party transaction with the Registrant (See: “Certain Relationships and Related Transactions and Director Independence”).

During the fiscal year ended December 31, 2013, no executive officer of the Registrant served as a:

i.	member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee or board of directors of the Registrant, or
ii.	director of another entity, one of whose executive officers served on the compensation committee of the Registrant, or
iii.	member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Registrant.

In view of the ongoing vacancies on its Board of Directors, Omagine’s limited resources, and the limited number of Company employees available to address currently pressing business requirements, the Board of Directors resolved on March 15, 2013 to temporarily suspend the activities of the compensation committee and to have responsibility for all such activities assumed by the full Board of Directors. (See: “Compensation Discussion and Analysis” above).

Now that the Development Agreement for the Omagine Project is signed with the Government of Oman, the Board of Directors intends to accelerate its search for two individuals who are qualified and willing to fill the two board vacancies for Independent Directors. Upon the filling of the aforesaid Board of Directors vacancies, the two new additional Independent Directors will be appointed to the compensation committee.

55

Board leadership structure and role in risk oversight.

Mr. Frank J. Drohan is the President and Chief Executive Officer of the Registrant and is also the Chairman of the Board of Directors of Omagine. Mr. Salvatore Bucchere was the lead Independent Director on the Board of Directors until his sudden and unexpected death on April 9, 2012. In this capacity, he consulted frequently (at least bi-weekly) with Mr. Drohan (who is often located overseas in Oman) and with Mr. Kuczynski who is a non-independent director and the Vice-President of Omagine. Mr. Bucchere, in turn, communicated frequently with Omagine’s other two Independent Directors, Mr. Lombardo and Mr. Green (who resigned in January 2012) in order to keep them informed of current Company issues, events and risks. Mr. Bucchere was an accountant and an audit committee financial expert. Mr. Green is a practicing attorney. Mr. Lombardo is a retired Fortune 500 company senior executive with extensive experience in risk management.

In view of the Company’s limited human and financial resources and its almost singular focus prior to October 2, 2014 on signing the DA, Omagine had determined that this board structure was appropriate and effective in carrying out its oversight tasks relevant to the Company’s activities and to the risks it faced. Omagine greatly regrets the loss of the services of Mr. Green and Mr. Bucchere, both of whom were valued advisers. Given its resource constraints however, and what it correctly perceived as the almost completed process leading to a signed DA with the Government, Omagine was determined to focus the majority of its limited amount of human and financial resources on accomplishing its then highest priority objective of having LLC sign the DA with MOT. The Board of Directors therefore decided to postpone active recruitment of replacements for its two former Independent Directors until after the DA signing was achieved. The DA was signed on October 2, 2014 and the Board now intends to accelerate its search for two new Independent Directors.

Although he is not an Independent Director, Mr. Kuczynski, an employee, director and Vice-President of Omagine, has assumed the internal communications role formerly carried out by Mr. Bucchere. The Board continues as in the past to exercise its oversight function, including its risk oversight, on both a formal and informal basis between and among its directors. The Board intends to now recruit at least two new members as Independent Directors and to review and revise its policies and procedures as deemed necessary to accommodate the expected rapid growth in Omagine’s activities resulting from the October 2, 2014 DA signing.

56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 14, 2014: (i) the number of Common Shares beneficially owned by (a) owners of more than five percent of outstanding Common Shares who are known to Omagine, (b) the officers of Omagine and LLC individually, (c) the directors of Omagine individually, (d) the officers and directors of Omagine and LLC as a group, and (ii) the percentage ownership of the outstanding Common Shares represented by the foregoing.

(a)	(b)	(c)
Name and Address	Beneficial Ownership (1)(11)	Percent (1)

Frank J. Drohan (2)(4)	3,375,137	18.8%
Charles P. Kuczynski (2)(5)	931,163	5.5%
Louis J. Lombardo (2)(6)	233,983	1.4%
Mohammed K. Al-Sada (3)(7)	1,636,420	9.7%
William Hanley (3)(8)	246,034	1.5%
Sam Hamdan (3)(9)	910,000	5.2%
Roger Tempest (3)(10)	1,362,308	8.0%

All officers and Directors as a Group of 5 Persons	5,696,317	29.2%

(1)	Applicable percentage ownership in column (c) is based on 16,435,798 Common Shares outstanding as of October 14, 2014 and on Common Shares owned by the named individual including Common Shares underlying Stock Options, Warrants and convertible notes owned by the named individual that are exercisable for Common Shares within 60 days of October 14, 2014. Beneficial ownership and Common Shares outstanding are determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Act”). Common Shares underlying Stock Options, Warrants or convertible notes that are currently exercisable or convertible or exercisable or convertible within 60 days of October 14, 2014 are deemed to be outstanding and beneficially owned by the person holding such Stock Options, Warrants or convertible notes for the purpose of computing the percentage of outstanding Common Shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of outstanding Common Shares owned by any other person.
(2)	The address for each of these individuals is c/o Omagine and each is a director of Omagine Mr. Drohan and Mr. Kuczynski are officers of Omagine.
(3)	The address for each of these individuals is c/o Omagine Mr. Hanley is an officer of Omagine and Mr. Hamdan is an officer of LLC.
(4)	Amount in column (b) for Mr. Drohan includes 1,879,677 Common Shares owned of record as of October 14, 2014 by Mr. Drohan plus 1,495,460 Common Shares with respect to which Mr. Drohan has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 100,000 Stock Options exercisable at $2.60 per Common Share, (ii) 750,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 322,730 Strategic Warrants exercisable at $5.00 per Common Share and (iv) 322,730 Strategic Warrants exercisable at $10.00 per Common Share.
(5)	Amount in column (b) for Mr. Kuczynski includes 530,223 Common Shares owned of record as of October 14, 2014 by Mr. Kuczynski plus 400,940 Common Shares with respect to which Mr. Kuczynski has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 50,000 Stock Options exercisable at $2.60 per Common Share, (ii) 250,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 50,470 Strategic Warrants exercisable at $5.00 per Common Share and (iv) 50,470 Strategic Warrants exercisable at $10.00 per Common Share.
(6)	Amount in column (b) for Mr. Lombardo includes 59,057 Common Shares owned of record as of October 14, 2014 by Mr. Lombardo plus 174,926 Common Shares with respect to which Mr. Lombardo has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 2,000 Stock Options exercisable at $0.85 per Common Share, (ii) 2,000 Stock Options exercisable at $1.70 per Common Share, (iii) 2,000 Stock Options exercisable at $1.38 per Common Share, (iv) 10,000 Stock Options exercisable at $1.80 per Common Share, (v) 50,000 Strategic Options exercisable at $1.70 per Common Share, (vi) 13,230 Strategic Warrants exercisable at $5.00 per Common Share, (vii) 13,230 Strategic Warrants exercisable at $10.00 per Common Share, and (viii) a convertible promissory note in the principal amount of $150,000 which together with $56,165 of accrued interest thereon (as of June 30, 2014) is convertible at $2.50 per Common Share into 82,466 Common Shares.
(7)	Amount in column (b) for Mr. Al-Sada includes 1,195,300 Common Shares owned of record as of October 14, 2014 by Mr. Al-Sada plus 441,120 Common Shares with respect to which Mr. Al-Sada has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 220,560 Strategic Warrants exercisable at $5.00 per Common Share and (ii) 220,560 Strategic Warrants exercisable at $10.00 per Common Share.
(8)	Amount in column (b) for Mr. Hanley includes 126,034 Common Shares owned of record as of October 14, 2014 by Mr. Hanley plus 120,000 Common Shares with respect to which Mr. Hanley has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 10,000 Stock Options exercisable at $1.80 per Common Share, (ii) 60,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 25,000 Strategic Warrants exercisable at $5.00 per Common Share and (iv) 25,000 Strategic Warrants exercisable at $10.00 per Common Share.
(9)	All 910,000 Common Shares included in column (b) for Mr. Hamdan are Common Shares with respect to which Mr. Hamdan has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 160,000 Stock Options exercisable at $1.25 per Common Share and (ii) 750,000 Strategic Options exercisable at $1.70 per Common Share.
(10)	Amount in column (b) for Mr. Tempest includes 852,308 Common Shares owned of record or beneficially as of October 14, 2014 by Mr. Tempest (of which 490,000 shares are owned of record by an affiliate of Mr. Tempest and deemed to be beneficially owned by Mr. Tempest) plus 510,000 Common Shares with respect to which Mr. Tempest has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying 510,000 Tempest Warrants exercisable at an exercise price equal to the greater of (a) $1.00 per Common Share, or (b) eighty percent (80%) of the closing price for a Common Share on the Trading Day immediately preceding the relevant exercise date.
(11)	Subject to community property laws where applicable, each beneficial owner named in column (a) has sole voting and investment power over the Common Shares beneficially owned by him listed in column (b).

57

Change in Control Arrangements

No change in control arrangements existed at December 31, 2013 or as of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with related persons .

There were no transactions during the Registrant's 2013 or 2012 fiscal years or during the period of 2014 through the date hereof, nor is there any currently proposed transaction, in which the Registrant or any of its subsidiaries was or is to be a participant and in which any related person had or will have a direct or indirect material interest, except as follows:

LLC plans to engage one of its shareholders, CCC-Oman, as the general contractor for the Omagine Project.

During 2012 Omagine engaged the son of Omagine’s President to perform website design services and paid him $1,000 plus 5,000 Strategic Options for services rendered.

The Company incurred a marketing and promotional expense of $30,220 during 2012 for a sponsorship fee related to the World Conference on Innovation & Entrepreneurship (“WSIE”) which was held in Boston, Massachusetts in December 2012. The WSIE conference is owned by Tranzishen, LLC which is an entity owned by Mr. Sam Hamdan who is the Deputy Managing Director of our 60% owned subsidiary LLC and a consultant to Omagine.

Mr. Hamdan and Mr. Drohan may form a new corporation to be owned by them (“Newco”) which will not compete with Omagine.

Related Party Payables

At June 30, 2014 and at December 31, 2013, 2012 and 2011 Omagine has included $785,795, $933,837, $707,088 and $1,024,802 respectively, of related party payables in its balance sheet. These amounts consisted of convertible notes payable (“Notes”) and accrued interest in the aggregate amounts of $206,165, $198,726, $183,726 and $463,096 respectively, and unpaid salary and unreimbursed expenses due to Omagine officers and directors in the aggregate amount of $579,630, $735,111, $523,362 and $561,706 respectively. The Notes are attached hereto as Exhibits 10.17, 10.18, 10.22 and 10.23.

Such $785,795, $933,837, $707,088 and $1,024,802 of related party payables at June 30, 2014 and at December 31, 2013, 2012 and 2011, respectively, are due and owing as follows:

1. Notes and accrued interest payable to officers and directors of Omagine :

	June 30	December 31
	2014	2013	2012	2011
Due to Frank J. Drohan, a director and the president of Omagine, interest at 8%, due on demand, convertible into common stock at a conversion price of $2.00 per share:
Principal	$0	$0	$0	$192,054
Accrued interest	0	0	0	51,649

Due to Charles P. Kuczynski, a director and the secretary of Omagine, interest at 8%, due on demand, convertible into common stock at a conversion price of $2.00 per share:
Principal	0	0	0	39,961
Accrued interest	0	0	0	10,747

Due to Louis J. Lombardo, a director of Omagine, interest at 10%, due on demand, convertible into common stock at a conversion price of $2.50 per share:
Principal	150,000	150,000	150,000	150,000
Accrued interest	56,165	48,726	33,726	18,685

Totals	$206,165	$198,726	$183,726	$463,096

(a)	On March 30, 2012 a total of $298,988 representing the entire principal amount and accrued interest on two Notes which were satisfied in March 2012 ($247,492 on a note that was due to Mr. Drohan and $51,496 on a note that was due to Mr. Kuczynski), both as of March 30, 2012, were offset against the payment due from Messrs. Drohan and Kuczynski to the Company for the shares of Common Stock purchased by them pursuant to the exercise of their Rights in the Rights Offering.

58

(b)	Other than as mentioned in note (a) above, the amounts provided in the above chart reflect the largest aggregate amount of principal outstanding during the periods for which disclosures are provided.

 2. Unpaid salary and unreimbursed expenses due to officers and directors of Omagine :

	June 30	December 31
	2014	2013	2012	2011
Due to Frank J. Drohan, a director and the president of Omagine	$236,922	$399,329	$273,154	$298,114

Due to Charles P. Kuczynski, a director and the secretary of Omagine	171,575	$163,575	145,658	139,250

Due to William Hanley, the controller of Omagine	168,883	168,207	102,550	110,592

Due to Louis J. Lombardo, a director of Omagine	5,250	4,000	1,500	4,750

Due to Kevin O'C. Green, a director of Omagine	0	0	0	8,500

Due to Salvatore J. Bucchere, a director of Omagine	0	0	500	500

Totals	$579,630	$735,111	$523,362	$561,706

Director Independence

Omagine complies with the standards of "independence" under the NASDAQ Marketplace Rules. Accordingly, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a material relationship with our Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by Omagine or by any parent or subsidiary of Omagine, shall not be considered independent. Accordingly Louis J. Lombardo meets the definition of an "independent director" under NASDAQ Marketplace Rule 5605(a)(2). At December 31, 2013 and as of the date hereof one of the Registrant’s three directors, Mr. Lombardo, is independent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Certificate of Incorporation, our directors will not be personally liable to us or to our shareholders for monetary damages for any breach of their fiduciary duty as a director, except liability for the following:

●	Any breach of their duty of loyalty to our Company or to our stockholders.
●	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
●	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
●	Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Certificate of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

59

WHERE YOU CAN FIND MORE INFORMATION

We are filing with the SEC a Registration Statement on Form S-1 under the Securities Act, of which this Prospectus is a part, covering the securities being offered. As permitted by the SEC, this Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this Prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about the operation of the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. Such periodic reports, proxy statements and other information are also available for inspection and copying at our Company website. The address of our website is www.omagine.com.

60

October ___, 2014

OMAGINE, INC.

3,085,822 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein or the affairs of Omagine have not changed since the date of this Prospectus.

61

OMAGINE, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$486,809	$19,723
Prepaid expenses and other current assets	17,940	10,275
Total Current Assets	504,749	29,998

PROPERTY AND EQUIPMENT:
Office and computer equipment	150,170	150,170
Less accumulated depreciation and amortization	(141,274)	(138,908)
	8,896	11,262

Other assets	29,982	29,982

TOTAL ASSETS	$543,627	$71,242

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Convertible notes payable and accrued interest	$356,565	$347,935
Note payable and accrued interest - YA Global Master SPV, Ltd. (less unamortized discount of $31,633 and $13,332, respectively)	422,066	163,126
Accounts payable	185,315	246,857
Accrued officers payroll	585,422	727,612
Accrued expenses and other current liabilities	116,250	117,373
Total Current Liabilities	1,665,618	1,602,903
Long Term Liabilities	-	-

TOTAL LIABILITIES	1,665,618	1,602,903

STOCKHOLDERS' DEFICIT

Preferred stock:
$0.001 par value
Authorized: 850,000 shares
Issued and outstanding: - none	-	-

Common stock:
$0.001 par value
Authorized: 50,000,000 shares
Issued and outstanding: 15,955,798 shares in 2014 and 14,935,038 in 2013	15,956	14,935
Capital in excess of par value	27,599,193	25,987,795
Deficit accumulated prior to development stage commencing on October 11, 2005	(9,201,144)	(9,201,144)
Deficit accumulated during the development stage commencing October 11, 2005	(19,480,721)	(18,307,295)
Total Omagine, Inc. stockholders' deficit	(1,066,716)	(1,505,709)
Noncontrolling interests in Omagine LLC	(55,275)	(25,952)

Total Stockholders' Deficit	(1,121,991)	(1,531,661)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$543,627	$71,242

See accompanying notes to consolidated financial statements.

F-1

OMAGINE, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTITY )

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,		From the Period October 11, 2005 (Inception of Development Stage) to June 30,
	2014	2013	2014	2013	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUE:
Total revenue	$-	$-	$-	$-	$-

OPERATING EXPENSES:
Officers and directors compensation (including stock-based compensation of $96,452, $216,081, $296,842, $508,412, and $3,324,878, respectively)	173,952	292,331	450,592	660,912	5,447,795
Professional fees(including stock-based compensation of $0, $0, $10,436, $0 and $10,436, respectively)	78,563	65,722	96,234	74,813	1,571,174
Consulting fees (including stock-based compensation of $100,330, $146,341, $197,504, $421,627, and $1,715,461, respectively)	129,245	147,104	232,892	429,699	2,997,926
Commitment fees (all stock-based compensation)	150,000	-	150,000	-	450,000
Travel	41,318	27,233	57,640	61,358	1,155,162
Occupancy	37,636	37,292	76,989	68,212	1,088,326
Other selling general and administrative	55,185	48,252	87,997	108,774	2,017,539
Total Costs and Expenses	665,899	617,934	1,152,344	1,403,768	14,727,922

OPERATING LOSS	(665,899)	(617,934)	(1,152,344)	(1,403,768)	(14,727,922)

OTHER (EXPENSE) INCOME
Settlement of Qatar Real Estate development dispute	-	-	-	-	1,004,666
Impairment of goodwill	-	-	-	-	(5,079,919)
Amortization of Debt discount	(18,367)	-	(20,699)	-	(123,777)
Interest income	-	-	-	-	8,805
Interest expense	(17,948)	(7,177)	(29,706)	(13,958)	(309,653)
Other (Expense) - Net	(36,315)	(7,177)	(50,405)	(13,958)	(4,499,878)

NET LOSS FROM DEVELOPMENT STAGE ENTITY - CONTINUING OPERATIONS DEVELOPMENT	(702,214)	(625,111)	(1,202,749)	(1,417,726)	(19,227,800)

Add net loss attributable to noncontrolling interests in Omagine LLC	23,930	13,085	29,323	19,657	120,847

NET LOSS ATTRIBUTABLE TO OMAGINE, INC.	(678,284)	(612,026)	(1,173,426)	(1,398,069)	(19,106,953)

LOSS FROM DISCONTINUED OPERATIONS - SPORTS
APPAREL	-	-	-	-	(345,990)

NET LOSS ACCUMULATED DURING DEVELOPMENT STAGE	(678,284)	(612,026)	(1,173,426)	(1,398,069)	(19,452,943)

Net preferred stock dividends	-	-	-	-	(27,778)

LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(678,284)	$(612,026)	$(1,173,426)	$(1,398,069)	$(19,480,721)

LOSS PER SHARE - BASIC AND DILUTED	$(0.04)	$(0.05)	$(0.08)	$(0.10)	$(1.95)
LOSS PER SHARE - CONTINUING OPERATIONS - REAL ESTATE DEVELOPMENT	$(0.04)	$(0.05)	$(0.08)	$(0.10)	$(1.91)
LOSS PER SHARE DISCONTINUED OPERATIONS - SPORTS APPAREL	$-	$-	$-	$-	$(0.04)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
- BASIC AND DILUTED	16,239,569	14,684,472	15,660,180	14,522,943	9,990,113

 See accompanying notes to consolidated financial statements.

F-2

OMAGINE, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

								Deficit	Deficit
								Accumulated	Accumulated
			Common Stock					Prior to	During the
			Issued and		Committed to			Development	Development
	Preferred Stock		Outstanding		be issued			Stage	Stage
		$0.001 Par		$0.001 Par		$0.001 Par	Capital in Excess of	Commencing October 11,	Commencing October 11,	NoncontrollingInterests in
	Shares	Value	Shares	Value	Shares	Value	Par Value	2005	2005	Omagine LLC	Total

Balances at October 11, 2005 (inception of development stage)	108,350	$108	5,667,569	$5,668	-	-	$13,797,424	$(9,201,144)	-	-	$4,602,056

Conversion of preferred stock for common stock	(1,250)	(1)	10,000	10	-	-	(9)	-	-	-	-

Issuance of preferred stock dividends in common stock	-	-	348	-	-	-	1,457	-	-	-	1,457

Beneficial conversion feature of Convertible Debenture	-	-	-	-	-	-	132,208	-	-	-	132,208

Value of warrant attached to Convertible Debenture	-	-	-	-	-	-	69,421	-	-	-	69,421

Reduction of preferred stock dividends accrual	-	-	-	-	-	-	-	-	116,705	-	116,705

Net loss	-	-	-	-	-	-	-	-	(5,534,319)	-	(5,534,319)

Balances at December 31, 2005	107,100	107	5,677,917	5,678	-	-	14,000,501	(9,201,144)	(5,417,614)	-	(612,472)

Issuance of common stock for cash	-	-	10,000	10	-	-	19,990	-	-	-	20,000

Issuance of common stock upon conversion of debentures	-	-	495,032	495	-	-	196,882	-	-	-	197,377

Conversion of preferred stock for common stock	(20,163)	(20)	161,300	161	-	-	(141)	-	-	-	-

Issuance of preferred stock dividends in common stock	-	-	78,343	78	-	-	63,946	-	-	-	64,024

Stock option expense	-	-	-	-	-	-	56,791	-	-	-	56,791

Beneficial conversion feature of Convertible Debenture	-	-	-	-	-	-	52,778	-	-	-	52,778

Preferred stock dividends	-	-	-	-	-	-	-	-	(21,042)	-	(21,042)

Net loss	-	-	-	-	-	-	-	-	(767,951)	-	(767,951)

Balances at December 31, 2006	86,937	87	6,422,592	6,422	-	-	14,390,747	(9,201,144)	(6,206,607)	-	(1,010,495)

Issuance of common stock for consulting services	-	-	1,250	1	-	-	749	-	-	-	750

Issuance of common stock for cash	-	-	570,000	570	-	-	754,430	-	-	-	755,000

Purchase of common stock for cash	-	-	(2)	-	-	-	(3)	-	-	-	(3)

Issuance of common stock upon conversion of debentures	-	-	547,526	548	-	-	126,396	-	-	-	126,944

Issuance of common stock in payment of accounts payable	-	-	560,067	560	-	-	341,470	-	-	-	342,030

Issuance of common stock upon exercise of warrants	-	-	295,866	296	-	-	1,038,829	-	-	-	1,039,125

See accompanying notes to consolidated financial statements.

F-3

OMAGINE, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED)

Preferred stock and dividends converted to common stock	(86,937)	(87)	720,188	720	-	-	122,808	-	-	-	123,441

Cancellation of common stock issued for consulting services	-	-	(9,000)	(9)	-	-	(10,942)	-	-	-	(10,951)

Stock option expense	-	-	-	-	-	-	20,187	-	-	-	20,187

Preferred stock dividends	-	-	-	-	-	-	-	-	(123,441)	-	(123,441)

Net loss	-	-	-	-	-	-	-	-	(1,043,190)	-	(1,043,190)

Balances at December 31, 2007	-	-	9,108,487	9,108	-	-	16,784,671	(9,201,144)	(7,373,238)	-	219,397

Issuance of common stock for consulting services	-	-	2,230	3	-	-	7,498	-	-	-	7,501

Issuance of common stock for cash	-	-	109,500	110	-	-	235,090	-	-	-	235,200

Contribution of common stock to 401(k) Plan	-	-	20,192	20	-	-	52,480	-	-	-	52,500

Issuance of common stock for SEDA commitment fees	-	-	45,830	46	-	-	149,954	-	-	-	150,000

Cancellation of common stock	-	-	(8,712)	(9)	-	-	9	-	-	-	-

Stock option expense	-	-	-	-	-	-	60,629	-	-	-	60,629

Net loss	-	-	-	-	-	-	-	-	(1,307,630)	-	(1,307,630)

Balances at December 31, 2008	-	-	9,277,527	9,278	-	-	17,290,331	(9,201,144)	(8,680,868)	-	(582,403)

Issuance of common stock for cash	-	-	2,000	2	-	-	1,398	-	-	-	1,400

Contribution of common stock to 401(k) Plan	-	-	72,500	72	-	-	72,428	-	-	-	72,500

Stock option expense	-	-	-	-	-	-	112,328	-	-	-	112,328

Sale of common stock under Standby Equity Distribution Agreement	-	-	1,308,877	1,309	-	-	553,691	-	-	-	555,000

Net loss	-	-	-	-	-	-	-	-	(1,114,409)	-	(1,114,409)

Balances at December 31, 2009	-	-	10,660,904	10,661	-	-	18,030,176	(9,201,144)	(9,795,277)	-	(955,584)

Adjustment for stock splits	-	-	22	-	-	-	-	-	-	-	-

Issuance of common stock for cash	-	-	336,972	337	-	-	304,163	-	-	-	304,500

Contribution of common stock to 401(k) Plan	-	-	289,996	290	-	-	72,210	-	-	-	72,500

Issuance of common stock in payment of salaries payable	-	-	82,305	82	-	-	99,918	-	-	-	100,000

Issuance of common stock for stockholder investor relations	-	-	118,750	119	-	-	47,381	-	-	-	47,500

Stock option expense	-	-	-	-	-	-	110,040	-	-	-	110,040

See accompanying notes to consolidated financial statements.

F-4

OMAGINE, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED)

Sale of common stock under Standby Equity Distribution Agreement	-	-	618,697	619	-	-	249,381	-	-	-	250,000

Net loss	-	-	-	-	-	-	-	-	(1,277,001)	-	(1,277,001)

Balances at December 31, 2010	-	-	12,107,646	12,108	-	-	18,913,269	(9,201,144)	(11,072,278)	-	(1,348,045)

Issuance of common stock for cash	-	-	130,438	131	-	-	264,869	-	-	-	265,000

Contribution of common stock to 401(k) Plan	-	-	51,784	52	-	-	72,448	-	-	-	72,500

Issuance of common stock for SEDA commitment fees	-	-	244,216	244	-	-	299,756	-	-	-	300,000

Stock option expense	-	-	-	-	-	-	92,498	-	-	-	92,498

Sale of common stock under Standby Equity Distribution Agreement (Old)	-	-	193,442	193	-	-	164,807	-	-	-	165,000

Sale of common stock under Standby Equity Distribution Agreement (New)	-	-	111,175	111	-	-	229,889	-	-	-	230,000

Stock grant to consultant	-	-	15,000	15	-	-	6,735	-	-	-	6,750

Stock options exercised by officers	-	-	-	-	150,000	150	187,350	-	-	-	187,500

Stock grants to foreign consultants	-	-	-	-	215,000	215	299,495	-	-	-	299,710

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	90,429	-	-	45,416	135,845

Net loss	-	-	-	-	-	-	-	-	(1,804,451)	-	(1,804,451)

Balances at December 31, 2011	-	-	12,853,701	12,854	365,000	365	20,621,545	(9,201,144)	(12,876,729)	45,416	(1,397,693)

Issuance of Common Stock committed for stock options exercised by officers	-	-	150,000	150	(150,000)	(150)	-	-	-	-	-

Stock grants to foreign consultants	-	-	215,000	215	(215,000)	(215)	-	-	-	-	-

Stock Grant to consultant for services rendered	-	-	1,994	2	-	-	3,248	-	-	-	3,250

Stock option expense	-	-	-	-	-	-	1,761,076	-	-	-	1,761,076

Issuance of Common Stock under New Standby Equity Distribution Agreement (New SEDA)	-	-	68,480	68	-	-	89,932	-	-	-	90,000

Stock Grants to a stockholder relations agent for fees			15,000	15	107,500	107	177,955	-	-	-	178,077

Issuance of Common Stock for Rights Offering	-	-	-	-	1,014,032	1,014	1,266,526	-	-	-	1,267,540

Issuance of Common Stock committed for Rights Offering	-	-	1,014,032	1,014	(1,014,032)	(1,014)	-	-	-	-	-

Contribution of Common Stock to 401(k) Plan	-	-	50,834	51	-	-	76,199	-	-	-	76,250

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	-	-	-	(35,997)	(35,997)

Net loss	-	-	-	-	-	-	-	-	(2,789,976)	-	(2,789,976)

Balances at December 31, 2012	-	-	14,369,041	14,369	107,500	107	23,996,481	(9,201,144)	(15,666,705)	9,419	(847,473)

Issuance of Common Stock committed to stockholder relations agent for fees	-	-	107,500	107	(107,500)	(107)	-	-	-	-	-

See accompanying notes to consolidated financial statements.

F-5

OMAGINE, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED)

Issuance of Common Stock for cash	-	-	100,000	100	-	-	124,900	-	-	-	125,000

Stock option expense	-	-	-	-	-	-	1,445,744	-	-	-	1,445,744

Issuance of Common Stock for 401(k) Plan contribution	-	-	55,253	55	-	-	76,195	-	-	-	76,250

Stock options exercised by Director's Estate	-	-	4,000	4	-	-	2,716	-	-	-	2,720

Issuance of Common Stock for cash	-	-	71,162	71	-	-	74,929	-	-	-	75,000

Stock grant to consultant for services renderred	-	-	5,000	5	-	-	5,325	-	-	-	5,330

Stock grants to stockholder relation agents for fees	-	-	40,000	40	-	-	38,500	-	-	-	38,540

Issuance of Common Stock under New Standby Equity

Distribution Agreement (New SEDA)	-	-	163,094	164	-	-	204,836	-	-	-	205,000

Stock grant to IT consultants for fees	-	-	19,988	20	-	-	18,169	-	-	-	18,189

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	-	-	-	(35,371)	(35,371)

Net loss	-	-	-	-	-	-	-	-	(2,640,590)	-	(2,640,590)

Balances at December 31, 2013	-	-	14,935,038	14,935	-	-	25,987,795	(9,201,144)	(18,307,295)	(25,952)	(1,531,661)

Stock grant issued to law firm in satisfaction of $15,812 of accounts payable	-	-	34,374	34	-	-	26,214	-	-	-	26,248

Issuance of Common Stock under New Standby Equity Distribution Agreement (New SEDA)	-	-	218,941	219	-	-	309,781	-	-	-	310,000

Issuance of Common Stock for SEDA commitment fees			85,822	86			149,914				150,000

Issuance of Common Stock for 401(k) Plan contribution	-	-	73,315	73	-	-	76,177	-	-	-	76,250

Issuance of Common Stock for cash	-	-	582,308	582	-	-	641,518	-	-	-	642,100

Stock grant to consultant for services rendered	-	-	26,000	27	-	-	36,141	-	-	-	36,168

Stock Option expense	-	-	-	-	-	-	371,653	-	-	-	371,653

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	-	-	-	(29,323)	(29,323)

Net loss (Unaudited)	-	-	-	-	-	-	-	-	(1,173,426)	-	(1,173,426)

Balances at June 30, 2014 (Unaudited)	-	$-	15,955,798	$15,956	-	$-	$27,599,193	$(9,201,144)	$(19,480,721)	$(55,275)	$(1,121,991)

See accompanying notes to consolidated financial statements.

F-6

OMAGINE, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED STATEMENT OF CASH FLOWS

			October 11, 2005
			(Inception of
			Development
			Stage) to
	Six Months Ended June 30,		June 30,
	2014	2013	2014
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss attributable to Omagine, Inc.	$(1,173,426)	$(1,398,069)	$(19,106,953)
Adjustments to reconcile net loss to net cash flows used by operating activities:
Loss from discontinued operations - Sports Apparel	-	-	(345,990)
Net loss attributable to noncontrolling interests in Omagine LLC	(29,323)	(19,657)	(120,847)
Depreciation and amortization	23,065	1,613	195,981
Impairment of Goodwill	-	-	5,079,919
Stock-based compensation related to stock options	371,653	713,466	4,030,946
Stock-based compensation related to issuance of Common Stock for stockholder investor relations, including amortization of $10,275 and $140,323 in 2014 and 2013 respectively, arising from grants to service providers	10,275	140,323	415,817
Issuance of Common Stock for finders' fees on restricted common stock sales	36,168	-	36,168
Issuance of Common Stock for consulting fees	-	-	41,770
Excess of fair value of Common Stock issued to law firm in excess of liability satisfied - charged to legal fees	10,436	-	10,436
Issuance of Common Stock for 401(k) Plan contributions	76,250	76,250	498,750
Cancellation of Common Stock issued for consulting services	-	-	(10,951)
Issuance of Common Stock in satisfaction of SEDA commitment fees	150,000	-	600,000
Issuance of stock grants to foreign consultants	-	-	299,710
Changes in operating assets and liabilities:
Prepaid expenses, other current assets and other assets	(17,940)	(5,382)	(185,863)
Accounts Receivable	-	-	86,665
Inventories	-	-	65,401
Other assets	-	-	(235)
Accrued interest on convertible notes payable	10,871	13,637	224,039
Accounts payable	(45,730)	29,607	229,568
Accrued officers' payroll	(142,190)	123,750	1,177,695
Accrued expenses and other current liabilities	(1,123)	28,337	66,378
Customer deposits	-	-	(43,212)
Net cash flows used by operating activities	(721,014)	(296,125)	(6,754,808)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	-	(49,773)
Net cash flows used by investing activities	-	-	(49,773)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans from officers and directors	-	-	(24,923)
Repayment of convertible notes payable	-	-	(25,000)
Proceeds of issuance of convertible notes payable	-	-	790,000
Proceeds of issuance of 2014 note payable to YA Global
Master SPV, Ltd. net of $39,000 commitment fee	461,000	-	641,000
Principal payment on 2014 note payable to YA Global Master SPV, Ltd.	(50,000)	-	(50,000)
Repayment of 2013 note payable to YA Global Master SPV, Ltd.	(175,000)	-	(200,000)
Proceeds from sale of common stock	952,100	307,720	4,230,920
Proceeds from exercise of common stock options and warrants	-	-	1,039,125
Purchase of common stock	-	-	(3)
Capital contributions from noncontrolling interests in Omagine LLC	-	-	156,000
Proceeds from Rights Offering concluded March 30, 2012	-	-	731,639
Net cash flows provided by financing activities	1,188,100	307,720	7,288,758

NET INCREASE IN CASH	467,086	11,595	484,177

CASH BEGINNING OF PERIOD	19,723	62,127	2,632

CASH END OF PERIOD	$486,809	$73,722	$486,809

SUPPLEMENTAL CASH FLOW INFORMATION:

Income taxes paid	$1,075	$1,075	$5,395

Interest paid	$16,113	$-	$46,688

NON - CASH FINANCING ACTIVITIES:

Acquisition of Journey of Light , Inc. through issuance of common stock and warrants:
Fair value of assets acquired	$-	$-	$49,146
Goodwill acquired	-	-	5,079,919
Fair value of liabilities assumed	-	-	(243,782)
	$-	$-	$4,885,283
Issuance of convertible notes in satisfaction of accrued officer payroll	$-	$-	$182,015
Issuance of Common Stock on conversion of Debentures and accrued interest	$-	$-	$126,944
Issuance of Common Stock in payment of accounts payable	$-	$-	$342,030
Excess of fair value of Common Stock issued to law firm in excess of liability satisfied - charged to legal fees	$10,436	$-	$10,436
Preferred stock dividend paid in Common Stock	$-	$-	$102,399
Issuance of Common Stock to two officers, pursuant to exercise of stock options granted, satisfied by the reduction of salaries payable to them	$-	$-	$187,500
Issuance of Common Stock in satisfaction of salaries payable	$-	$-	$100,000
Stock subscriptions from rights offering concluded March 30, 2012	$-	$-	$1,267,540
Less stock subscriptions satisfied through reduction of debt:
Convertible notes payable and accrued interest	-	-	328,139
Accounts payable	-	-	9,000
Accrued officers' payroll	-	-	175,938
Due officers and directors	-	-	22,824
Total	-	-	535,901
Stock subscriptions satisfied through payment to Stock Transfer Agent agency account (collected by the Company on April 5, 2012)	$-	$-	$731,639

Issuance of Common Stock to stockholder relations agent for fees	$-	$-	$216,617

See accompanying notes to consolidated financial statements.

F-7

OMAGINE, INC. AND SUBSIDIARIES

(A Development Stage Entity)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

Omagine, Inc. (“Omagine”) is a holding company incorporated in Delaware in October 2004 which operates through its wholly owned subsidiary, Journey of Light, Inc., a New York corporation (“JOL”) and its 60% owned subsidiary Omagine LLC, a limited liability company incorporated under the laws of the Sultanate of Oman (“LLC”). Omagine, JOL and LLC are collectively referred to herein as the “Company”.

JOL was acquired by Omagine in October 2005. JOL was in the real estate development business in the State of Qatar. On May 1, 2006 a contract dispute between JOL and the State of Qatar regarding the proposed development of a real-estate project in Doha, Qatar was settled by the State of Qatar paying JOL $1 million. LLC is the Omani real estate development company organized by Omagine to do business in Oman.

During 2005, 2006 and 2007 the Company had minimal operations and revenue from its other two then wholly-owned subsidiaries – Ty-Breakers Corp. (“Ty-Breakers”) and Contact Sports, Inc. (“Contact”). The businesses of both Ty-Breakers and Contact were discontinued during 2007 and each of Ty-Breakers and Contact were merged with and into Omagine in March 2008.

The Company is a development stage entity (DSE) focused on entertainment, hospitality and real-estate development opportunities in the Middle East and North Africa (the “MENA Region”).

The consolidated balance sheet for the Company at the end of the preceding fiscal year has been derived from the audited balance sheet and notes thereto contained in the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2013 and is presented herein for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented, have been made. The results of operations for the interim periods presented herein are not necessarily indicative of the operating results for the respective full years.

Certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission (“SEC”). These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on April 15, 2014.

Summary of Significant Accounting Policies

Basis of Presentation – The Company’s financial statements are presented herein in accordance with the guidance for DSE financial statements provided by ASC 915 promulgated by the Financial Accounting Standards Board.

LLC has experienced long delays in the start of its operations in Oman and its activities there have not yet generated revenue. LLC has funded its operating losses to date primarily through capital investments from its shareholders and via cash advances from Omagine. Omagine has funded its operating losses to date primarily through the sale of its Common Shares via private placements, a rights offering to its shareholders and pursuant to standby equity distribution agreements with an investment fund. Accordingly, the Company’s financial statements are presented in DSE format since October 11, 2005, the date of the acquisition of JOL and of inception of the DSE period.

Principles of Consolidation - The consolidated financial statements include the accounts of Omagine, JOL and LLC. LLC is an Omani corporation, which was organized under the laws of the Sultanate of Oman on November 23, 2009. All inter-company transactions have been eliminated in consolidation.

Financial Instruments - Financial instruments include cash, convertible notes payable and accrued interest, note payable and accrued interest, accounts payable, accrued officers’ payroll and accrued expenses and other current liabilities. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

F-8

Cash and Cash Equivalents – The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At June 30, 2014 and December 31, 2013, cash includes approximately $13,300 and $7,800 respectively in an Oman bank account not covered by FDIC insurance.

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results as determined at a later date could differ from those estimates.

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101, ”Revenue Recognition in Financial Statements” (SAB101). In the event that LLC signs a development agreement for the Omagine Project with the Government of Oman, LLC will recognize revenue ratably over the development period of the Omagine Project measured by methods appropriate to the services or products provided.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets.

Income Taxes - Omagine and JOL are subject to United States (“U.S.”) income taxes at both the federal and state level and LLC is subject to income taxes in Oman. Separate state income tax returns are filed with each state in the U.S. in which Omagine or any subsidiary of Omagine is incorporated or qualified as a foreign corporation. LLC files an income tax return in Oman. Other than with respect to LLC, the Company is not presently subject to income taxes in any foreign country. The Company reports interest and penalties as income tax expense. Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The Company establishes a provision for U.S. income taxes by applying the provisions of the applicable enacted tax laws to taxable income, if any, for the relevant period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based Compensation - Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation” (“ASC 718”). For stock options granted, Omagine has recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For such stock option awards, Omagine has recognized compensation expense using a straight-line amortization method over the requisite service period. ASC 718 requires that stock-based compensation expense be based on awards that are ultimately expected to vest. Stock option expense for the six months ended June 30, 2014 and 2013 were $371,653 and $713,466, respectively. See Note 7.

Earnings (Loss) Per Share – Basic earnings (loss) per share of Omagine’s $0.001 par value common stock (“Common Stock”) is based upon the weighted-average number of shares of Common Stock (“Common Shares”) outstanding during the relevant period. Diluted earnings (loss) per share is based upon the weighted-average number of common shares and dilutive securities (stock options, warrants and convertible notes) outstanding during the relevant period. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

F-9

For the six months ended June 30, 2014 and 2013, the Common Shares underlying the following dilutive securities were excluded from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive:

	Common Shares Issuable
	Six Months Ended
	June 30,
	2014	2013
	(Unaudited)	(Unaudited)
Convertible Notes	142,627	133,629
Stock Options	2,315,000	2,261,000
Warrants	7,422,124	6,422,124
Total Common Shares Issuable	9,879,751	8,816,753

Non-controlling Interests in Omagine LLC - As of the date of this report LLC is owned 60% by Omagine. In May 2011, Omagine, JOL and three new investors (the “New Investors”) entered into a shareholders’ agreement (the “Shareholder Agreement”) pursuant to which Omagine’s 100% ownership of LLC was reduced to 60%. As of the date hereof, the shareholders of LLC and their associated ownership percentages as registered with the Government of Oman are as follows:

LLC Shareholder	Percent Ownership
Omagine	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%
Total:	100%

The New Investors are:

i.	The Office of Royal Court Affairs (“RCA”), an organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman, and

ii.	Two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”). CCIC is a 60 year old Lebanese multi-national company headquartered in Athens, Greece having approximately five and one-half (5.5) billion dollars in annual revenue, one hundred twenty thousand (120,000) employees worldwide, and operating subsidiaries in among other places, every country in the Middle East. The two CCIC subsidiaries which are LLC shareholders are:

1.	Consolidated Contracting Company S.A. (“CCC-Panama”), a wholly owned subsidiary of CCIC and is its investment arm, and

2.	Consolidated Contractors (Oman) Company LLC, CCIC’s operating subsidiary in Oman which is a construction company with approximately 13,000 employees.

Reclassifications – Certain 2013 account balances have been reclassified to conform to the current year’s presentation.

F-10

Recent Accounting Pronouncements

In June 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation” (“ASU 2014-10”). ASU 2014-10 removes the financial reporting distinction between development stage entities and other reporting entities and eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company is required to adopt this new standard on a retrospective basis for the year ending December 31, 2015, and interim periods therein; however, early application is permitted. Other than simplifying the presentation of the financial statements and disclosures needed to be made by the Company, the Company believes that the adoption of ASU 2014-10 will not materially affect its consolidated financial statements.

In July 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-11, ”Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists” (”ASU 2013-11”), which states that entities should present the unrecognized tax benefit as a reduction of the deferred tax asset for a net operating loss (”NOL”) or similar tax loss or tax credit carry forward rather than as a liability when the uncertain tax position would reduce the NOL or other carry forward under the tax law. The Company will be required to adopt this new standard on a prospective basis in the first interim reporting period of fiscal 2015, however early adoption is permitted as is a retrospective application. The Company believes that the adoption of ASU 2013-11 will not materially affect its consolidated financial statements.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

NOTE 2 - GOING CONCERN AND LIQUIDITY

At June 30, 2014, the negative working capital of the Company was $1,160,869. Further, the Company incurred net losses of $1,173,426 and $2,640,590 for the six months ended June 30, 2014 and for the year ended December 31, 2013 respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts or classification of liabilities that might be necessary in the event the Company cannot continue in existence. The continued existence of the Company is dependent upon its ability to execute its business plan and attain profitable operations or obtain additional financing.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of:

	June 30,	December 31,
	2014	2013
	(Unaudited)
$29,520 fair value of 30,000 restricted Common Shares issued to investor relations consultant on August 30, 2013 for services rendered and to be rendered during the period covering September 5, 2013 to March 4, 2014, net of $19,245 amortization thereof through December 31, 2013 (See Note 6).	$-	$10,275

Prepaid rent (Muscat, Oman office)	17,940	-
	$17,940	$10,275

F-11

NOTE 4 – CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST

Convertible notes payable and accrued interest thereon consist of:

	June 30,	December 31,
	2014	2013
	(Unaudited)
Due to a director of Omagine, interest at 10% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:
Principal	$150,000	$150,000
Accrued Interest	56,165	48,726

Due to investors, interest at 15% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:
Principal	50,000	50,000
Accrued Interest	39,914	36,195

Due to investors, interest at 10% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:
Principal	50,000	50,000
Accrued Interest	10,486	13,014
	$356,565	$347,935

NOTE 5 –NOTES PAYABLE AND ACCRUED INTEREST – YA GLOBAL MASTER SPV, LTD.

In July 2013 Omagine borrowed $200,000 from YA Global Master SPV, Ltd. (“YA”) via an unsecured loan (the “2013 YA Loan”) and on April 23, 2014 Omagine paid off the 2013 YA Loan balance and accrued interest thereon due at April 23, 2014 and borrowed an additional $500,000 from YA via a second unsecured loan (the “2014 YA Loan”).

F-12

Notes payable and accrued interest thereon due to YA consist of:

	June 30,	December 31,
	2014	2013
	(Unaudited)
Due to YA in the original principal amount of $200,000 (which included a $20,000 monitoring and management fee), interest at 10% per annum.	$-	$175,000

Less: Unamortized debt discount at June 30, 2014 and December 31, 2013	-	(13,332)
Principal, net	-	161,668
Accrued interest	-	1,458

Due to YA in the original principal amount of $500,000 (which includes: (i) a $39,000 commitment fee, (ii) the 2013 YA Loan balance of $110,680, and (iii) $1,096 of pre-paid interest), interest at 10% per annum. The 2014 YA Loan is due in 12 monthly installments of principal ($50,000 in June 2014; $40,000 monthly July 2014 to September 2014; $35,000 monthly October 2014 to January 2015; $40,000 monthly February 2015 to April 2015; and $70,000 on April 22, 2015), plus interest.	$450,000	$-

Less: Unamortized debt discount at June 30, 2014 and December 31, 2013	(31,633)	-
Principal, net	418,367	-
Accrued interest	3,699	-
Total	$422,066	$163,126

NOTE 6 – COMMON STOCK

With respect to the issuances of the Common Shares listed below:

1.	see Note 9 under ”Equity Finance Agreements” with respect to sales of Common Shares made to YA Global Master SPV, Ltd. ("YA") pursuant to the SEDA.

2.	where issuances of restricted Common Shares occurred at non-discounted valuations, it is so noted and all such non-discounted valuations were based on the closing price of a Common Share on the relevant date.

3.	where issuances of restricted Common Shares occurred at discounted valuations, it is so noted and all such discounted valuations were calculated using the Finnerty Method based on the closing price of a Common Share on the relevant date less a 17% restricted stock discount for 2014 issuances and an 18% restricted stock discount for 2013 issuances.

4.	where issuances of restricted Common Shares occurred at agreed upon negotiated prices, the sale proceeds or value of services rendered are so noted.

On January 10, 2014, Omagine paid a law firm for legal services rendered by issuing such law firm 34,374 restricted Common Shares at the discounted valuation of $26,248, which value was $10,346 in excess of the $15,812 owed by Omagine to such law firm at that date.

On January 8, 2014 pursuant to the SEDA, Omagine sold 29,687 Common Shares to YA for proceeds of $25,000.

On January 17, 2014 pursuant to the SEDA, Omagine sold 24,912 Common Shares to YA for proceeds of $20,000.

On January 24, 2014 pursuant to the SEDA, Omagine sold 31,705 Common Shares to YA for proceeds of $25,000.

F-13

On February 13, 2014, Omagine contributed an aggregate of 73,315 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine Inc. 401(k) Plan.

On February 14, 2014 pursuant to the SEDA, Omagine sold 68,493 Common Shares to YA for proceeds of $150,000.

On March 14, 2014, Omagine sold 70,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $70,000.

On March 14, 2014, Omagine paid a finder’s fee to a non-U.S. person (a “non-U.S. Finder”) in connection with the aforementioned sale of 70,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 3,500 restricted Common Shares at the discounted valuation of $6,101.

On March 21, 2014 pursuant to the SEDA, Omagine sold 13,597 Common Shares to YA for proceeds of $25,000.

On April 11, 2014, Omagine sold 150,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $150,000. At June 30, 2014, such non-U.S. person owned 1,195,300 Common Shares or approximately 7.5% of the Common Shares then outstanding and 441,120 Strategic Warrants (See Note 7).

On April 11, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 150,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,500 restricted Common Shares at the discounted valuation of $10,147.

On April 22, 2014, Omagine issued 85,822 restricted Common Shares to an affiliate of YA in satisfaction of a $150,000 commitment fee due in connection with the 2014 SEDA.

On May 6, 2014 pursuant to the SEDA, Omagine sold 32,270 Common Shares to YA for proceeds of $50,000.

On June 24, 2014, Omagine sold 362,308 restricted Common Shares and issued 1,000,000 Tempest Warrants (See Note 7) to a non-U.S. person who is an accredited investor for proceeds of $422,100.

On June 24, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 362,308 restricted Common Shares and issuance of 1,000,000 Tempest Warrants (see Note 7). Such finder’s fee was satisfied by paying such non-U.S. Finder $20,000 in cash and issuing such non-U.S. Finder 15,000 restricted Common Shares at the discounted valuation of $19,920.

On January 15, 2013, Omagine contributed an aggregate of 55,253 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On February 14, 2013, Omagine sold 100,000 restricted Common Shares to an accredited investor for proceeds of $125,000.

On April 26, 2013 pursuant to the SEDA, Omagine sold 20,613 Common Shares to YA for proceeds of $25,000.

On May 14, 2013 pursuant to the SEDA, Omagine sold 23,436 Common Shares to YA for proceeds of $35,000.

On May 22, 2013 pursuant to the SEDA, Omagine sold 22,446 Common Shares to YA for proceeds of $35,000.

On May 27, 2013, Omagine sold 8,889 restricted Common Shares to an accredited investor for proceeds of $10,000.

On May 31, 2013, Omagine sold 25,000 restricted Common Shares to an accredited investor for proceeds of $25,000.

On June 3, 2013 pursuant to the SEDA, Omagine sold 35,026 Common Shares to YA for proceeds of $50,000.

On July 9, 2013, Omagine sold 10,000 restricted Common Shares to an accredited investor for proceeds of $10,000.

On July 17, 2013 pursuant to the SEDA, Omagine sold 22,762 Common Shares to YA for proceeds of $25,000.

On July 29, 2013, Omagine sold 27,273 restricted Common Shares to an accredited investor for proceeds of $30,000.

On August 30, 2013, Omagine paid a vendor for services rendered and to be rendered by issuing such vendor 30,000 restricted Common Shares at the discounted valuation of $29,520 (See Note 3).

On September 5, 2013, Omagine paid a consultant for services rendered by issuing such consultant 5,000 restricted Common Shares at the non-discounted valuation of $5,330.

F-14

On September 11, 2013 pursuant to the SEDA, Omagine sold 9,686 Common Shares to YA for proceeds of $10,000.

On September 19, 2013, Omagine paid a vendor for services rendered by issuing such vendor 10,000 restricted Common Shares at the discounted valuation of $9,020.

On October 15, 2013 pursuant to the SEDA, Omagine sold 10,371 Common Shares to YA for proceeds of $10,000.

On November 26, 2013 pursuant to the SEDA, Omagine sold 16,754 Common Shares to YA for proceeds of $15,000.

On December 18, 2013 pursuant to the SEDA, Omagine sold 18,277 Common Shares to YA for proceeds of $15,000.

On December 24, 2013, Omagine paid a consultant for services rendered by issuing such consultant 19,988 restricted Common Shares at the discounted valuation of $18,189.

NOTE 7 – STOCK OPTIONS AND WARRANTS

Stock Options

Omagine’s shareholders approved the reservation by Omagine of 2,500,000 Common Shares for issuance under the 2003 Omagine Inc. Stock Option Plan (the ”2003 Plan”). The 2003 Plan expired on August 31, 2013. On March 6, 2014, the Board of Directors approved the adoption of the 2014 Omagine Inc. Stock Option Plan (the “2014 Plan”).

Both the 2003 Plan and the 2014 Plan are designed to attract, retain and motivate employees, directors, consultants and other professional advisors of Omagine and its subsidiaries (collectively, the “Recipients”) by giving such Recipients the opportunity to acquire stock ownership in Omagine through the issuance of stock options (“Stock Options”) to purchase Common Shares.

Omagine has registered for resale the 2.5 million Common Shares reserved for issuance under the 2003 Plan by filing a registration statement with the SEC on Form S-8. At June 30, 2014 and December 31, 2013, there were 2,285,000 unexpired Stock Options issued but unexercised under the 2003 Plan and all such Stock Options remain valid until the earlier of their exercise date or expiration date.

Pursuant to the 2014 Plan, 3,000,000 Common Shares were reserved for issuance. Omagine intends to seek its shareholders’ ratification of the adoption by Omagine of the 2014 Plan. At June 30, 2014, there were 40,000 unexpired Stock Options issued but unexercised under the 2014 Plan.

F-15

A summary of Stock Option activity for the six months ended June 30, 2014 and 2013 (unaudited) is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2013	2,299,000	$1.79	1.58	$52,960
Granted in Q1 2013	2,000	$1.38	-	-
Exercised in Q2 2013	(4,000)	-	-	-
Expired in Q2 2013	(6,000)	-	-	-
Outstanding at June 30, 2013	2,291,000	$1.73	1.08	$53,220

Exercisable at June 30, 2013	2,261,000	$1.72	1.00	$53,220

Outstanding at January 1, 2014	2,285,000	$1.72	1.43	$1,100
Granted in Q1 2014	40,000	$1.80	5.06	-
Outstanding at June 30, 2014	2,325,000	$1.73	0.99	$44,820

Exercisable at June 30, 2014	2,315,000	$1.73	0.98	$44,820

Of the 2,325,000 Stock Options outstanding at June 30, 2014, 1,965,000 of such Stock Options were issued by Omagine in 2012 to officers, directors and consultants of Omagine whose continued service was deemed by the Board of Directors to be particularly crucial to attaining LLC’s strategic goal of signing the Development Agreement (“DA”) with the Government of Oman (the "Strategic Options”).

The Strategic Options are fully vested, exercisable at $1.70 per share, provide for a cashless exercise feature and currently expire on December 31, 2014. To continue to incentivize the retention and sustained service to the Company of its mission-critical employees and consultants in the face of the continued DA signing delays, the expiration date of all Strategic Options was extended by Omagine in December 2012 to December 31, 2013 (the “First Extension“) and in December 2013 to December 31, 2014 (the “Second Extension”).

Of the 1,965,000 Strategic Options, an aggregate of 1,049,000 were granted to Omagine’s three officers, an aggregate of 150,000 were granted to Omagine’s then three independent directors and 750,000 were granted to the Deputy Managing Director of LLC who, pursuant to a March 2007 consulting agreement expiring on December 31, 2014, is also a consultant to the Company. The Deputy Managing Director of LLC also holds 160,000 Stock Options granted pursuant to his consulting agreement which are not Strategic Options, exercisable at $1.25 per share and expiring on March 31, 2017.

The $1,373,326 estimated fair value of the First Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.77 share price, (ii) 370 day term of the First Extension, (iii) 125% expected volatility, (iv) 0.16% (370 day term) risk free interest rate and such $1,373,326 was expensed evenly by Omagine over the 370 day requisite service period of the First Extension (December 27, 2012 through December 31, 2013). The estimated fair value of the issuance in 2012 of the Strategic Options was $1,685,629.

The $671,440 estimated fair value of the Second Extension was calculated using the Black Scholes option pricing model and the following assumptions (i) $0.89 share price, (ii) 378 day term of the Second Extension, (iii) 144% expected volatility, (iv) 0.13% (378 day term) risk free interest rate, and such $671,440 is being expensed evenly over the 378 day requisite service period of the Second Extension (December 19, 2013 through December 31, 2014).

On January 15, 2013 an Omagine independent director was granted 2,000 Stock Options exercisable at $1.38 per share and expiring on January 14, 2018.

F-16

On April 8, 2013, the estate of a former Omagine director exercised 4,000 Stock Options; 2,000 at $0.51 per share and 2,000 at $0.85 per share.

On March 28, 2014, Omagine granted to 4 persons an aggregate of 40,000 Stock Options exercisable at $1.38 per share and expiring on March 27, 2019. One such person is an Omagine independent director and one is an Omagine officer. The $55,376 estimated fair value of the 40,000 Stock Options was calculated using the Black Scholes option pricing model and the following assumptions (i) $1.80 share price, (ii) a 5 year term, (iii) 106% expected volatility and (iv) 1.75% (5 year term) risk free interest rate. $45,069 of such estimated fair value was expensed in the six months ended June 30, 2014, $6,845 will be expensed in the six months ending December 31, 2014 and $3,462 will be expensed in the three months ending March 31, 2015.

A summary of non-vested Stock Options and the Common Shares underlying such Stock Options for the six months ended June 30, 2014 and 2013 (unaudited) is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Non-vested shares at January 1, 2013	30,000	$2.60	5.83
Granted in Q1 2013	2,000	$1.38	4.83
Vested in Q1 2013	(2,000)	$1.38	4.83
Non-vested shares at June 30, 2013	30,000	$2.60	5.33

Non-vested shares at January 1, 2014	-	-	-
Granted in Q1 2014	40,000	$1.80	4.81
Vested in Q1 2014	(30,000)	$1.80	4.81
Non-vested shares at June 30, 2014	10,000	$1.80	4.81

Issued and outstanding Stock Options (all non-qualified) as of June 30, 2014 (unaudited) are as follows:

Year Granted	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
2007	160,000	160,000	$1.25	31-Mar-17
2008	150,000	150,000	$2.60	23-Sep-18
2010	2,000	2,000	$0.51	30-Jun-15
2011	4,000	4,000	$0.85	16-May-16
2012	1,965,000	1,965,000	$1.70	31-Dec-14
2012	2,000	2,000	$1.70	12-Apr-17
2013	2,000	2,000	$1.38	14-Jan-18
2014	40,000	30,000	$1.80	27-Mar-19
Totals	2,325,000	2,315,000

F-17

A summary of information about Stock Options outstanding at June 30, 2014 (unaudited) is as follows:

	Stock Options Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Number of Shares	Weighted Average Exercise Price

$ 0.50 - $ 1.00	6,000	$0.74	1.61	6,000	$0.74
$ 1.01 - $ 2.00	2,169,000	1.67	0.76	2,159,000	1.67
$ 2.00 - $ 3.00	150,000	2.60	4.29	150,000	2.60
Totals	2,325,000	$1.73	1.18	2,315,000	$1.73

As of June 30, 2014, there was $338,511 of unrecognized compensation cost relating to unexpired Stock Options. That cost is expected to be recognized $333,429 in 2014, $4,002 in 2015, $540 in 2016 and $540 in 2017.

Warrants

As of June 30, 2014 Omagine had 7,422,124 Common Stock purchase warrants (“Warrants”) issued and outstanding. The Warrants do not contain any price protection provisions that would require them to be classified as liabilities (subject to re-measurement at fair value each time a balance sheet is presented) rather than presented as a component of stockholders’ equity.

The Tempest Warrants

On June 24, 2014 in connection with the sale of 362,308 restricted Common Shares to an investor (see Note 6), Omagine issued 1,000,000 Warrants to such investor, each of which are exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date (the “Tempest Warrants”). Both the exercise price of the Tempest Warrants and the number of Common Shares issuable upon exercise of the Tempest Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock, or a dividend, reclassification, reorganization, or spin off.

The Tempest Warrants and the Common Shares issuable upon exercise of the Tempest Warrants are “restricted securities” as that term is defined in the Securities Law. The Tempest Warrants expire on June 23, 2016 and are not redeemable by Omagine.

The Strategic Warrants

Omagine has 6,422,124 Warrants outstanding, 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $5.00 and 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $10.00 (collectively, the “Strategic Warrants”).

Omagine filed a post-effective amendment to its registration statement on Form S-1 (Commission File No. 333-183852) whereby the Strategic Warrants and the 6,422,124 Common Shares underlying the Strategic Warrants were registered by Omagine (the “Warrant Registration”). The Warrant Registration was declared effective by the SEC and its effective status has now expired. Omagine intends to file another post-effective amendment to the Warrant Registration in order to re-instate its effectiveness. All Strategic Warrants expire on December 31, 2014 unless redeemed earlier by Omagine upon 30 days prior written notice to the Strategic Warrant holders. Neither the exercise prices of the Strategic Warrants nor the number of Common Shares issuable upon exercise of the Strategic Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock, or a dividend, reclassification, reorganization, or spinoff.

F-18

NOTE 8 – U.S. INCOME TAXES

Deferred U.S. tax assets are comprised of the following:

	June 30,	December 31,
	2014	2013
	(Unaudited)

U.S. federal net operating loss carry forwards	$5,012,000	$4,936,000
U.S. state and city net operating loss carry forwards, net of U.S. federal tax benefit	1,432,000	1,410,000
	6,444,000	6,346,000
Less: Valuation allowance	(6,444,000)	(6,346,000)
Total	$-	$-

Management has determined, based on the Company's current condition, that a full valuation allowance is appropriate at June 30, 2014.

At June 30, 2014, the Company had U.S. federal net operating loss carry forwards of approximately $14,321,000, expiring in various amounts from fiscal year 2017 to fiscal year 2034.

Current U.S. income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

NOTE 9 – COMMITMENTS

Leases

Omagine leases its executive office in New York, New York under a ten-year lease entered into in February 2003 and extended in March 2013 and which lease now expires on December 31, 2015. LLC leases office space in Muscat, Oman from an unaffiliated third party under a one year prepaid lease commenced in January 2014 and providing for an annual rental of $35,880. The Company’s rent expense for the six months ended June 30, 2014 and 2013 was $76,989 and $68,212, respectively.

At June 30, 2014, the future minimum lease payments under non-cancelable operating leases (unaudited) were as follows:

Year Ending June 30,
2015	$102,878
2016	51,438
Total	$154,316

Employment Agreements

The Company presently has no employment agreements with any person.

Pursuant to a prior employment agreement, Omagine was obligated to employ its President and Chief Executive Officer at an annual base salary of $125,000 plus an additional amount based on a combination of net sales and earnings before taxes. Provided LLC signs the Development Agreement with the Government of Oman for the Omagine Project, Omagine plans to enter into a new employment agreement with its President although the terms of such employment agreement have not yet been determined. For the six months ended June 30, 2014 and for the year ended December 31, 2013, Omagine has continued to accrue salary payable to its President on the basis of an annual salary of $125,000 and on April 24, 2014, Omagine paid its President $187,691 of such accrued officers payroll. At June 30, 2014 and December 31, 2013, Omagine had unpaid accrued officer’s compensation due to its President of $247,964 and $398,154, respectively.

Pursuant to a prior employment agreement, Omagine was obligated to employ its Vice-President and Secretary at an annual base salary of $100,000. Provided LLC signs the Development Agreement with the Government of Oman for the Omagine Project, Omagine plans to enter into a new employment agreement with its Vice-President although the terms of such employment agreement have not yet been determined. For the six months ended June 30, 2014 and for the year ended December 31, 2013, Omagine partially paid and partially accrued officers’ compensation to its Vice President on the basis of an annual salary of $100,000. At June 30, 2014 and December 31, 2013, Omagine had unpaid accrued officer’s compensation due to its Vice-President of $171,575 and $163,575, respectively.

F-19

For the six months ended June 30, 2014 and for the year ended December 31, 2013, Omagine partially paid and partially accrued officers’ compensation to its Controller on the basis of an annual salary of $80,000. At June 30, 2014 and December 31, 2013, Omagine had unpaid accrued officers’ compensation due to its Controller of $165,883 and $165,883, respectively.

Contingent Fee Payment Obligation

Depending on the prevailing circumstances after the signing of the DA, LLC may execute an agreement with Michael Baker Corporation ("Baker") to hire Baker as its Program Manager and Project Manager (the potential “PM Contract”). Omagine has employed Baker to provide design and engineering services through the feasibility and engineering study phases of the Omagine Project. As part of its compensation agreement with Baker, Omagine agreed that when and if LLC signs a DA with the Government of Oman, then, and only then, Omagine would be obligated to pay Baker the sum of $72,000 (the “Contingent Fee”). The Contingent Fee is not due or owing to Baker unless and until LLC signs the DA with the Government of Oman but the payment to Baker of the Contingent Fee is not conditional upon the execution of the PM Contract.

Equity Financing Agreements

Omagine, Inc. and YA were parties to a Stand-By Equity Distribution Agreement (the “SEDA”) which was due to expire on September 1, 2014 (See Note 11- Subsequent Events).

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement on generally the same terms and conditions as the SEDA (the ”2014 SEDA“). Unless earlier terminated in accordance with its terms, the 2014 SEDA shall terminate automatically on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Effective Date” (as hereinafter defined), or (ii) the date on which YA shall have made payment to Omagine of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. In satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, on April 22, 2014 Omagine issued 85,822 restricted Common Shares to YA Global II SPV, LLC, an affiliate of YA (See Note 6).

Pursuant to the terms of the 2014 SEDA, Omagine may in its sole discretion, and upon giving written notice to YA (an "Advance Notice"), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

Omagine is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from Omagine subject to certain conditions including (i) Omagine. filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Effective Date”), (iii) Omagine certifying to YA at the time of each Advance Notice that Omagine has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by Omagine. in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the "Daily Value Traded" for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for a Common Share on such Trading Day.

Omagine Project

LLC’s proposed Omagine Project is planned to be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat and nearby Muscat International Airport (the “Omagine Site”). The Company is awaiting the signing of a Development Agreement between LLC and the Government of Oman for the Omagine Project.

F-20

The Omagine Project contemplates the integration of cultural, heritage, educational, entertainment and residential components including a theme park and associated exhibition buildings, shopping and retail establishments, restaurants and several million square feet of residential development.

Omagine LLC Shareholder Agreement

Omagine and JOL organized LLC in Oman and capitalized it with an initial investment of twenty thousand (20,000) Omani Rials ($52,000). Subsequently, Omagine, JOL and the New Investors entered into a shareholder agreement relating to LLC (the “Shareholder Agreement”).

Pursuant to the Shareholder Agreement, Omagine invested an additional 70,000 Omani Rials ($182,000) into LLC and agreed to make a further additional investment into LLC of 210,000 Omani Rials ($546,000) after the execution of the DA (the “OMAG Final Equity Investment). As of June 30, 2014, Omagine has (a) invested 90,000 Omani Rials ($234,000) into LLC, and (b) made an aggregate of 50,000 Omani Rials ($130,000) of cash advances to LLC against the OMAG Final Equity Investment (See Note 11- Subsequent Events).

Further pursuant to the Shareholder Agreement, the New Investors invested an aggregate of 60,000 Omani Rials ($156,000) into LLC and agreed, subject to certain conditions precedent, to make further additional investments into LLC in the aggregate amount of 26,628,125 Omani Rials ($69,233,125). Additionally pursuant to the Shareholder Agreement, RCA agreed to invest the Omagine Site as a non-cash “payment-in-kind” capital contribution to LLC (the “PIK”). The PIK represents the value of the land previously owned by His Majesty Sultan Qaboos bin Said, the ruler of Oman, which His Majesty transferred to MOT on condition it be used for development of the Omagine Project. The value of the PIK will be determined by appraisal after the DA is signed.

NOTE 10 – RELATED PARTY TRANSACTIONS

At June 30, 2014 and December 31, 2013 respectively, Omagine’s accounts payable included $5,250 and $7,499 due to its officers and directors.

NOTE 11 – SUBSEQUENT EVENTS

On July 7, 2014, Omagine advanced an additional 15,000 Omani Rials ($39,000) to LLC. On September 17, 2014, Omagine advanced an additional 5,000 Omani Rials ($13,000) to LLC. As of September 22, 2014 Omagine has made cash advances against the OMAG Final Equity Investment to LLC totaling 70,000 Omani Rials ($182,000).

On July 21, 2014, the SEDA which was due to expire on September 1, 2014 was terminated by the mutual consent of Omagine and YA.

On August 15, 2014, the non-U.S. person who is an accredited investor (the “Non-U.S. Investor”) who purchased 362,308 restricted Common Shares and was issued 1,000,000 Tempest Warrants on June 24, 2014 (See Notes 6 and 7) transferred 240,000 Tempest Warrants to an affiliate which is also a non-U.S. person (the “Non-U.S. Affiliate”) and such Non-U.S. Affiliate of such Non-U.S. Investor exercised 240,000 Tempest Warrants at an exercise price of $1.40 per Common Share for proceeds to Omagine of $336,000.

On October 2, 2014, such Non-U.S. Investor transferred an additional 250,000 Tempest Warrants to such Non-U.S. Affiliate and such Non-U.S. Affiliate exercised 250,000 Tempest Warrants at an exercise price of $1.31 per Common Share for proceeds to Omagine of $327,500.

In August and October 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with each of the two aforementioned sales of restricted Common Shares to the Non-U.S. Affiliate (see Note 7). The aggregate amount of such two finder’s fees was $33,175 ($16,800 in August 2014, $16,375 in October 2014).

On August 18, 2014, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended for a third time to June 30, 2015. All other terms and conditions of the Strategic Warrants remained the same. All Strategic Warrants expire on June 30, 2015 unless redeemed earlier by Omagine upon 30 days prior written notice to the Strategic Warrant holders.

On October 2, 2014, Omagine’s 60% owned subsidiary, LLC, signed a Development Agreement with the Government of the Sultanate of Oman for the development in Oman by LLC of the Omagine Project.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Omagine, Inc.

I have audited the accompanying consolidated balance sheets of Omagine, Inc. and subsidiaries (the "Company") as of December 31, 2013 and 2012 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years then ended and the cumulative period from October 11, 2005 (inception) to December 31, 2013. The Company is a development stage entity as that term is defined in ASC 915 as issued by the Financial Accounting Standards Board. The presentation of the Company’s financial statements is in accordance with the guidance contained in ASC 915 for financial statements of development stage entities. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omagine, Inc. and subsidiaries as of December 31, 2013 and 2012 and the results of their operations and cash flows for the years then ended and the cumulative period from October 11, 2005 (inception) to December 31, 2013, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.
April 15, 2014 Freeport, New York

F-22

OMAGINE, INC. AND SUBSIDIARIES

 (A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS:
Cash	$19,723	$62,127
Prepaid expenses and other current assets	10,275	164,139
Total Current Assets	29,998	226,266

PROPERTY AND EQUIPMENT:
Office and computer equipment	150,170	141,963
Less accumulated depreciation and amortization	(138,908)	(133,775)
	11,262	8,188

Other assets	29,982	12,161

TOTAL ASSETS	$71,242	$246,615

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Convertible notes payable and accrued interest	$347,935	$320,435
Note payable and accrued interest - YA Global Master SPV,Ltd
(less unamortized discount of $13,332 and $0, respectively)	163,126	-
Accounts payable	246,857	144,763
Accrued officers payroll	727,612	521,362
Accrued expenses and other current liabilities	117,373	107,528
Total Current Liabilities	1,602,903	1,094,088
Long Term Liabilities	-	-

TOTAL LIABILITIES	1,602,903	1,094,088

STOCKHOLDERS' DEFICIT

Preferred stock:
$0.001 par value
Authorized: 850,000 shares
Issued and outstanding: - none	-	-

Common stock:
$0.001 par value
Authorized: 50,000,000 shares
Issued and outstanding:
14,935,038 shares in 2013 and 14,369,041 in 2012	14,935	14,369
Committed to be issued:
0 shares in 2013 and 107,500 shares in 2012	-	107
Capital in excess of par value	25,987,795	23,996,481
Deficit accumulated prior to development stage commencing on October 11, 2005	(9,201,144)	(9,201,144)
Deficit accumulated during the development stage commencing October 11, 2005	(18,307,295)	(15,666,705)
Total Omagine, Inc. stockholders' deficit	(1,505,709)	(856,892)
Noncontrolling interests in Omagine LLC	(25,952)	9,419

Total Stockholders' Deficit	(1,531,661)	(847,473)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$71,242	$246,615

See accompanying notes to consolidated financial statements.

F-23

OMAGINE, INC. AND SUBSIDIARIES

 (A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED STATEMENTS OF OPERATIONS

			October 11, 2005
			(Inception of
			Development
			Stage) to
	Year Ended December 31,		December 31,
	2013	2012	2013
REVENUE:
Total revenue	$-	$-	$-

OPERATING EXPENSES:

Officers and directors compensation (including stock-based compensation of $951,677, $1,141,458 and $3,028,036, respectively)	1,259,177	1,449,958	4,997,203
Professional fees	115,698	61,588	1,474,940
Consulting fees (including stock-based compensation of $773,802, $ 699,118 and $1,517,957 respectively)	804,885	736,499	2,765,034
Commitment fees	-	-	300,000
Travel	102,838	136,546	1,097,522
Occupancy	146,897	123,978	1,011,337
Other selling, general and administrative (including sponsorship fee of $0 and $30,220, respectively)	201,060	281,406	1,929,542
Total Operating Expenses	2,630,555	2,789,975	13,575,578

OPERATING LOSS	(2,630,555)	(2,789,975)	(13,575,578)

OTHER (EXPENSE) INCOME
Settlement of Qatar Real Estate development dispute	-	-	1,004,666
Impairment of goodwill	-	-	(5,079,919)
Amortization of debt discount	(9,168)	-	(103,078)
Interest income	-	-	8,805
Interest expense	(36,238)	(35,998)	(279,947)
Other (Expense) - Net	(45,406)	(35,998)	(4,449,473)

NET LOSS FROM CONTINUING OPERATIONS - REAL ESTATE DEVELOPMENT	(2,675,961)	(2,825,973)	(18,025,051)

Add net loss attributable to noncontrolling interest in Omagine LLC	35,371	35,997	91,524

NET LOSS ATTRIBUTABLE TO OMAGINE, INC.	(2,640,590)	(2,789,976)	(17,933,527)

LOSS FROM DISCONTINUED OPERATIONS - SPORTS APPAREL	-	-	(345,990)

NET LOSS	(2,640,590)	(2,789,976)	(18,279,517)

Net preferred stock dividends	-	-	27,778

LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(2,640,590)	$(2,789,976)	$(18,307,295)

LOSS PER SHARE - BASIC AND DILUTED	$(0.18)	$(0.20)	$(1.87)

LOSS PER SHARE - CONTINUING OPERATIONS -REAL ESTATE DEVELOPMENT	$(0.18)	$(0.20)	$(1.83)

LOSS PER SHARE DISCONTINUED OPERATIONS - SPORTS APPAREL	$(0.00)	$(0.00)	$(0.04)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	14,798,906	14,240,622	9,789,997

See accompanying notes to consolidated financial statements.

F-24

OMAGINE, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

			Common Stock					Deficit Accumulated Prior to	Deficit Accumulated During the
	Preferred Stock		Issued and Outstanding .		Committed to be issued .			Development Stage	Development Stage
		$0.001 Par		$0.001 Par		$0.001 Par	Capital in Excess of	Commencing October	Commencing October	Noncontrolling Interests in
	Shares	Value	Shares	Value	Shares	Value	Par Value	11,2005	11,2005	Omagine LLC	Total
Balances at October 11, 2005 (inception of development stage)	108,350	$108	5,667,569	$5,668	-	-	$13,797,424	$(9,201,144)	-	-	$4,602,056

Conversion of preferred stock for common stock	(1,250)	(1)	10,000	10	-	-	(9)	-	-	-	-

Issuance of preferred stock dividends in common stock	-	-	348	-	-	-	1,457	-	-	-	1,457

Beneficial conversion feature of Convertible Debenture	-	-	-	-	-	-	132,208	-	-	-	132,208

Value of warrant attached to Convertible Debenture	-	-	-	-	-	-	69,421	-	-	-	69,421

Reduction of preferred stock dividends accrual	-	-	-	-	-	-	-	-	116,705	-	116,705

Net loss	-	-	-	-	-	-	-	-	(5,534,319)	-	(5,534,319

Balances at December 31, 2005	107,100	107	5,677,917	5,678	-	-	14,000,501	(9,201,144)	(5,417,614)	-	(612,472

Issuance of common stock for cash	-	-	10,000	10	-	-	19,990	-	-	-	20,000

Issuance of common stock upon conversion of debentures	-	-	495,032	495	-	-	196,882	-	-	-	197,377

Conversion of preferred stock for common stock	(20,163)	(20)	161,300	161	-	-	(141)	-	-	-	-

Issuance of preferred stock dividends in common stock	-	-	78,343	78	-	-	63,946	-	-	-	64,024

Stock option expense	-	-	-	-	-	-	56,791	-	-	-	56,791

Beneficial conversion feature of Convertible Debenture	-	-	-	-	-	-	52,778	-	-	-	52,778

Preferred stock dividends	-	-	-	-	-	-	-	-	(21,042)	-	(21,042

Net loss	-	-	-	-	-	-	-	-	(767,951)	-	(767,951

Balances at December 31, 2006	86,937	87	6,422,592	6,422	-	-	14,390,747	(9,201,144)	(6,206,607)	-	(1,010,495

Issuance of common stock for consulting services	-	-	1,250	1	-	-	749	-	-	-	750

Issuance of common stock for cash	-	-	570,000	570	-	-	754,430	-	-	-	755,000

Purchase of common stock for cash	-	-	(2)	-	-	-	(3)	-	-	-	(3

Issuance of common stock upon conversion of debentures	-	-	547,526	548	-	-	126,396	-	-	-	126,944

Issuance of common stock in payment of accounts payable	-	-	560,067	560	-	-	341,470	-	-	-	342,030

Issuance of common stock upon exercise of warrants	-	-	295,866	296	-	-	1,038,829	-	-	-	1,039,125

Preferred stock and dividends converted to common stock	(86,937)	(87)	720,188	720	-	-	122,808	-	-	-	123,441

Cancellation of common stock issued for consulting services	-	-	(9,000)	(9)	-	-	(10,942)	-	-	-	(10,951

Stock option expense	-	-	-	-	-	-	20,187	-	-	-	20,187

Preferred stock dividends	-	-	-	-	-	-	-	-	(123,441)	-	(123,441

Net loss	-	-	-	-	-	-	-	-	(1,043,190)	-	(1,043,190

Balances at December 31, 2007	-	-	9,108,487	9,108	-	-	16,784,671	(9,201,144)	(7,373,238)	-	219,397

Issuance of common stock for consulting services	-	-	2,230	3	-	-	7,498	-	-	-	7,501

Issuance of common stock for cash	-	-	109,500	110	-	-	235,090	-	-	-	235,200

Contribution of common stock to 401(k) Plan	-	-	20,192	20	-	-	52,480	-	-	-	52,500

Issuance of common stock for SEDA commitment fees	-	-	45,830	46	-	-	149,954	-	-	-	150,000

Cancellation of common stock	-	-	(8,712)	(9)	-	-	9	-	-	-	-

Stock option expense	-	-	-	-	-	-	60,629	-	-	-	60,629

Net loss	-	-	-	-	-	-	-	-	(1,307,630)	-	(1,307,630

Balances at December 31, 2008	-	-	9,277,527	9,278	-	-	17,290,331	(9,201,144)	(8,680,868)	-	(582,403

Issuance of common stock for cash	-	-	2,000	2	-	-	1,398	-	-	-	1,400

Contribution of common stock to 401(k) Plan	-	-	72,500	72	-	-	72,428	-	-	-	72,500

Stock option expense	-	-	-	-	-	-	112,328	-	-	-	112,328

Sale of stock under Stock Equity Distribution Agreement	-	-	1,308,877	1,309	-	-	553,691	-	-	-	555,000

Net loss	-	-	-	-	-	-	-	-	(1,114,409)	-	(1,114,409

Balances at December 31, 2009	-	-	10,660,904	10,661	-	-	18,030,176	(9,201,144)	(9,795,277)	-	(955,584

Adjustment for stock splits	-	-	22	-	-	-	-	-	-	-	-

Issuance of common stock for cash	-	-	336,972	337	-	-	304,163	-	-	-	304,500

Contribution of common stock to 401(k) Plan	-	-	289,996	290	-	-	72,210	-	-	-	72,500

Issuance of common stock in payment of salaries payable	-	-	82,305	82	-	-	99,918	-	-	-	100,000

Issuance of common stock for stockholder investor relations	-	-	118,750	119	-	-	47,381	-	-	-	47,500

Stock option expense	-	-	-	-	-	-	110,040	-	-	-	110,040

Sale of stock under Stock Equity Distribution Agreement	-	-	618,697	619	-	-	249,381	-	-	-	250,000

Net loss	-	-	-	-	-	-	-	-	(1,277,001)	-	(1,277,001

Balances at December 31, 2010	-	-	12,107,646	12,108	-	-	18,913,269	(9,201,144)	(11,072,278)	-	(1,348,045

Issuance of common stock for cash	-	-	130,438	131	-	-	264,869	-	-	-	265,000

Contribution of common stock to 401(k) Plan	-	-	51,784	52	-	-	72,448	-	-	-	72,500

Issuance of common stock for SEDA commitment fees	-	-	244,216	244	-	-	299,756	-	-	-	300,000

Stock option expense	-	-	-	-	-	-	92,498	-	-	-	92,498

Sale of stock under Stock Equity Distribution Agreement (Old)	-	-	193,442	193	-	-	164,807	-	-	-	165,000

Sale of stock under Stock Equity Distribution Agreement (New)	-	-	111,175	111	-	-	229,889	-	-	-	230,000

Stock grant to consultant	-	-	15,000	15	-	-	6,735	-	-	-	6,750

Stock options exercised by officers	-	-	-	-	150,000	150	187,350	-	-	-	187,500

Stock grants to foreign consultants	-	-	-	-	215,000	215	299,495	-	-	-	299,710

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	90,429	-	-	45,416	135,845

Net loss	-	-	-	-	-	-	-	-	(1,804,451)	-	(1,804,451

Balances at December 31, 2011	-	-	12,853,701	12,854	365,000	365	20,621,545	(9,201,144)	(12,876,729)	45,416	(1,397,693

Issuance of Common Stock committed for stock options exercised by officers	-	-	150,000	150	(150,000)	(150)	-	-	-	-	-

Stock grants to foreign consultants	-	-	215,000	215	(215,000)	(215)	-	-	-	-	-

Stock Grant to Consultant for services rendered	-	-	1,994	2	-	-	3,248	-	-	-	3,250

Stock Option Expense	-	-	-	-	-	-	1,761,076	-	-	-	1,761,076

Issuance of Common Stock under New Standby Equity Distribution Agreement (New SEDA)	-	-	68,480	68	-	-	89,932	-	-	-	90,000

Stock Grants to a stockholder relations agent for fees			15,000	15	107,500	107	177,955	-	-	-	178,077

Issuance of Common Stock for Rights Offering	-	-	-	-	1,014,032	1,014	1,266,526	-	-	-	1,267,540

Issuance of Common Stock committed for Rights Offering	-	-	1,014,032	1,014	(1,014,032)	(1,014)	-	-	-	-	-

Contribution of Common Stock to 401(k) Plan	-	-	50,834	51	-	-	76,199	-	-	-	76,250

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	-	-	-	(35,997)	(35,997

Net Loss	-	-	-	-	-	-	-	-	(2,789,976)	-	(2,789,976

Balances at December 31, 2012	-	$-	14,369,041	$14,369	107,500	$107	$23,996,481	$(9,201,144)	$(15,666,705)	$9,419	$(847,473

Issuance of Common Stock committed to stockholder relations agent for fees	-	-	107,500	107	(107,500)	(107)	-	-	-	-	-

Issuance of Common Stock for cash	-	-	100,000	100	-	-	124,900	-	-	-	125,000

Stock option expense	-	-	-	-	-	-	1,445,744	-	-	-	1,445,744

Issuance of Common Stock for 401(k) Plan contribution			55,253	55	-		76,195				76,250
Stock options exercised by Director's Estate			4,000	4			2,716				2,720

Issuance of Common Stock for cash			71,162	71			74,929				75,000

Stock grant to consultant for services renderred			5,000	5			5,325				5,330
Stock grants to stockholder relation agents for fees			40,000	40			38,500				38,540

Issuance of Common Stock under New Standby Equity Distribution Agreement (New SEDA)			163,094	164			204,836				205,000
Stock grant to IT consultants for fees			19,988	20			18,169				18,189

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	-	-	-	(35,371)	(35,371

Net loss	-	-	-	-	-	-	-	-	(2,640,590)	-	(2,640,590

Balances at December 31, 2013	-	$-	14,935,038	$14,935	-	$-	$25,987,795	$(9,201,144)	$(18,307,295)	$(25,952)	$(1,531,661

See accompanying notes to consolidated financial statements

F-25

OMAGINE, INC. AND SUBSIDIARIES

 (A DEVELOPMENT STAGE ENTITY)

CONSOLIDATED STATEMENT OF CASH FLOWS

			October 11, 2005
			(Inception of
			Development
			Stage) to
	Year ended /December 31		December 31,
	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss attributable to Omagine, Inc.	$(2,640,590)	$(2,789,976)	$(17,933,527)
Adjustments to reconcile net loss to net cash flows
used by operating activities:
Loss from discontinued operations - Sports Apparel	-	-	(345,990)
Net loss attributable to noncontrolling interests in Omagine LLC	(35,371)	(35,997)	(91,524)
Depreciation and amortization	11,801	3,662	172,916
Impairment of Goodwill	-	-	5,079,919
Stock based compensation related to stock options	1,445,744	1,761,076	3,659,293
Stock-based compensation related to issuance of Common Stock for stockholder investor relations including amortization of $179,965 and 26,377 in 2013 and 2012 respectively, arising from grants to service providers	179,965	178,077	405,542
Issuance of Common Stock for Consulting fees	23,519	3,250	41,770
Issuance of Common Stock for 401(k) Plan contributions	76,250	76,250	422,500
Cancellation of Common Stock issued for consulting services	-	-	(10,951)
Issuance of Common Stock in satisfaction of SEDA commitment fees	-	-	450,000
Issuance of stock grants to foreign consultants	-	-	299,710
Changes in operating assets and liabilities:
Prepaid expenses, other current assets and other assets	(5,382)	(144,313)	(167,923)
Accounts Receivable	-	-	86,665
Inventories	-	-	65,401
Other assets	-	-	(235)
Accrued interest on notes payable	28,958	25,625	213,168
Accounts payable	102,094	(232,531)	275,298
Accrued officers' payroll	206,250	168,000	1,319,885
Accrued expenses and other current liabilities	9,845	20,417	67,501
Customer deposits	-	-	(43,212)
Net cash flows used by operating activities	(596,917)	(966,460)	(6,033,794)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(8,207)	(9,393)	(49,773)

Net cash flows used by investing activities	(8,207)	(9,393)	(49,773)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans from officers and directors	-	5,960	(24,923)
Repayment of convertible notes payable	-	(25,000)	(25,000)
Proceeds of issuance of convertible notes payable	-	-	790,000
Proceeds of issuance of note payable to YA Global Master SPV, Ltd.	180,000		180,000
Repayment of note payable to YA Global Master SPV, Ltd.	(25,000)		(25,000)
Proceeds from sale of Common Stock	407,720	90,000	3,278,820
Proceeds from exercise of common stock options and warrants	-	-	1,039,125
Purchase of Common stock	-	-	(3)
Capital contributions from noncontrolling interests in Omagine LLC	-	-	156,000
Proceeds from Rights Offering concluded March 30, 2012	-	731,639	731,639
Net cash flows provided by financing activities	562,720	802,599	6,100,658

NET INCREASE (DECREASE) IN CASH	(42,404)	(173,254)	17,091

CASH BEGINNING OF PERIOD	62,127	235,381	2,632

CASH END OF PERIOD	$19,723	$62,127	$19,723

SUPPLEMENTAL CASH FLOW INFORMATION:

Income taxes paid	$965	$1,289	$5,285

Interest paid	$4,896	$8,247	$30,575

NON - CASH FINANCING ACTIVITIES:

Acquisition of Journey of Light , Inc. through issuance of common stock and warrants:
Fair value of assets acquired	$-	$-	$49,146
Goodwill acquired	-	-	5,079,919
Fair value of liabilities assumed	-	-	(243,782)
	$-	$-	$4,885,283
Issuance of convertible notes in satisfaction of accrued officer payroll	$-	$-	$182,015
Issuance of Common Stock on conversion of Debentures and accrued interest	$-	$-	$126,944
Issuance of Common Stock in payment of accounts payable	$-	$-	$342,030
Preferred stock dividend paid in Common Stock	$-	$-	$102,399
Issuance of Common Stock to two officers, pursuant to exercise of stock options granted, satisfied by the reduction of salaries payable to them	$-	$-	$187,500
Issuance of Common Stock in satisfaction of salaries payable	$-	$-	$100,000
Stock subscriptions from Rights Offering concluded March 30, 2012	$-	$1,267,540	$1,267,540
Less stock subscriptions satisfied through reduction of debt:
Convertible notes payable and accrued interest	-	328,139	328,139
Accounts payable	-	9,000	9,000
Accrued officers' payroll	-	175,938	175,938
Due officers and directors	-	22,824	22,824
Total	-	535,901	535,901
Stock subscriptions satisfied through payment to Stock Transfer Agent agency account (collected by the Company on April 5, 2012)	$-	$731,639	$731,639

Issuance of Common Stock to stockholder relations agents for fees	38,540	-	$216,617

See accompanying notes to consolidated financial statements.

F-26

 OMAGINE, INC. AND SUBSIDIARIES

(A Development Stage Entity)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of the Business

Omagine, Inc. (“Omagine”) is a holding company incorporated in Delaware in October 2004 which operates through its wholly owned subsidiary, Journey of Light, Inc. (“JOL”) and its 60% owned subsidiary Omagine LLC (“LLC”). Omagine, JOL and LLC are collectively referred to as the “Company”. Both JOL and LLC are in the real estate development business. LLC is the Omani real estate development company established to do business in Oman.

Journey of Light Inc. (“JOL”) was acquired by the Company in October 2005. During 2005, 2006 and 2007 the Company had minimal operations and revenue from its other two then wholly-owned subsidiaries – Ty-Breakers Corp. (“Ty-Breakers”) and Contact Sports, Inc. (“Contact”). The businesses of both Ty-Breakers and Contact were discontinued during 2007 and Ty-Breakers and Contact were merged with and into their parent company in March 2008. On May 1, 2006 a contract dispute between JOL and the State of Qatar regarding the proposed development of a real estate project in Doha, Qatar was settled by the State of Qatar paying JOL $1 million.

The Company is a development stage entity (DSE) focused on entertainment, hospitality and real estate development opportunities in the Middle East & North Africa (the “MENA Region”).

Summary of Significant Accounting Policies

Basis of Presentation – The Company’s financial statements are presented herein in accordance with the guidance provided by ASC 915 promulgated by the Financial Accounting Standards Board for DSE financial statements. The Company has experienced long delays in the start of its operations in Oman and its planned activities have not yet generated revenue. The Company has funded its operating losses to date primarily through the sale of its common stock via private placements, a rights offering to its shareholders and pursuant to a standby equity distribution agreement with an investment fund. Accordingly, its financial statements have been presented in DSE format for the period beginning on October 11, 2005 (the date of the acquisition of JOL and inception of the DSE period) to December 31, 2013.

Principles of Consolidation - The consolidated financial statements include the accounts of Omagine, JOL and LLC. LLC is an Omani corporation, which was organized under the laws of the Sultanate of Oman on November 23, 2009. All inter-company transactions have been eliminated in consolidation.

Financial Instruments - Financial instruments include cash, convertible notes payable, note payable and accrued interest, accounts payable, accrued officers’ payroll, amounts due officers and directors and accrued expenses and other current liabilities. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Cash and Cash Equivalents – The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At December 31, 2013 and December 31, 2012, cash includes approximately $7,800 and $36,000 respectively in an Oman bank account not covered by FDIC insurance.

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results as determined at a later date could differ from those estimates.

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB101). In the event that a subsidiary of the Company signs a development agreement with the Government of Oman, such subsidiary will recognize revenue ratably over the development period, measured by methods appropriate to the services or products provided.

F-27

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets.

Income Taxes - The Company is subject to income taxes at both the federal and state level. Separate state income tax returns are filed with each state in which the Company is incorporated or qualified as a foreign corporation. Other than LLC which is subject to income taxes in Oman, the Company is not presently subject to income taxes in any foreign country. The Company reports interest and penalties as income tax expense. Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The Company establishes a provision for income taxes by applying the provisions of the applicable enacted tax laws to taxable income, if any, for the relevant period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based Compensation - Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”. For stock options granted, the Company has recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For such stock option awards, the Company has recognized compensation expense using a straight-line amortization method. ASC 718 requires that stock-based compensation expense be based on awards that are ultimately expected to vest. Stock option expense for the years ended December 31, 2013 and 2012 was $1,445,744 and $1,761,076 respectively (See Note 7).

Earnings (Loss) Per Share – Basic earnings (loss) per share is based upon the weighted-average number of common shares outstanding during the relevant period. Diluted earnings (loss) per share is based upon the weighted-average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding during the relevant period. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

For the years ended December 31, 2013 and 2012, the shares of the Company’s $0.001 par value common stock (“Common Stock”) underlying the following dilutive securities were excluded from the calculation of diluted shares outstanding as the effect of their inclusion would have been anti-dilutive:

	Shares Issuable
	Years Ended December 31,
	2013	2012

Convertible Notes	139,175	128,174
Stock Options	2,285,000	2,269,000
Warrants	6,422,124	6,363,674
Total Shares of Common Stock Issuable	8,846,299	8,760,848

Non-controlling Interests in Omagine LLC - As of the date of this report LLC is owned 60% by Omagine, Inc. In May 2011, Omagine, Inc., JOL and three new investors entered into a shareholders’ agreement (the “Shareholder Agreement”) pursuant to which Omagine, Inc.’s 100% ownership of LLC was reduced to 60%. As of the date hereof, the shareholders of Omagine LLC and their associated ownership percentages as registered with the Government of Oman are as follows:

Shareholder	Percent Ownership
Omagine, Inc.	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%
Total:	100%

The Office of Royal Court Affairs (“RCA”) is an organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman.

F-28

Consolidated Contractors International Company, SAL, (“CCIC”) is a 60 year old Lebanese multi-national company headquartered in Athens, Greece. CCIC has approximately five and one-half (5.5) billion dollars in annual revenue, one hundred twenty thousand (120,000) employees worldwide, and operating subsidiaries in among other places, every country in the Middle East.

Consolidated Contracting Company S.A. (“CCC-Panama”) is a wholly owned subsidiary of CCIC and is its investment arm.

Consolidated Contractors (Oman) Company LLC (“CCC-Oman”) is a construction company with approximately 13,000 employees in Oman.

Reclassifications – Certain 2012 account balances have been reclassified to conform to the current year’s presentation.

Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update ("ASU") 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists" ("ASU 2013-11”), which states that entities should present the unrecognized tax benefit as a reduction of the deferred tax asset for a net operating loss ("NOL") or similar tax loss or tax credit carry forward rather than as a liability when the uncertain tax position would reduce the NOL or other carry forward under the tax law. The Company will be required to adopt this new standard on a prospective basis in the first interim reporting period of fiscal 2015, however early adoption is permitted as is a retrospective application. The Company is currently evaluating the impact, if any, that ASU 2013-11 will have on its consolidated financial statements.

In October 2012, the FASB issued ASU 2012-04, “Technical Corrections and Improvements” (“ASU 2012-04”). ASU 2012-04 covers a wide range of Topics in the Accounting Standards Codification, including technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in ASU 2012-04 will be effective for fiscal periods beginning after December 15, 2012. The Company anticipates that the adoption of ASU 2012-04 will not materially affect its consolidated financial statements.

In August 2012, the FASB issued ASU No. 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 114 (“SAB 114”), Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” (“ASU 2012-03”). ASU 2012-03 amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The Company anticipates that the adoption of ASU 2012-03 will not materially affect its consolidated financial statements.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of any such standard is not expected to be material.

NOTE 2 - GOING CONCERN AND LIQUIDITY

At December 31, 2013, the negative working capital of the Company was $1,572,905. Further, the Company incurred net losses of $2,640,590 and $2,789,976 for the years ended December 31, 2013 and 2012, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts or classification of liabilities that might be necessary in the event the Company cannot continue in existence. The continued existence of the Company is dependent upon its ability to execute its business plan and attain profitable operations or obtain additional financing.

F-29

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of:

	2013	2012

Fair value of restricted shares of common stock issued on December 14, 2012 to investor relations consultant (See Note 6) (a)	$0	$151,700

$29,520 fair value of 30,000 shares of restricted common stock issued to investor relations consultant for period covering September 5, 2013 to March 4, 2014, net of $19,245 amortization thereof (See Note 6) (a)	$10,275	$0

Travel advances	$0	$12,439

Totals	$10,275	$164,139

(a)	Fair values are based on the public trading price of the Company’s Common Stock on the date of commitment net of restricted stock discount (calculated under Finnerty Method).

NOTE 4 – CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST

	December 31,	December 31,
	2013	2012

Due to a director of the Company, interest at 10% per annum, due on demand, convertible into common stock at a conversion price of $2.50 per share:

Principal	150,000	150,000
Accrued Interest	48,726	33,726

Due to investors, interest at 15% per annum, due on demand, convertible into common stock at a conversion price of $2.50 per share:

Principal	50,000	50,000
Accrued Interest	36,195	28,695

Due to investors, interest at 10% per annum, due on demand, convertible into common stock at a conversion price of $2.50 per share:

Principal	50,000	100,000
Accrued Interest	13,014	8,014
	$347,935	320,435

NOTE 5 – NOTES PAYABLE AND ACCRUED INTEREST – YA GLOBAL MASTER SPV LTD.

Notes payable and accrued interest – YA Global Master SPV Ltd. at December 31, 2013 consists of:

	December 31,
	2013	2012
Due to YA Global Master SPV Ltd., interest at 10% per annum, payable in monthly installments of principal plus interest, due in September 2014.	$175,000	-

Less: Unamortized debt discount	(13,332)	-
Principal, net	161,668	-
Accrued interest	1,458	-
Total	$163,126	-

F-30

On July 26, 2013, the Company and YA Global Master SPV Ltd. (“YA”), the investment fund which is a party to the SEDA with the Company, entered into a loan agreement (the “YA Loan Agreement“) whereby the Company borrowed $200,000 from YA for 12 months at an annual interest rate of 10% (the “YA Loan”). The YA Loan Agreement calls for a 10% monitoring and management fee equal to $20,000 to be escrowed and paid to Yorkville Advisors LLC thereby making the net YA Loan proceeds to the Company equal to $180,000. A post-effective amendment updating the SEDA registration statement was declared effective by the SEC on August 15, 2013. The Company received such $180,000 net proceeds on September 3, 2013 and the YA Loan Agreement was amended to establish November 3, 2013 as the first of eleven installment dates for the YA Loan. Below is a summary of the remaining payments of principal due under the YA Loan Agreement:

1 monthly installment of $12,500	$12,500
3 monthly installments of $17,500	52,500
4 monthly installments of $20,000	80,000
Final installment	30,000
Total	$175,000

NOTE 6 – COMMON STOCK

In January 2012, the Company issued and sold a total of 25,063 shares of Common Stock to YA pursuant to the SEDA for proceeds of $40,000. (See Note 9 under “Equity Financing Agreements”).

In January 2012, the Company issued 1,994 restricted shares of Common Stock to a consultant for services rendered valued at $3,250.

In January 2012, the Company issued 15,000 restricted shares of Common Stock to an investor relations consultant for services rendered valued at $15,000.

In February 2012, the Company issued and sold a total of 17,705 shares of Common Stock to YA pursuant to the SEDA for proceeds of $25,000. (See Note 9 under “Equity Financing Agreements”).

In March 2012, the Company issued and sold a total of 25,712 shares of Common Stock to YA pursuant to the SEDA for proceeds of $25,000.  (See Note 9 under “Equity Financing Agreements”).

In March 2012, pursuant to a rights offering, the Company issued and sold a total of 1,014,032 shares of Common Stock to its shareholders for proceeds of $1,267,540. The Company conducted a rights offering between February 24, 2012 and March 30, 2012 for the sole benefit of its shareholders. The rights offering entitled shareholders to subscribe for up to 3,181,837 shares of the Company’s common stock at a subscription price of $1.25 per share. A total of 1,014,032 shares were subscribed for in the rights offering. Of the $1,267,540 total proceeds from the rights offering, $731,639 of such proceeds (representing 585,311 shares) was collected in cash and $535,901 of such proceeds (representing 428,721 shares) was satisfied through the reduction of debt (including $506,750 of such debt due to Company officers and directors).

In May 2012, the Company issued and contributed an aggregate of 50,834 restricted shares of Common Stock valued at $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan (two of the three such eligible employees are directors of the Company and all three are officers of the Company). The $76,250 valuation is based on the $1.50 closing bid price of the free trading Common Stock on the date of contribution.

F-31

On January 16, 2013, the Company issued 107,500 restricted shares of Common Stock to an investor relations consultant for services rendered valued at $163,078. The Company committed to issue such shares on December 14, 2012 and the $163,077 valuation is based on the $1.85 closing bid price of the free trading Common Stock on such commitment date less an 18% restricted stock discount (which was calculated using the Finnerty Method). $11,377 of such $163,077 was expensed as investor relations expense in 2012 and the $151,700 balance was included in prepaid expenses and other current assets at December 31, 2012 and was likewise expensed in 2013 (See Note 3).

On February 20, 2013, the Company issued and sold 100,000 restricted shares of its Common Stock to a non-U.S. corporation for proceeds of $125,000.

On April 30, 2013, the Company issued and contributed an aggregate of 55,253 restricted shares of Common Stock valued at $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan (two of the three such eligible employees are directors of the Company and all three are officers of the Company). The $76,250 valuation is based on the $1.38 closing bid price of the free trading Common Stock on January 15, 2013 (the date of the Board of Directors resolution committing to issue such shares).

In May 2013, the Company issued and sold an aggregate of 33,889 restricted shares of its Common Stock to two investors for proceeds of $35,000.

In May and June 2013, the Company issued and sold a total of 103,521 shares of Common Stock to YA pursuant to the SEDA for proceeds of $145,000 (See Note 9 under “Equity Finance Agreement”).

In July 2013, the Company issued and sold an aggregate of 37,273 restricted shares of its Common Stock to two investors for proceeds of $40,000.

In July 2013, the Company issued and sold a total of 22,762 shares of Common Stock to YA pursuant to the SEDA, for proceeds of $25,000 (See Note 9 under “Equity Financing Agreement”).

In September 2013, the Company issued 10,000 restricted shares of Common Stock to an investor relations consultant for services rendered valued at $9,020, which value was calculated using the Finnerty Method based on a $1.10 bid price of the Company’s Common Stock less a 17% discount.

In September 2013, the Company issued and sold a total of 9,686 shares of Common Stock to YA pursuant to the SEDA for proceeds of $10,000 (See Note 9 under “Equity Financing Agreement”).

In September 2013, the Company issued 5,000 restricted shares of Common Stock to a consultant for services rendered valued at $5,330.

On October 8, 2013, the Company issued 30,000 restricted shares of Common Stock valued at $29,520 to an investor relations consultant for 2013 services rendered and 2014 services to be rendered. The Company committed to issue such shares on September 12, 2013 and the $29,520 valuation is based on the $1.20 closing bid price of the Company’s Common Stock on such commitment date less an 17% restricted stock discount (which was calculated using the Finnerty Method). $19,245 of such $29,520 was expensed in 2013 and the $10,275 balance was included in prepaid expenses and other current assets at December 31, 2013 and will be expensed in 2014 (See Note 3).

In October 2013, the Company issued and sold a total of 10,371 shares of Common Stock to YA pursuant to the SEDA, for proceeds of $10,000 (See Note 9 under “Equity Financing Agreement”).

In December 2013, the Company issued and sold a total of 16,754 shares of Common Stock to YA pursuant to the SEDA, for proceeds of $15,000 (See Note 9 under “Equity Financing Agreement”).

In December 2013, the Company issued 19,988 shares of restricted Common Stock to a vendor for services rendered valued at $15,021, which value was calculated using the Finnerty Method based on a $0.91 bid price of the Company’s Common Stock less a 17% restricted stock discount.

NOTE 7 – STOCK OPTIONS AND WARRANTS

Stock Options

The Company’s shareholders approved the reservation by the Company of two million five hundred thousand (2,500,000) shares of Common Stock for issuance under the 2003 Omagine Inc. Stock Option Plan (the "2003 Plan"). The Company has registered for resale the 2.5 million shares of its Common Stock reserved for issuance under the 2003 Plan by filing a registration statement with the SEC on Form S-8. At December 31, 2013, there were 2,285,000 unexpired options (“Stock Options”) issued but unexercised under the 2003 Plan. The 2003 Plan expired on August 31, 2013 and all of the then outstanding Stock Options issued under the 2003 Plan remain valid until the earlier of their exercise date or expiration date.

F-32

On March 6, 2014, the Board of Directors approved the adoption of the 2014 Omagine Inc. Stock Option Plan (the “2014 Plan”) pursuant to which three million (3,000,000) shares of Common Stock were reserved for issuance thereunder. The Company intends to seek its shareholders’ ratification of the adoption by the Company of the 2014 Plan. As of December 31, 2013 there were no Stock Options issued under the 2014 Plan. (See Note 11- Subsequent Events).

Both the 2003 Plan and the 2014 Plan were designed to attract, retain and motivate employees, directors, consultants and other professional advisors of the Company and its subsidiaries (collectively, the “Recipients”) by giving such Recipients the opportunity to acquire stock ownership in the Company through the issuance of Stock Options to purchase shares of the Company’s Common Stock.

The following is a summary of stock option activity under the 2003 Plan for the years ended December 31, 2013 and 2012:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2012	344,000	$2.01	5.67	$13,860
Granted in 2012	2,017,000	$1.70	0.94	-
Exercised in 2012	-	-	-	-
Forfeited / Expired in 2012	(62,000)	$2.19	-	-
Outstanding December 31, 2012	2,299,000	$1.79	1.58	$52,960

Exercisable at December 31, 2012	2,269,000	$1.78	1.50	$52,960

Outstanding at January 1, 2013	2,299,000	$1.79	1.58	$52,960
Granted in 2013	2,000	$1.38	-	$-
Exercised in 2013	(4,000)	$0.68	-	$-
Forfeited / Expired in 2013	(12,000)	$3.55	-	$-
Outstanding December 31, 2013	2,285,000	$1.72	1.43	$1,100

Exercisable at December 31, 2013	2,285,000	$1.72	1.43	$1,100

On January 2, 2012, pursuant to a resolution of the Board of Directors dated December 8, 2011, the Company granted a total of 1,994,000 stock options (the “January 2012 Options”) to 13 individuals. On January 31, 2012, 50,000 January 2012 Options previously issued to an independent Director were cancelled in accordance with their terms upon such Director’s resignation. On April 9, 2012, an independent director died and, pursuant to the Plan, all 50,000 January 2012 Options previously granted to him immediately vested and the expiration date of his January 2012 Options and all others then held by him were fixed at April 8, 2013. On April 13, 2012, pursuant to a resolution of the Board of Directors, the Company granted a total of 21,000 additional January 2012 Options to 2 individuals (11,000 of which were granted to an individual who is an officer and director) for services rendered. Other than the former independent director that died, all other January 2012 Options vested 50% on the date of issuance and 50% on July 1, 2012 and were to expire on December 31, 2012. On December 26, 2012 pursuant to a resolution of the Board of Directors, the December 31, 2012 expiration date of the 1,965,000 January 2012 Options then outstanding was extended to December 31, 2013 (the “Extension”). On December 18, 2013, pursuant to a resolution of the Board of Directors, the December 31, 2013 expiration date of the 1,965,000 January 2012 Options then outstanding was extended to December 31, 2014 (the “Second Extension”).

Such grants of January 2012 Options included the grant of: (i) an aggregate of 1,049,000 January 2012 Options to the Company’s three Officers; (ii) an aggregate of 150,000 January 2012 Options to the Company’s then three independent Directors; (iii) a grant of 750,000 January 2012 Options to the Deputy Managing Director of Omagine LLC who is also a consultant to the Company and who also holds 160,000 stock options presently exercisable at $1.25 per share which expire on March 31, 2017 and which were granted pursuant to a March 2007 consulting agreement which expires on December 31, 2014; (iv) a grant of 10,000 January 2012 Options to a consultant to whom the Company paid consulting fees totaling $15,000 and $24,000 during each of the years ended December 31, 2013 and 2012 respectively; and (v) a grant of 5,000 January 2012 Options to the son of the Company’s President for website design services rendered (who was also paid $1,000 during the year ended December 31, 2012 for services rendered). The Company incurred an expense of $30,220 during 2012 for a sponsorship fee paid to an entity owned by the Deputy Managing Director of Omagine LLC.

F-33

All January 2012 Options are fully vested, provide for a cashless exercise feature, are exercisable at an exercise price of $1.70 per share and expire on December 31, 2014. The fair value of the 1,994,000 January 2012 Options granted in January 2012 was calculated using the Black-Scholes option pricing model and the following assumptions: (i) $1.70 share price, (ii) 1 year and 6 month terms [365 days and 184 days], (iii) 161% expected volatility, (iv) 0.10% [1 year term] and 0.04% [6 month term] risk free interest rates. The fair value of the 21,000 January 2012 Options granted in April 2012 was calculated using the Black-Scholes option pricing model and the following assumptions: (i) $1.70 share price, (ii) 9 month and 6 month terms, (iii) 161% expected volatility, (iv) 0.10% [ 9 month term] and 0.04% [6 month term] risk free interest rates.

The $1,685,629 estimated fair value of the initial issuance of all January 2012 Options was calculated using the Black-Scholes option pricing model and such $1,685,629 was expensed evenly by the Company over the one year 2012 requisite service period of such January 2012 Options.

The $1,373,326 estimated fair value of the Extension was calculated using the Black-Scholes option pricing model and the following assumptions: (i) $1.77 share price, (ii) 370 day term of the Extension, (iii) 125% expected volatility, (iv) 0.16% (370 day term) risk free interest rate and such $1,373,326 was expensed evenly by the Company over the 370 day requisite service period of the Extension (December 27, 2012 through December 31, 2013).

The $671,440 estimated fair value of the Second Extension was calculated using the Black Scholes option pricing model and the following assumptions (i) $0.89 share price, (ii) 378 day term of the Second Extension, (iii) 144% expected volatility, (iv) 0.13% (378 day term) risk free interest rate, and such $671,440 is being expensed evenly over the 378 day requisite service period of the Second Extension (December 19, 2013 through December 31, 2014).

On January 15, 2013 pursuant to a resolution of the Board of Directors an independent director was granted 2,000 stock options valued at $2,760 which expire on January 14, 2018 and are exercisable at $1.38.

Salvatore J. Bucchere was an independent director of the Company until his death in April 2012. On April 8, 2013, the Estate of Salvatore J. Bucchere exercised four thousand (4,000) stock options to purchase four thousand (4,000) shares of the Company’s Common Stock. 2,000 of such stock options were at an exercise price of $0.51 per share and the other 2,000 of such stock options were at an exercise price of $0.85 per share.

F-34

A summary of the status of the Company’s non-vested shares as of December 31, 2013 and 2012, and changes during the years then ended is as presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Nonvested shares at January 1, 2012	60,000	$2.60	6.83
Granted in 2012	2,017,000	$1.70	0.96
Forfeited / Expired in 2012	(50,000)	$1.70	0.92
Vested in 2012	(1,997,000)	$1.70	0.72
Nonvested shares at December 31, 2012	30,000	$2.60	5.83

Nonvested shares at January 1, 2013	30,000	$2.60	5.83
Granted in 2013	2,000	$1.38	4.83
Forfeited / Expired in 2013	-	$-	-
Vested in 2013	(32,000)	$2.52	3.83
Nonvested shares at December 31, 2013	-	-	-

Stock Options Outstanding as of December 31, 2013 (all non-qualified) consist of:

Year Granted	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
2007	160,000	160,000	$1.25	March 31, 2017
2008	150,000	150,000	$2.60	September 23, 2018
2010	2,000	2,000	$0.51	June 30, 2015
2011	4,000	4,000	$0.85	May 16, 2016
2012	1,965,000	1,965,000	$1.70	December 31, 2014
2012	2,000	2,000	$1.70	April 12, 2017
2013	2,000	2,000	$1.38	January 14, 2018
Totals	2,285,000	2,285,000

The following table summarizes information about stock options outstanding at December 31, 2013:

	Stock Options Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Number of Shares	Weighted Average Exercise Price
$0.50 - $1.00	6,000	$0.74	2.11	6,000	$0.74
$1.01 - $2.00	2,129,000	1.67	1.19	2,129,000	1.67
$2.01 - $3.00	150,000	2.60	4.83	150,000	2.60
Totals	2,285,000	$1.72	$1.43	2,285,000	$1.72

As of December 31, 2013, there was $650,508 of total unrecognized compensation cost relating to unexpired stock options. That cost is expected to be recognized $648,888 in 2014 and $540 in years 2015, 2016 and 2017.

F-35

Warrants

Simultaneously with the rights offering conducted by the Company between February 24, 2012 and March 30, 2012, the Company also distributed a total of 6,363,674 common stock purchase warrants (“Warrants “) to common stockholders of record on February 24, 2012 (the “Warrant Distribution”). Each Warrant is exercisable for the purchase of one whole share of Common Stock. The exercise price of 3,181,837 of such Warrants is $5.00 per share and the exercise price of the other 3,181,837 of such Warrants is $10.00 per share. In the Warrant Distribution, the Company did not distribute 58,450 Warrants (the “California Warrants”) to certain of its shareholders who were residents of California (the “California Shareholders”) because the registration and/or qualification in California of the California Warrants and the Common Stock underlying the California Warrants had not yet then been approved by the California Department of Corporations (the “California Approval”). The Company received the California Approval on February 13, 2013; the registration statement registering the California Warrants and the Common Stock underlying the California Warrants was declared effective by the SEC on April 26, 2013; and the Company distributed the 58,450 California Warrants (29,225 exercisable at $5 and 29,225 exercisable at $10) to the California Shareholders in May 2013. All Warrants expire on December 31, 2014 unless redeemed earlier by the Company upon 30 days prior notice to the Warrant holders. The exercise prices of the Warrants and the number of shares of Common Stock that the Company must issue upon exercise of Warrants shall not be subject to adjustment for any reason, including but not limited to, any combinations or subdivisions of Common Stock or any dividend, reclassification, reorganization, merger or spin off.

NOTE 8 - INCOME TAXES

Deferred tax assets are comprised of the following:

	December 31, 2013	December 31, 2012
Federal net operating loss carry forwards	$4,936,000	$4,739,000
State and city net operating loss carry forwards, net of federal tax benefit	1,410,000	1,354,000
	6,346,000	6,093,000
Less: Valuation allowance	(6,346,000)	(6,093,000)
Total	$-	$-

Management has determined, based on the Company's current condition that a full valuation allowance is appropriate at December 31, 2013.

At December 31, 2013, the Company had federal net operating loss carry forwards of approximately $14,104,000, expiring in various amounts from fiscal year 2017 to fiscal year 2033.

Current United States income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

NOTE 9 – COMMITMENTS AND CONTINGENTCIES

Leases

The Company leases its executive office in New York, NY under a lease which was extended in March 2013 and now expires on December 31, 2015. Omagine LLC leases office space in Muscat, Oman from an unaffiliated third party under a one year prepaid lease commencing in January 2014 and providing for an annual rental of $35,880. Rent expense for the years ended December 31, 2013 and 2012 was $146,897 and $123,978 respectively.

The extended lease on the Company’s executive office in New York provides for payment to the landlord for escalation in real estate taxes above the base period and for an allocated share of electricity usage. It also required the Company to increase the security deposit under the lease from $12,154 to $29,300.

At December 31, 2013, the future annual minimum lease payments required to be made under non-cancelable operating leases were as follows:

2014	$102,878
2015	102,878
Total	$205,756

Employment Agreements

The Company presently has no employment agreements with any person.

F-36

Pursuant to a prior employment agreement with the Company, Omagine was obligated to employ its President and Chief Executive Officer at an annual base salary of $125,000 plus an additional amount based on a combination of net sales and earnings before taxes. Provided Omagine LLC signs the Development Agreement with the Government of Oman for the Omagine Project, the Company plans to enter into a new employment agreement with this individual, although the terms of such employment agreement have not yet been determined. For the years ended December 31, 2013 and 2012, the Company has continued to accrue salary payable to its President on the basis of an annual salary of $125,000. At December 31, 2013 and 2012, unpaid accrued officer’s compensation due to this Company officer was $398,154 and $273,154 respectively. During the year ended December 31, 2012, an aggregate of $403,413 ($155,921 of accrued but unpaid officer’s compensation due to this Company officer and $247,492 of principal and interest owed by the Company to this individual pursuant to a promissory note) was offset and utilized by this individual for the exercise of 322,730 Rights to purchase 322,730 shares of the Company’s Common Stock at $1.25 per share.

Pursuant to a prior employment agreement with the Company, Omagine was obligated to employ its Vice-President and Secretary at an annual base salary of $100,000. Provided Omagine LLC signs the Development Agreement with the Government of Oman for the Omagine Project, the Company plans to enter into a new employment agreement with this individual although the terms of such employment agreement have not yet been determined. For the years ended December 31, 2013 and 2012, the Company partially paid and partially accrued officer’s compensation of $100,000 due in each such year to its Vice President and Secretary. At December 31, 2013 and 2012, unpaid accrued officer’s compensation due to this Company officer was $163,575 and $145,658 respectively. During the year ended December 31, 2012, an aggregate of $63,088 ($11,591 of accrued but unpaid officer’s compensation due to this Company officer and $51,497 of principal and interest owed by the Company to this individual pursuant to a promissory note) was offset and utilized by this individual for the exercise of 50,470 Rights to purchase 50,470 shares of the Company’s Common Stock at $1.25 per share.

For the years ended December 31, 2013 and 2012, the Company partially paid and partially accrued officer’s compensation of $80,000 due in each such year to its Controller and Principal Accounting Officer. At December 31, 2013 and 2012, unpaid accrued officer’s compensation due to this Company officer was $165,883 and $102,550 respectively. During the year ended December 31, 2012, $31,250 of accrued but unpaid officer’s compensation due to this Company officer was offset and utilized by this individual for the exercise of 25,000 Rights to purchase 25,000 shares of the Company’s Common Stock at $1.25 per share.

Contingent Fee Payment Obligation

The Company presently anticipates that soon after the signing of the Development Agreement (“DA”), Omagine LLC will execute an agreement with Michael Baker Corp. ("Baker") to hire Baker as its Program Manager and Project Manager (the “PM Contract”). The Company has employed Baker to provide design and engineering services through the feasibility and engineering study phases of the Omagine Project. As part of its compensation agreement with Baker, the Company agreed that when and if Omagine LLC signs a DA with the Government of Oman, then, and only then, the Company would be obligated to pay Baker the sum of $72,000 (the “Contingent Fee”). The Contingent Fee will never be due or owing to Baker if Omagine LLC fails to sign the DA with the Government but the Contingent Fee will be due and owing to Baker from the Company irrespective of whether or not Omagine LLC and Baker execute the PM Contract.

F-37

Equity Financing Agreements

On May 4, 2011, Omagine and an investment fund, YA Global Master SPV Ltd. (“YA”), entered into a two year Stand-By Equity Distribution Agreement which was amended on June 21, 2011 (the “SEDA”). Omagine issued 244,216 restricted shares of its Common Stock to YA in satisfaction of $300,000 of commitment fees due to YA pursuant to the SEDA. The SEDA was originally scheduled to expire on September 1, 2013 but, as of July 26, 2013, it was amended by the parties without any further commitment fee to extend it for one year. The SEDA now expires on September 1, 2014. Pursuant to the terms of the SEDA, Omagine may, in its sole discretion and upon giving written notice to YA (an “Advance Notice”), sell shares of its Common Stock (the “Shares”) to YA at a per Share “Purchase Price” equal to 95% of the lowest daily volume weighted average price for a share of Omagine’s Common Stock as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the SEDA) immediately following such Advance Notice (the “Pricing Period”). Omagine is not obligated to sell any Shares to YA but may, over the term of the SEDA and in its sole discretion, sell that number of Shares valued at the Purchase Price from time to time in effect that equals up to $10,000,000 in the aggregate. YA is obligated to purchase such Shares from Omagine subject to certain conditions including (i) Omagine filing a registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale by YA of the Shares sold to YA under the SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective, (iii) periodic sales of Shares to YA must be separated by a time period equal to five Trading Days, and (iv) the dollar value of any individual periodic sale of Shares designated by Omagine in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the “Daily Value Traded” for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of shares of the Common Stock for such Trading Day by the closing bid price for a share of Common Stock on such Trading Day. The Registration Statement filed by Omagine was declared effective by the SEC as of August 24, 2011 and its effective status expired on May 25, 2012. Omagine filed an amendment to the Registration Statement with the SEC to continue to make sales of Shares to YA available to it pursuant to the SEDA and on April 25, 2013 the SEC declared such Registration Statement effective. Omagine filed an amendment to the Registration Statement with the SEC on August 8, 2013 to reflect the one year extension of the SEDA and on August 15, 2013 the SEC declared such Registration Statement effective.

Omagine Project

Omagine LLC’s proposed Omagine Project is planned to be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman (the “Omagine Site”) just west of the capital city of Muscat and nearby Muscat International Airport. The Company is awaiting the signing of a Development Agreement between LLC and the Government of Oman for the Omagine Project.

The Omagine Project contemplates the integration of cultural, heritage, educational, entertainment and residential components, including a theme park and associated exhibition buildings, shopping and retail establishments, restaurants and several million square feet of residential development.

Omagine LLC Shareholder Agreement

Omagine, Inc. and JOL organized Omagine LLC in Oman with an initial cash capital of twenty thousand (20,000) Omani Rials (equivalent to approximately $52,000). Subsequently, Omagine, Inc., JOL and three new investors (the “New Investors”) entered into an agreement relating to Omagine LLC (the “Shareholder Agreement”). Pursuant to the Shareholder Agreement, Omagine, Inc. made an additional cash capital contribution of 70,000 Omani Rials (equivalent to approximately $182,000) into Omagine LLC and agreed to make a further additional cash capital contribution (the “OMAG Final Equity Investment”) to Omagine LLC after the execution of the Development Agreement and before the “Financing Agreement Date” (as that term is defined in the Shareholder Agreement) of 210,000 Omani Rials (equivalent to approximately $546,000). As of December 31, 2013 Omagine, Inc. has invested 90,000 Omani Rials (equivalent to approximately $234,000) into Omagine LLC and has made cash advances of 15,000 Omani Rials (equivalent to approximately $39,000) to Omagine LLC against the OMAG Final Equity Investment (See Note 11- Subsequent Events).

Further pursuant to the Shareholder Agreement, the New Investors, in exchange for a 40% share ownership of Omagine LLC, made initial cash capital contributions to Omagine LLC totaling 60,000 Omani Rials (equivalent to approximately $156,000) and agreed to make additional cash capital contributions to Omagine LLC at the Financing Agreement Date of 26,628,125 Omani Rials (equivalent to approximately $69,233,125). In addition one of the New Investors agreed to make a non-cash capital contribution to Omagine LLC. The amount of such “payment-in-kind” non-cash capital contribution is yet to be determined and will represent the value of the land constituting the Omagine Site which such investor previously owned and has made available to Omagine LLC for development of the Omagine Project.

NOTE 10 – RELATED PARTY TRANSACTIONS

At December 31, 2013 and 2012, accounts payable and accrued and other current liabilities include $7,499 and $2,000 respectively due to officers and directors of the Company.

F-38

NOTE 11 – SUBSEQUENT EVENTS

On January 10, 2014, the Company issued 34,374 restricted shares of Common Stock valued at $26,248 to a law firm for legal services rendered, which value was calculated using the Finnerty Method based on a $0.92 bid price of the Company’s Common Stock less a 17% restricted stock discount.

In January 2014, the Company issued and sold 72,876 shares of Common Stock to YA pursuant to the SEDA for proceeds of $60,000 (See Note 9 under “Equity Financing Agreement”).

On February 13, 2014, pursuant to a resolution of the Board of Directors, the Company committed to issue and contribute an aggregate of 75,315 restricted shares of Common Stock valued at $76,250 to all eligible employees of the Omagine Inc. 401(k) Plan (two of the three such eligible employees are directors of the Company and all three are officers of the Company). The $76,250 valuation is based on the $1.04 closing bid price of the Common Stock on the date of the contribution.

In February 2014, the Company issued and sold 100,198 shares of Common Stock to YA pursuant to the SEDA for proceeds of $175,000 (See Note 9 under “Equity Financing Agreement”).

On March 3, 2014 Omagine, Inc. advanced an additional 14,000 Omani Rials (equivalent to approximately $36,400) to Omagine LLC against the OMAG Final Equity Investment.

On March 6, 2014, the Board of Directors approved the adoption of the Omagine, Inc. 2014 Stock Option Plan (the “2014 Plan”) pursuant to which the Company will reserve 3,000,000 shares of its Common Stock for issuance under the 2014 Plan. The Company intends to seek its shareholders’ ratification of the adoption by the Company of the 2014 Plan.

On March 14, 2014, the Company issued and sold 70,000 restricted shares of Common Stock to an accredited investor for proceeds of $70,000.

On March 28, 2014, pursuant to a resolution of its Board of Directors the Company committed to issue 3,500 restricted shares of Common Stock valued at $6,101 to a consultant for services rendered, which value was calculated using the Finnerty Method based on the $2.10 bid price of the Company’s Common Stock on March 14, 2014 less a 17% restricted stock discount.

On March 28, 2014, the Company granted an aggregate total of 40,000 Stock Options pursuant to the 2014 Plan to four individuals, one of whom is an independent director of the Company and one of whom is an officer of the Company. 30,000 of such Stock Options vest immediately, 10,000 shall vest on March 28, 2015, and all such Stock Options are exercisable at $1.80 per share, and expire five years from the grant date. The $55,376 estimated fair value of the 40,000 Stock Options was calculated using the Black Scholes option pricing model and the following assumptions (i) $1.80 share price, (ii) a 5 term, (iii) 106 expected volatility, (iv) 1.75% (5 year term) risk free interest rate. Accordingly, $51,914 will be expensed in the year 2014 and $3,462 will be expensed in the year 2015.

On April 8, 2014, the Company issued and sold 13,597 shares of Common Stock to YA pursuant to the SEDA for proceeds of $25,000 (See Note 9 under “Equity Financing Agreement”).

On April 11, 2014, the Company issued and sold 150,000 restricted shares of Common Stock to an accredited investor for proceeds of $150,000. As of April 11, 2014, such accredited investor owns of record 1,195,300 Common Shares which is 7.7% of the Company’s 15,454,898 issued and outstanding Common Shares on such date. As of April 11, 2014, such accredited investor also owns 441,120 currently exercisable Warrants that expire on December 31, 2014 (220,560 Warrants exercisable at $5.00 per share and 220,560 Warrants exercisable at $10.00 per share) which gives him the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Rule”) of 441,120 Common Shares which are unissued shares underlying the 441,120 Warrants. The Rule specifies, among other things, that Common Shares underlying currently exercisable Warrants are deemed to be outstanding and beneficially owned by the person holding such Warrants for the purpose of computing the percentage of outstanding Common Shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of outstanding Common Shares owned by any other person. Therefore, as of April 11, 2014 as calculated pursuant to the Rule, such accredited investor is deemed to be the beneficial owner of 1,636,420 Common Shares which is 10.3% of the Company’s then deemed to be outstanding 15,896,018 Common Shares.

On April 11, 2014 Omagine, Inc. advanced an additional 12,000 Omani Rials (equivalent to approximately $31,200) to Omagine LLC and as of such date has made cash advances totaling 41,000 Omani Rials (equivalent to approximately $106,600) to Omagine LLC against the OMAG Final Equity Investment.

F-39

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. - Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense :	Amount

SEC Registration Fee	$1,101
Accounting fees and expenses	$500
Legal fees and expenses	$1,000	*
Miscellaneous	$250	*
Total	$2,851	*

*Estimated

Item 14. - Indemnification of Directors and Officers

Under our Certificate of Incorporation, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

• Any breach of their duty of loyalty to our Company or our stockholders.
• Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
• Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
• Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Certificate of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. - Recent Sales of Unregistered Securities

In connection with the Prior SEDAs and with the issuance by us of the Tempest Warrant and the Common Shares listed below, we relied upon the exemption from securities registration afforded by Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our Company or executive officers or directors of our Company and transfer was restricted by our Company in accordance with the requirements of the Securities Act. In addition to representations by the below-referenced persons, we made independent determinations that all of the below-referenced persons were accredited or sophisticated investors, that they were capable of analyzing the merits and risks of their investment and that they understood the speculative nature of their investment. Furthermore, all of the below-referenced persons were provided with access to our SEC filings. (See: Note 6 to Omagine’s unaudited financial statements for the quarterly period ended June 30, 2014 included in this Prospectus).

On January 8, 2014 pursuant to the SEDA, Omagine sold 29,687 Common Shares to YA for proceeds of $25,000.

II-1

On January 10, 2014, Omagine paid a law firm for legal services rendered by issuing such law firm 34,374 restricted Common Shares valued at $26,248, which value was $10,346 in excess of the $15,812 owed by Omagine to such law firm at that date.

On January 17, 2014 pursuant to the SEDA, Omagine sold 24,912 Common Shares to YA for proceeds of $20,000.

On January 24, 2014 pursuant to the SEDA, Omagine sold 31,705 Common Shares to YA for proceeds of $25,000.

On February 13, 2014, Omagine contributed an aggregate of 73,315 restricted Common Shares valued at $76,250 to all eligible employees of the Omagine Inc. 401(k) Plan.

On February 14, 2014 pursuant to the SEDA, Omagine sold 68,493 Common Shares to YA for proceeds of $150,000.

On March 14, 2014, Omagine sold 70,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $70,000.

On March 14, 2014, Omagine paid a finder’s fee to a non-U.S. person (a “non-U.S. Finder”) in connection with the aforementioned sale of 70,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 3,500 restricted Common Shares valued at $6,101.

On March 21, 2014 pursuant to the SEDA, Omagine sold 13,597 Common Shares to YA for proceeds of $25,000.

On April 11, 2014, Omagine sold 150,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $150,000. At June 30, 2014, such non-U.S. person owned 1,195,300 Common Shares or approximately 7.5% of the Common Shares then outstanding and 441,120 Strategic Warrants.

On April 11, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 150,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,500 restricted Common Shares valued at $10,147.

On April 22, 2014, Omagine issued 85,822 restricted Common Shares to an affiliate of YA in satisfaction of a $150,000 commitment fee due in connection with the 2014 SEDA.

On May 6, 2014 pursuant to the SEDA, Omagine sold 32,270 Common Shares to YA for proceeds of $50,000.

On June 24, 2014, Omagine sold 362,308 restricted Common Shares and issued 1,000,000 Tempest Warrants to a non-U.S. person who is an accredited investor for proceeds $422,100.

On June 24, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 362,308 restricted Common Shares and issuance of 1,000,000 Tempest Warrants. Such finder’s fee was satisfied by paying such non-U.S. Finder $20,000 in cash and issuing such non-U.S. Finder 15,000 restricted Common Shares valued at $19,920.

On August 15, 2014, pursuant to the exercise of 240,000 Tempest Warrants at $1.40 per share, Omagine sold 240,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds $336,000.

On October 2, 2014, pursuant to the exercise of 250,000 Tempest Warrants at $1.31 per share, Omagine sold 250,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds $327,500.

On January 15, 2013, Omagine contributed an aggregate of 55,253 restricted Common Shares valued at $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On February 14, 2013, Omagine sold 100,000 restricted Common Shares to an accredited investor for proceeds of $125,000.

On April 26, 2013 pursuant to the SEDA, Omagine sold 20,613 Common Shares to YA for proceeds of $25,000.

On May 14, 2013 pursuant to the SEDA, Omagine sold 23,436 Common Shares to YA for proceeds of $35,000.

On May 22, 2013 pursuant to the SEDA, Omagine sold 22,446 Common Shares to YA for proceeds of $35,000.

On May 27, 2013, Omagine sold 8,889 restricted Common Shares to an accredited investor for proceeds of $10,000.

On May 31, 2013, Omagine sold 25,000 restricted Common Shares to an accredited investor for proceeds of $25,000.

On June 3, 2013 pursuant to the SEDA, Omagine sold 35,026 Common Shares to YA for proceeds of $50,000.

II-2

On July 9, 2013, Omagine sold 10,000 restricted Common Shares to an accredited investor for proceeds of $10,000.

On July 17, 2013 pursuant to the SEDA, Omagine sold 22,762 Common Shares to YA for proceeds of $25,000.

On July 29, 2013, Omagine sold 27,273 restricted Common Shares to an accredited investor for proceeds of $30,000.

On August 30, 2013, Omagine paid a vendor for services rendered and to be rendered by issuing such vendor 30,000 restricted Common Shares valued at $29,520.

On September 5, 2013, Omagine paid a consultant for services rendered by issuing such consultant 5,000 restricted Common Shares valued at $5,330.

On September 11, 2013 pursuant to the SEDA, Omagine sold 9,686 Common Shares to YA for proceeds of $10,000.

On September 19, 2013, Omagine paid a vendor for services rendered by issuing such vendor 10,000 restricted Common Shares valued at $9,020. Pursuant to a settlement agreement dated September 2, 2014, such 10,000 shares were returned to the Company by such vendor and cancelled and returned to authorized but unissued status.

On October 15, 2013 pursuant to the SEDA, Omagine sold 10,371 Common Shares to YA for proceeds of $10,000.

On November 26, 2013 pursuant to the SEDA, Omagine sold 16,754 Common Shares to YA for proceeds of $15,000.

On December 18, 2013 pursuant to the SEDA, Omagine sold 18,277 Common Shares to YA for proceeds of $15,000.

On December 24, 2013, Omagine paid a consultant for services rendered by issuing such consultant 19,988 restricted Common Shares valued at $18,189.

In January 2012 pursuant to the SEDA, Omagine sold 25,063 Common Shares to YA for proceeds of $40,000

In January 2012, Omagine paid a consultant for services rendered by issuing such consultant 1,994 restricted Common Shares valued at $3,250.

In January 2012, Omagine paid a vendor for services rendered by issuing such vendor 15,000 restricted Common Shares valued at $15,000.

In February 2012 pursuant to the SEDA, Omagine sold 17,705 Common Shares to YA for proceeds of $25,000.

In March 2012 pursuant to the SEDA, Omagine sold 25,712 Common Shares to YA for proceeds of $25,000.

In May 2012, Omagine contributed an aggregate of 50,834 Common Shares valued at $76,250 to all eligible employees of the Omagine 401(k) Plan.

On December 12, 2012, Omagine paid a vendor for services rendered by issuing such vendor 107,500 restricted Common Shares valued at $163,078.

In January 2011, Omagine contributed an aggregate of 51,784 Common Shares valued at $72,500 to all eligible employees of the Omagine 401(k) Plan.

Between January 2011 and June 2011 pursuant to the 2009 SEDA, Omagine sold an aggregate of 193,442 Common Shares to YA for proceeds of $165,000

Between January and September 2011, Omagine sold an aggregate of 130,438 restricted Common Shares to seven accredited investors for aggregate proceeds of $265,000.

On March 4, 2011, Omagine paid a consultant for services rendered by issuing such consultant 15,000 restricted Common Shares valued at $6,750.

In May and June 2011, Omagine issued 244,216 restricted Common Shares to YA in satisfaction of a $300,000 commitment fee due in connection with the SEDA

Between August and December 2011 pursuant to the SEDA, Omagine sold an aggregate of 111,175 Common Shares to YA for proceeds of $230,000.

On August 29, 2011 pursuant to the exercise of Stock Options, Omagine sold an aggregate of 150,000 restricted Common Shares to two Company officers for aggregate proceeds of $187,500.

On December 8, 2011, Omagine paid six consultants for services rendered by issuing such consultants an aggregate of 215,000 restricted Common Shares valued at $299,710.

II-3

Item 16. - Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

(a) List of Exhibits

See the Exhibit List below

(b) Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

(a) Exhibit List

The following exhibits are included as part of this Form S-1. References to “Omagine” in this Exhibit List mean Omagine, Inc., a Delaware U.S. corporation.

II-4

Exhibit
Numbers	Description
3(i)	Restated Certificate of Incorporation of Omagine dated June 2, 2010 (7)
3(ii)	By-laws of Omagine (1)
4.1	The Subscription and Warrant Agent Agreement dated January 31, 2012 between Omagine and Continental Stock Transfer & Trust Company (11)
4.2	Specimen of $5 Warrant Certificate (11)
4.3	Specimen of $10 Warrant Certificate (11)
4.4	The Tempest Warrants (17)
5.1	Legal Opinion of Sichenzia Ross Friedman Ference LLP *
10.1	The December 9, 2007 CCIC and CCC Agreement (3)
10.2	The March 19, 2007 Hamdan Agreement (2)
10.3	The December 2011 amendment extending the March 19, 2007 Hamdan Agreement (12)
10.4	The December 2013 amendment extending the March 19, 2007 Hamdan Agreement (19)
10.5	The April 20, 2011 Shareholder Agreement (9)
10.6	The December 8, 2008 SEDA Agreement between Omagine and YA (4)
10.7	The May 4, 2011 SEDA Agreement between Omagine and YA (8)
10.8	The June 21, 2011 Amendment Agreement to the May 4, 2011 SEDA Agreement (10)
10.9	The May 22, 2012 Waiver Letter dated re: the May 4, 2011 SEDA Agreement (13)
10.10	The April 22, 2014 SEDA Agreement between Omagine and YA (18)
10.11	The July 16, 2014 Termination Agreement terminating the May 4, 2011 SEDA Agreement (17)
10.12	The 2013 YA Note Purchase Agreement and Amended Schedule III thereto (16)
10.13	The 2014 YA Note Purchase Agreement dated April 22, 2014 (18)
10.14	The April 22, 2014 Omagine $500,000 Promissory Note in favor of YA (18)
10.15	The April 22, 2014 Closing Statement signed by Omagine and YA (18)
10.16	Lease expiring December 31, 2015 between Omagine and the Empire State Building LLC (15)
10.17	Convertible Promissory Note No. 1 payable to Louis Lombardo (14)
10.18	Convertible Promissory Note No. 2 payable to Louis Lombardo (14)
10.19	The Amended Omagine Inc. 2003 Stock Option Plan (6)
10.20	The Omagine Inc. 2014 Stock Option Plan (19)
10.21	The Omagine Inc. 401(k) Adoption Agreement (5)
10.22	Convertible Promissory Note payable to Frank J. Drohan (14)
10.23	Convertible Promissory Note payable to Charles P. Kuczynski (14)
10.24	The Development Agreement dated October 2, 2014 (20)
10.25	Reference Copy of Exhibit 10.24 (21)
10.26	The October 10, 2014 SEDA Amendment (22)
14	The Code of Ethics (3)
21	Subsidiaries of the Registrant (14)
23.1	Consent of Michael T. Studer CPA, P.C. *
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24	Power of Attorney *
EX-101.INS	XBRL INSTANCE DOCUMENT*
EX-101.SCH	XBRL TAXONOMY EXTENSION SCHEMA DOCUMENT*
EX-101.CAL	XBRL TAXONOMY EXTENSION CALCULATION DOCUMENT*
EX-101.DEF	XBRL TAXONOMY EXTENSION DEFINITION DOCUMENT*
EX-101.LAB	XBRL TAXONOMY EXTENSION LABELS DOCUMENT*
EX-101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION DOCUMENT*

* Filed herewith

II-5

(1)	Previously filed with the SEC on November 18, 2005 as an exhibit to Omagine’s quarterly Report on Form 10-QSB for the period ended September 30, 2005 and incorporated herein by reference thereto.
(2)	Previously filed with the SEC on April 17, 2007 as an exhibit to the Company’s Report on Form 10-KSB for the fiscal year ended December 31, 2006 and incorporated herein by reference thereto.
(3)	Previously filed with the SEC on April 14, 2008 as an exhibit to Omagine’s Report on Form 10-KSB for the fiscal year ended December 31, 2007 and incorporated herein by reference thereto.
(4)	Previously filed with the SEC on December 31, 2008 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(5)	Previously filed with the SEC on February 25, 2009 as an exhibit to Omagine’s Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated herein by reference thereto.
(6)	Previously filed with the SEC on April 14, 2010 as an exhibit to Omagine’s Report on Form 10-K for the fiscal year ended December 31, 2009 and incorporated herein by reference thereto.
(7)	Previously filed with the SEC on July 20, 2010 as an exhibit to Omagine’s Report on Form 10-Q for the period ended June 30, 2010 and incorporated herein by reference thereto.
(8)	Previously filed with the SEC on May 5, 2011 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(9)	Previously filed with the SEC on November 8, 2011 as an exhibit to Omagine’s quarterly Report on Form 10-Q for the period ended September 30, 2011 and incorporated herein by reference thereto and a reference copy was filed as an exhibit to Omagine’s current Report on Form 8-K filed with the SEC on May 31, 2011.
(10)	Previously filed with the SEC on June 21, 2011 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(11)	Previously filed with the SEC on February 7, 2012 as an exhibit to Omagine’s registration statement on Form S-1/A (File No. 333-179040) and incorporated herein by reference thereto.
(12)	Previously filed with the SEC on January 17, 2012 as an exhibit to Omagine’s registration statement on Form S-1 (Commission File No. 333-179040) and incorporated herein by reference thereto.
(13)	Previously filed with the SEC on September 12, 2012 as an exhibit to Omagine’s Post-Effective Amendment No. 2 to its registration statement on Form S-1 (File No. 333-175168) and incorporated herein by reference thereto.
(14)	Previously filed with the SEC on January 22, 2013 as an exhibit to Omagine’s Amendment Number 2 on Form 10-K/A amending (a) Omagine’s Report on Form 10-K filed with the SEC on April 16, 2012 for the fiscal year ended December 31, 2011 (the “Original Filing”), and (b) Amendment No. 1 to the Original Filing filed on Form 10-K/A with the SEC on May 17, 2012, and incorporated herein by reference thereto.
(15)	Previously filed with the SEC on April 1, 2013 as an exhibit to Omagine’s Report on Form 10-K for the fiscal year ended December 31, 2012 and incorporated herein by reference thereto.
(16)	Previously filed the 2013 YA Note Purchase Agreement with the SEC on August 5, 2013 as an exhibit to the Company's quarterly Report on Form 10-Q for the period ended June 30, 2013 and it is incorporated herein by reference thereto; and previously filed the Amended Schedule III to the 2013 YA Note Purchase Agreement with the SEC on November 19, 2013 as an exhibit to the Company's quarterly Report on Form 10-Q for the period ended September 30, 2013 and it is incorporated herein by reference thereto.
(17)	Previously filed with the SEC on July 31, 2014 as an exhibit to Omagine’s quarterly Report on Form 10-Q for the period ended June 30, 2014 and incorporated herein by reference thereto.
(18)	Previously filed with the SEC on April 28, 2014 as an exhibit to the Company's current Report on Form 8-K and incorporated herein by reference thereto.
(19)	Previously filed with the SEC on April 15, 2014 as an exhibit to the Company’s Report on Form 10-K for the fiscal year ended December 31, 2013 and incorporated herein by reference thereto.
(20)	Previously filed with the SEC on October 2, 2014 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(21)	Previously filed with the SEC on October 2, 2014 as a reference copy exhibit to Omagine’s current Report on Form 8-K.
(22)	Previously filed with the SEC on October 10, 2014 as an exhibit to Omagine’s current Report on Form 8-K.

II-6

Item 17. - Undertakings

The undersigned Registrant hereby undertakes to:

1)	File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:
	i.	Include any Prospectus required by Section 10(a)(3) of the Securities Act;
	ii.	Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
	iii.	Include any additional or changed material information on the plan of distribution.
2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
4)	For purposes of determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.
5)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
	i.	Any preliminary Prospectus or Prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to the Rule 424;
	ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
	iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
	iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
6)	For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
8)	Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on October 15, 2014.

OMAGINE, INC.
A Delaware corporation

By:	/s/ Frank J. Drohan
Frank J. Drohan
Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank J. Drohan his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature		Date

/s/ Frank J. Drohan	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)	October 15, 2014
Frank J. Drohan

/s/ Charles P. Kuczynski	Vice-President, Secretary and Director	October 15, 2014
Charles P. Kuczynski

/s/ Louis J. Lombardo	Director	October 15, 2014
Louis J. Lombardo

/s/ William Hanley	Controller; Principal Accounting Officer	October 15, 2014
William Hanley

II-8